 AS FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1998


                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement              [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                    Commission Only (as permitted
[_]  Definitive Additional Materials                  by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           -------------------------

                            CAYENNE SOFTWARE, INC.
               (Name of Registrant as specified in its Charter)

                           -------------------------

Payment of filing fee (Check the appropriate box):
[_]  No fee required
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         Common Stock, par value $0.01 per share ("Cayenne Common Stock") Series D Convertible Preferred Stock, par value $1.00 per share ("Cayenne Preferred Stock")

     (2) Aggregate number of securities to which transaction applies:

         Cayenne Common Stock:  21,333,398
         Cayenne Preferred Stock:  170,000

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         The filing fee was determined based upon (a)(i) 21,333,398 issued and outstanding shares of Cayenne Common Stock as of August 27, 1998 and
         (ii) 170,000 issued and outstanding shares of Cayenne Preferred Stock as of August 27, 1998, and (b) the maximum potential merger consideration of (i) in the case of Cayenne Common Stock, a cash payment of $0.375 per share, and (ii) in the case of Cayenne Preferred Stock, a cash payment of $20.00 per share. The filing fee, calculated in accordance with Regulation 240.0-11 under the Securities Exchange Act of 1934, as amended, equals one-fiftieth of one percent of the maximum potential aggregate consideration to be paid in connection with the proposed merger.

     (4) Proposed maximum aggregate value of transaction:  $11,402,274

     (5) Total fee paid:  $2,281

[X]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement no.:
     (3) Filing Party:
     (4) Date Filed:

                             CAYENNE SOFTWARE, INC.
                                14 CROSBY DRIVE
                         BEDFORD, MASSACHUSETTS  01730

                                                         September 24, 1998

Dear Stockholders:

  You are invited to attend the Special Meeting of Stockholders of Cayenne Software, Inc., a Massachusetts corporation ("Cayenne"), to be held on Friday, October 23, 1998, at 9:00 a.m., local time, at the offices of Ropes & Gray, 36th Floor, One International Place, Boston, Massachusetts 02110 (including any postponement or adjournment thereof, the "Special Meeting").

  As you are aware, Cayenne has experienced declining revenues and substantial operating losses for several years. These and other factors, including limitations on Cayenne's ability to generate and/or borrow sufficient funds to satisfy short-term and longer-term cash requirements, have raised the possibility that Cayenne will not be able to continue as a going concern. After thoroughly considering various alternatives with a view to enhancing stockholder value to the extent possible in light of Cayenne's financial condition and serious liquidity concerns, the Board of Directors of Cayenne has determined that a sale of Cayenne to Sterling Software, Inc. ("Sterling Software") is the best alternative available to Cayenne and its stockholders.

  At the Special Meeting, you will be asked to vote on a proposal to approve an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Cayenne with and into a wholly owned subsidiary of Sterling Software (the "Merger"). In the Merger, Sterling Software will pay $20.00 for each outstanding share of Cayenne Series D Convertible Preferred Stock (which amount is not subject to reduction) and $0.375 for each outstanding share of Cayenne Common Stock (which amount is subject to reduction as described below). The payment to be received for each share of Cayenne Common Stock is subject to reduction in the event that Cayenne obtains any advances under a new $3,000,000 credit facility provided by Cayenne's bank based on credit enhancement provided by Sterling Software. Specifically, the amount of the cash payment for each share of Cayenne Common Stock would be reduced by an amount equal to the quotient obtained by dividing (i) the aggregate amount of such outstanding advances by (ii) 21,333,398 (i.e., the number of shares of Cayenne Common Stock that are presently outstanding). For example, if the aggregate amount of such outstanding advances were to be $1,000,000, $2,000,000 or $3,000,000, respectively, the amount of such cash payment would be reduced to $0.328, $0.281 or $0.234, respectively. The foregoing hypothetical examples are presented solely for illustrative purposes, and it is not possible to predict the amount of such outstanding advances (if any) that may exist at the effective time of the Merger. Consequently, there can be no assurance as to the actual amount of the cash payment that will be made on account of shares of Cayenne Common Stock in the Merger or that such amount will not be substantially less than $0.375 per share.

  AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF EACH CLASS OF CAYENNE'S CAPITAL STOCK. ALL HOLDERS OF CAYENNE PREFERRED STOCK HAVE AGREED TO VOTE THEIR SHARES IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT. IF THE MERGER AGREEMENT IS NOT APPROVED BY THE HOLDERS OF CAYENNE COMMON STOCK, STERLING SOFTWARE COULD TERMINATE THE MERGER AGREEMENT, IN WHICH EVENT (i) CAYENNE WOULD BE OBLIGATED TO PAY A TERMINATION FEE, (ii) ALL AMOUNTS OWED BY CAYENNE TO ITS BANK WOULD BECOME IMMEDIATELY DUE AND PAYABLE, AND (iii) THERE WOULD BE A SIGNIFICANT RISK THAT CAYENNE WOULD BE UNABLE TO CONTINUE AS A GOING CONCERN. BECAUSE THE ABILITY OF HOLDERS OF CAYENNE COMMON STOCK TO REALIZE ANY VALUE ON ACCOUNT OF THEIR SHARES IN SUCH CIRCUMSTANCES WOULD BE SUBJECT TO SUBSTANTIAL UNCERTAINTIES, YOUR VOTE IS EXTREMELY IMPORTANT.

  THE BOARD OF DIRECTORS OF CAYENNE UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF CAYENNE VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

  Please read carefully the accompanying Notice of Special Meeting of Stockholders and Proxy Statement for additional information regarding the proposal to approve the Merger Agreement. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                 Sincerely,


                                 John J. Alexander
                                 Chairman of the Board,
                                 President and Chief
                                 Executive Officer

                             CAYENNE SOFTWARE, INC.
                                14 CROSBY DRIVE
                         BEDFORD, MASSACHUSETTS  01730

                           -------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON OCTOBER 23, 1998

                           -------------------------

To the Stockholders:

  Notice is hereby given that a Special Meeting of Stockholders of Cayenne Software, Inc., a Massachusetts corporation ("Cayenne"), will be held on Friday, October 23, 1998, at 9:00 a.m., local time, at the offices of Ropes & Gray, 36th Floor, One International Place, Boston, Massachusetts 02110 (including any postponement or adjournment thereof, the "Special Meeting"). The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 27, 1998 (the "Merger Agreement"), among Sterling Software, Inc., a Delaware corporation ("Sterling Software"), Sterling Software (Southern), Inc., a Georgia corporation and a wholly owned subsidiary of Sterling Software ("Merger Sub") and Cayenne. The Merger Agreement provides for the merger of Cayenne with and into Merger Sub (the "Merger"), with Merger Sub continuing as the surviving corporation and remaining a wholly owned subsidiary of Sterling Software. Assuming the Merger Agreement has been approved by the affirmative vote of the holders of the requisite number of shares of capital stock of Cayenne, the Merger is expected to be consummated shortly after the Special Meeting.

  The Board of Directors of Cayenne has fixed September 16, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Only holders of record of (i) Series D Convertible Preferred Stock, par value $1.00 per share, of Cayenne and (ii) Common Stock, par value $.01 per share, of Cayenne at the close of business on that date will be entitled to notice of and to vote at the Special Meeting.

  The accompanying Proxy Statement, which constitutes an integral part of this Notice of Special Meeting of Stockholders and describes the Merger Agreement, the Merger and appraisal rights available to stockholders in connection with the Merger, should be read carefully and in its entirety. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted at the Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval of the Merger Agreement.

                                   By Order Of The Board of Directors,



                                   John J. Alexander
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer

Bedford, Massachusetts
September 24, 1998


  PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. ASSUMING THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR CERTIFICATES.

                                PROXY STATEMENT
                                      OF
                            CAYENNE SOFTWARE, INC.

                             -------------------

  This Proxy Statement is furnished to holders of shares of (i) Series D Convertible Preferred Stock, par value $1.00 per share ("Cayenne Preferred Stock"), of Cayenne Software, Inc., a Massachusetts corporation ("Cayenne"), and
(ii) Common Stock, par value $.01 per share, of Cayenne ("Cayenne Common Stock" and, together with Cayenne Preferred Stock, "Cayenne Capital Stock") in connection with the solicitation by and on behalf of the Board of Directors of Cayenne (the "Cayenne Board") of proxies for use at a Special Meeting of Stockholders of Cayenne to be held on Friday, October 23, 1998, at 9:00 a.m., local time, at the offices of Ropes & Gray, 36th Floor, One International Place, Boston, Massachusetts 02110 (including any postponement or adjournment thereof, the "Special Meeting"). This Proxy Statement, the Notice of Special Meeting of Stockholders and the accompanying proxy card are first being sent to stockholders of Cayenne on or about September 24, 1998.

  At the Special Meeting, holders of record of shares of Cayenne Capital Stock at the close of business on September 16, 1998 (the "Record Date") will consider and vote upon the approval of the Agreement and Plan of Merger, dated as of August 27, 1998 (the "Merger Agreement"), among Sterling Software, Inc., a Delaware corporation ("Sterling Software"), Sterling Software (Southern), Inc., a Georgia corporation and a wholly owned subsidiary of Sterling Software ("Merger Sub"), and Cayenne, pursuant to which Cayenne will be merged with and into Merger Sub (the "Merger"), with Merger Sub continuing as the surviving corporation and remaining a wholly owned subsidiary of Sterling Software.

  Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), (i) each then-outstanding share of Cayenne Preferred Stock will be converted into the right to receive a cash payment of $20.00 (which amount is not subject to reduction) and (ii) each then-outstanding share of Cayenne Common Stock will be converted into the right to receive a cash payment of $0.375 (which amount is subject to reduction as described in the next sentence). If, at the Effective Time, there are outstanding any advances to Cayenne under a new $3,000,000 credit facility provided by Cayenne's bank based on credit enhancement provided by Sterling Software, the amount of the cash payment that will be made on account of each share of Cayenne Common Stock that is converted in the Merger will be reduced by an amount equal to the quotient obtained by dividing (i) the aggregate amount of such outstanding advances by
(ii) 21,333,398 (i.e., the number of shares of Cayenne Common Stock that are presently outstanding). For example, if the aggregate amount of such outstanding advances were to be $1,000,000, $2,000,000 or $3,000,000, respectively, the amount of such cash payment would be reduced to $0.328, $0.281 or $0.234, respectively. The foregoing hypothetical examples are presented solely for illustrative purposes, and it is not possible to predict the amount of such outstanding advances (if any) that may exist at the Effective Time. Moreover, Cayenne is not permitted to repay any such advances prior to the Effective Time and, although Sterling Software has no obligation to allow more than $3,000,000 of such advances to be made, it may, in its sole and absolute discretion, allow an unlimited amount of such advances to be made (although the new credit facility, as presently in effect, provides for an aggregate maximum of $3,000,000 of such advances). Any advances in excess of $3,000,000 (which are not presently anticipated) would further reduce, and potentially could eliminate, the amount of cash payable to holders of Cayenne Common Stock.

  Assuming that the Merger Agreement is approved by the requisite vote of Cayenne's stockholders at the Special Meeting on October 23, 1998, Cayenne believes as of the date of this Proxy Statement that it is not likely to require any significant advances under the new credit facility. HOWEVER, THERE CAN BE NO ASSURANCE WITH RESPECT THERETO AND, CONSEQUENTLY, THERE CAN BE NO ASSURANCE AS TO THE ACTUAL AMOUNT OF THE CASH PAYMENT THAT WILL BE MADE ON ACCOUNT OF THE SHARES OF CAYENNE COMMON STOCK THAT ARE CONVERTED IN THE MERGER OR THAT SUCH AMOUNT WILL NOT BE SUBSTANTIALLY LESS THAN $0.375 PER SHARE. See "Background of the Merger; Forbearance Agreement" at page 3 for a discussion of certain factors that could affect Cayenne's need for advances under the new credit facility.


  The Cayenne Board believes that the Merger is in the best interests of Cayenne and its stockholders and unanimously recommends that stockholders of Cayenne vote "FOR" approval of the Merger Agreement. Cayenne's financial advisor, Adams, Harkness & Hill, has delivered to the Cayenne Board a written opinion to the effect that the consideration to be received by holders of shares of Cayenne Capital Stock was, as of the date of such opinion, fair to such holders from a financial point of view. Such opinion is subject to various matters set forth therein, including an assumption that the amount of the cash payment that will be made on account of the shares of Cayenne Common Stock that are converted in the Merger will be at least equal to $0.234.

  This Proxy Statement incorporates by reference certain reports and statements filed by Cayenne with the Securities and Exchange Commission (the "Commission") prior to the date hereof. This Proxy Statement should be read in conjunction with such reports and statements, copies of certain of which (excluding the exhibits thereto) are enclosed herewith.

                             -------------------

            The date of this Proxy Statement is September 24, 1998.

  NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CAYENNE, STERLING SOFTWARE OR ANY OTHER PERSON. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CAYENNE SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

  Cayenne is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a Website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Copies of such reports, proxy statements and other information also can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Cayenne Common Stock is traded on The Nasdaq National Market of The Nasdaq Stock Market (the "Nasdaq National Market") under the symbol CAYN. Reports and other information relating to Cayenne may also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  This Proxy Statement incorporates by reference the following documents which have been filed by Cayenne with the Commission: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998; (iii) Proxy Statement on Schedule 14A for the Special Meeting in Lieu of Annual Meeting of Stockholders held on June 18, 1998; and (iv) Current Report on Form 8-K dated August 28, 1998, as amended on September 4, 1998. These documents (excluding the exhibits thereto) are available, without charge, to any person to whom this Proxy Statement is delivered, on written or oral request, to: Cayenne Software, Inc., 14 Crosby Drive, Bedford, Massachusetts 01730, Attention: Investor Relations, telephone: (781) 280-0505; fax: (781) 280-6003.

  Copies of Cayenne's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q (collectively, the "Cayenne Reports") (excluding the exhibits thereto) are enclosed herewith.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein is deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

AVAILABLE INFORMATION......................................................   ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   ii

SUMMARY....................................................................   1
   The Parties.............................................................   1
   The Special Meeting.....................................................   1
   Background of the Merger; Forbearance Agreement.........................   2
   Recommendation of the Cayenne Board.....................................   4
   Opinion of Cayenne's Financial Advisor..................................   4
   The Merger..............................................................   4
   The Stock Option Agreement..............................................   7
   The Stockholder Agreement...............................................   7
   Certain Effects of the Stock Option Agreement and the Stockholder
    Agreement..............................................................   7
   Market Price Information................................................   8

THE SPECIAL MEETING........................................................   9
   General.................................................................   9
   Voting at the Special Meeting...........................................   9
   Proxies; Revocation.....................................................  10

THE MERGER.................................................................  10
   Background of the Merger................................................  10
   Cayenne's Reasons for the Merger........................................  13
   Opinion of Cayenne's Financial Advisor..................................  16
   Sterling Software's Reasons for the Merger..............................  19
   Certain Information Provided by Cayenne.................................  20
   The Merger Agreement....................................................  21
   Accounting Treatment....................................................  29
   Certain Federal Income Tax Consequences.................................  29
   Regulatory Matters......................................................  30
   Interests of Certain Persons in the Merger..............................  30
   Appraisal Rights........................................................  32

THE FORBEARANCE AGREEMENT..................................................  34
   General.................................................................  34
   Forbearance, Amended Revolving Loan Facility and Overadvance Facility...  34
   Termination.............................................................  35
   Events of Default.......................................................  35
   Sterling Software Guaranty..............................................  35

THE STOCK OPTION AGREEMENT.................................................  36
   General.................................................................  36
   Exercise of the Option..................................................  36
   Adjustments to Number and Type of Shares................................  37
   Registration Rights and Listing.........................................  37
   Effect of Stock Option Agreement........................................  37

THE STOCKHOLDER AGREEMENT..................................................  37
   General.................................................................  37
   Voting Agreements.......................................................  38
   Options.................................................................  38

                                                                            Page
                                                                            ----
   Restrictions on Transfer; Conversion....................................  39

BUSINESSES OF STERLING SOFTWARE AND CAYENNE................................  39
   Sterling Software.......................................................  39
   Cayenne.................................................................  39

BENEFICIAL OWNERSHIP OF CAYENNE CAPITAL STOCK..............................  39

INDEPENDENT AUDITORS.......................................................  40

STOCKHOLDER PROPOSALS......................................................  40

APPENDIX A -- Agreement and Plan of Merger................................. A-1
APPENDIX B -- Opinion of Adams, Harkness & Hill, Inc....................... B-1
APPENDIX C -- Massachusetts Business Corporation Law, Sections 85-98....... C-1

                                    SUMMARY

  The following is a summary of certain information contained in this Proxy Statement. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement, the attached Appendices and the accompanying Cayenne Reports, all of which should be reviewed carefully. As required by the context, references in this Proxy Statement to "Sterling Software," "Cayenne" or the "Surviving Company" should be construed as references to Sterling Software, Cayenne or the Surviving Company, as the case may be, together with their respective predecessors and subsidiaries.

THE PARTIES

  Sterling Software. Sterling Software was founded in 1981 and became a publicly owned corporation in 1983. Sterling Software is a recognized worldwide supplier of software products and services within three major markets: applications management, systems management and federal systems. The mailing address of Sterling Software's principal executive offices is 300 Crescent Court, Suite 1200, Dallas, Texas 75201, and its telephone number is (214) 981-1000. See "Businesses of Sterling Software and Cayenne -- Sterling Software."

  Cayenne. Cayenne was organized as a Massachusetts corporation in 1983. Cayenne develops, markets and supports a suite of workgroup-to-enterprise analysis and design solutions for software developers. The mailing address of Cayenne's principal executive offices is 14 Crosby Drive, Bedford, Massachusetts 01730, and its telephone number is (781) 280-0505. See "Businesses of Sterling Software and Cayenne -- Cayenne."

THE SPECIAL MEETING

  Time, Date and Place. The Special Meeting will be held on Friday, October 23, 1998, at 9:00 a.m., local time, at the offices of Ropes & Gray, 36th Floor, One International Place, Boston, Massachusetts 02110. See "The Special Meeting."

  Purpose. The purpose of the Special Meeting is for holders of shares of Cayenne Capital Stock to consider and vote upon the approval of the Merger Agreement, a copy of which is attached hereto as Appendix A. See "The Special Meeting."

  Shares Entitled to Vote. At the close of business on the Record Date, the outstanding Cayenne Capital Stock consisted of (i) 21,333,398 shares of Cayenne Common Stock, held of record by 491 holders, and (ii) 170,000 shares of Cayenne Preferred Stock, held of record by five holders. Each share of Cayenne Common Stock is entitled to one vote at the Special Meeting, and each share of Cayenne Preferred Stock is entitled to approximately 116 votes (i.e., a number of votes equal to the number of shares of Cayenne Common Stock into which one share of Cayenne Preferred Stock was convertible at the Record Date) at the Special Meeting. See "The Special Meeting -- Voting at the Special Meeting."

  Required Votes. Under the applicable provisions of the Massachusetts Business Corporation Law (the "MBCL") and Cayenne's Articles of Organization, the affirmative vote of the holders of two-thirds of the combined voting power of the outstanding shares of Cayenne Capital Stock entitled to vote at the Special Meeting, voting together as a single class, the affirmative vote of the holders of two-thirds of the outstanding shares of Cayenne Preferred Stock entitled to vote at the Special Meeting, voting separately by class, and the affirmative vote of the holders of two-thirds of the outstanding shares of Cayenne Common Stock entitled to vote at the Special Meeting, voting separately by class, are required for the approval of the Merger Agreement. At the close of business on the Record Date, Integral Capital Partners III, L.P., Integral Capital Partners International III, L.P., Winston Partners L.P., Winston Partners II LLC and Winston Partners II LDC (collectively, the "Preferred Stockholders") owned all of the outstanding shares of Cayenne Preferred Stock and 50,000 shares of Cayenne Common Stock, representing approximately 48.1% of the combined voting power of the then-outstanding shares of Cayenne Capital Stock. Each of the Preferred Stockholders has agreed to vote its shares of Cayenne Capital Stock for the approval of the Merger Agreement. See "The Stockholder Agreement." At the close of business on the Record Date, directors and executive officers of Cayenne and their affiliates owned, in the aggregate, 244,928 outstanding shares of Cayenne Common Stock, representing approximately 1.1% of the voting power of the outstanding shares of Cayenne Common Stock and approximately 0.6% of the combined voting power of the outstanding shares of Cayenne Capital Stock. Cayenne presently anticipates that each of its directors and executive officers will vote in favor of approval of the Merger Agreement.

  Revocation of Proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted at the Special Meeting. A proxy may be revoked by filing with the Clerk of Cayenne prior to the voting of the proxy either a written instrument revoking the proxy or an executed proxy bearing a later date, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not, in itself, constitute the revocation of a proxy. See "The Special Meeting -- Proxies; Revocation."

BACKGROUND OF THE MERGER; FORBEARANCE AGREEMENT

  Cayenne has experienced declining revenues and substantial operating losses for several years, which have adversely affected its liquidity and capital resources to a substantial degree. Various factors, including limitations on Cayenne's ability to generate and/or borrow sufficient funds to satisfy short-term and longer-term cash requirements, have raised the possibility that Cayenne will not be able to continue as a going concern. In May 1998, Cayenne retained the firm of Adams, Harkness & Hill ("AH&H") to assist it in evaluating potential strategic alternatives, including the sale of Cayenne, the sale of a portion of Cayenne's assets and the financial restructuring of Cayenne. The primary objective of the Cayenne Board in evaluating potential strategic transactions was to attempt to enhance stockholder value to the extent possible in light of Cayenne's financial condition and serious liquidity concerns.

  After thoroughly considering various alternatives, the Cayenne Board determined that a sale of Cayenne was the best available alternative. Following this determination, AH&H contacted a number of companies that they and Cayenne believed would be interested in such a transaction, certain of which companies subsequently submitted proposals or other indications of interest relating to the possible acquisition of Cayenne. Following consideration of all of such proposals and indications of interest, the Cayenne Board ultimately determined that the proposal submitted by Sterling Software was the most attractive. Among the advantages of Sterling Software's proposal considered by the Cayenne Board was Sterling Software's ability to consummate an acquisition transaction more quickly and with a higher degree of certainty than the other interested parties. In addition, in light of the circumstances described in the following paragraph, the Cayenne Board attached substantial importance to Sterling Software's willingness and ability to participate in an arrangement pursuant to which Cayenne's bank would, on the basis of credit enhancement provided by Sterling Software, temporarily forbear from exercising any rights or remedies against Cayenne and make additional advances to Cayenne to fund its near-term working capital requirements.

  As of August 26, 1998 (i.e., the business day immediately preceding the date of the Merger Agreement), Cayenne was in default under its senior secured revolving credit facility (as amended, the "SVB Credit Facility") with Silicon Valley Bank ("SVB") by reason of (i) Cayenne's net worth (as of July 31, 1998) of $3,110,000 being less than the $5,500,000 minimum net worth required thereby and (ii) outstanding borrowings thereunder of $1,994,000 being in excess of the $1,735,000 projected August borrowing base limitation then in effect. As a result of such defaults, SVB was unwilling to advance additional funds to Cayenne. Moreover, prior to the execution and delivery of the Forbearance Agreement (as hereinafter defined), SVB had the right, exercisable at any time, to declare all amounts outstanding under the SVB Credit Facility to be immediately due and payable and to foreclose upon its liens on and security interests in substantially all of Cayenne's assets. (As of July 31, 1998, the net book value of Cayenne's assets was $3,110,000, consisting of $20,453,000 of assets encumbered by $17,343,000 in liabilities. Due to numerous uncertainties that would be inherent in any foreclosure upon its assets, Cayenne is unable to predict the amount that might be realized upon such a foreclosure. However, Cayenne believes that it is unlikely that any amount would remain available for distribution to holders of Cayenne Common Stock in any subsequent liquidation of Cayenne and that holders of Cayenne Preferred Stock would likely receive substantially less than their full liquidation preference.)

  In connection with the execution and delivery of the Merger Agreement, SVB, Cayenne and certain subsidiaries of Cayenne entered into a Forbearance Agreement, dated as of August 27, 1998 (the "Forbearance Agreement"), pursuant to which, on the basis of credit enhancement provided by Sterling Software, SVB agreed, subject to specified conditions, to (i) forbear from exercising its rights and remedies in respect of defaults under the SVB Credit Facility and
(ii) make advances to Cayenne under a new $3,000,000 subfacility (the "Overadvance Facility") added to the SVB Credit Facility pursuant to the Forbearance Agreement to provide funding for Cayenne's near-term working capital requirements. Sterling Software has guaranteed Cayenne's obligations under the Overadvance Facility and under certain circumstances may succeed to all or a portion of SVB's rights under the SVB Credit Facility. Pursuant to the Merger Agreement, Cayenne has agreed not to effect advances under the Overadvance Facility without Sterling Software's prior consent and without first utilizing its other available sources of working capital, and Sterling Software has agreed, subject to specified conditions, to consent to advances under the Overadvance Facility to fund Cayenne's near-term working capital requirements. See "The Merger -- Background of the Merger," "The Merger -- The Merger Agreement -- Interim Credit Arrangements" and "The Forbearance Agreement." If, at the Effective Time, there are outstanding any advances under the Overadvance Facility, the amount of the cash payment that will be made on account of each share of Cayenne Common Stock that is converted in the Merger will be reduced by an amount equal to the quotient obtained by dividing (i) the aggregate amount of such outstanding advances by (ii) 21,333,398 (i.e., the number of shares of Cayenne Common Stock that are presently outstanding). See "-- The Merger -- Conversion of Cayenne Shares" below.

  Cayenne's principal sources of working capital are cash on hand, cash generated by operations and certain available credit facilities. Cayenne's principal credit facilities, in addition to the Overadvance Facility, consist of
(i) a revolving credit facility included in the SVB Credit Facility under which Cayenne is permitted to have aggregate outstanding borrowings that do not exceed the lesser of $2,000,000 and Cayenne's then-current borrowing base (which at September 15, 1998 was approximately $1,209,000) and (ii) a $1,000,000 line of credit provided by a commercial bank to one of Cayenne's foreign subsidiaries. Cayenne's working capital requirements, and the amounts available from Cayenne's various sources of working capital, fluctuate on a continual basis as Cayenne generates and collects receivables and makes expenditures for various purposes.


  As of the date of this Proxy Statement, Cayenne had not obtained any advances under the Overadvance Facility. Assuming the Merger Agreement is approved by the requisite vote of Cayenne's stockholders at the Special Meeting on October 23, 1998, Cayenne believes as of the date of this Proxy Statement that it is not likely to require any significant advances under the Overadvance Facility. However, there can be no assurance with respect thereto. Factors that could cause Cayenne's belief to be mistaken include, among others, (i) any failure of Cayenne to generate and collect receivables, or to obtain borrowings from sources other than the Overadvance Facility, in the respective amounts and within the respective timeframes assumed by Cayenne as of the date of this Proxy Statement and (ii) any increase in the amount of expenditures that Cayenne is required to make in the ordinary course of business or otherwise or any acceleration of the time at which such expenditures are required to be made (in each case as compared to Cayenne's assumptions relating thereto as of the date of this Proxy Statement). Many of such factors, including Cayenne's ability to generate receivables and the willingness of third parties to extend credit and forbear from exercising remedies to force repayment, are beyond Cayenne's control and have been adversely affected by Cayenne's financial condition and liquidity concerns. Moreover, any failure to consummate the Merger on or about October 23, 1998 (whether due to the need to adjourn the Special Meeting in order to solicit additional proxies or otherwise) will make it more likely that Cayenne will require advances under the Overadvance Facility. To the extent, if any, that Cayenne requires any advances under the Overadvance Facility, the amount of the cash payment that will be made on account of shares of Cayenne Common Stock that are converted in the Merger will be less than $0.375. See "--The Merger-- Conversion of Cayenne Shares" below.

RECOMMENDATION OF THE CAYENNE BOARD

  At a meeting held on August 26, 1998, the Cayenne Board unanimously approved the Merger Agreement. The Cayenne Board believes that the Merger is in the best interests of Cayenne and its stockholders and unanimously recommends that Cayenne stockholders vote FOR approval of the Merger Agreement.

OPINION OF CAYENNE'S FINANCIAL ADVISOR

  AH&H was retained by the Cayenne Board to act as its exclusive financial advisor with respect to an evaluation of potential strategic alternatives. AH&H has delivered to the Cayenne Board a written opinion, dated August 26, 1998, to the effect that, as of such date and based upon and subject to the matters set forth therein, the consideration to be received by holders of shares of Cayenne Capital Stock in the Merger was fair to such holders from a financial point of view. The full text of the opinion of AH&H is attached as Appendix B to this Proxy Statement. See "The Merger -- Opinion of Cayenne's Financial Advisor."

THE MERGER

  General. On the terms and subject to the conditions set forth in the Merger Agreement, Cayenne will be merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation in the Merger (as such, the "Surviving Company"). At the Effective Time, each then-outstanding share of common stock of Merger Sub will remain outstanding and Merger Sub will remain a wholly-owned subsidiary of Sterling Software.

  Conversion of Cayenne Shares. At the Effective Time, (i) each then-outstanding share of Cayenne Preferred Stock will be converted into the right to receive a cash payment of $20.00 (which amount is not subject to reduction),
(ii) each then-outstanding share of Cayenne Common Stock will be converted into the right to receive a cash payment of $0.375 (which amount is subject to reduction as described in the next paragraph), and (iii) each then-outstanding share of Cayenne Capital Stock owned by Cayenne or any subsidiary of Cayenne or by Sterling Software, Merger Sub or any other subsidiary of Sterling Software, will be canceled.

  The Merger Agreement provides that if there are outstanding at the Effective Time any advances made to Cayenne under the Overadvance Facility, the amount of the cash payment to be made on account of each share of Cayenne Common Stock converted in the Merger will be reduced by an amount (rounded to the nearest one-tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate amount of such outstanding advances by (ii) 21,333,398 (i.e., the number of shares of Cayenne Common Stock that are presently outstanding). For example, if the aggregate amount of such outstanding advances were to be $1,000,000, $2,000,000 or $3,000,000, respectively, the amount of such cash payment would be reduced to $0.328, $0.281 or $0.234, respectively. The foregoing hypothetical examples are presented solely for illustrative purposes, and it is not possible to predict the amount of such outstanding advances (if any) that may exist at the Effective Time. Moreover, Cayenne is not permitted to repay any such advances prior to the Effective Time and, although Sterling Software has no obligation to allow more than $3,000,000 of such advances to be made, it may, in its sole and absolute discretion, allow an unlimited amount of such advances to be made (although the Forbearance Agreement, as presently in effect, provides for an aggregate maximum of $3,000,000 of such advances). Any advances in excess of $3,000,000 (which are not presently anticipated) would further reduce, and potentially could eliminate, the amount of cash payable to holders of Cayenne Common Stock. Assuming that the Merger Agreement is approved by the requisite vote of Cayenne's stockholders at the Special Meeting on October 23, 1998, Cayenne believes as of the date of this Proxy Statement that it is not likely to require any significant advances under the Overadvance Facility. HOWEVER, THERE CAN BE NO

ASSURANCE WITH RESPECT THERETO AND, CONSEQUENTLY, THERE CAN BE NO ASSURANCE AS TO THE ACTUAL AMOUNT OF THE CASH PAYMENT THAT WILL BE MADE ON ACCOUNT OF THE SHARES OF CAYENNE COMMON STOCK THAT ARE CONVERTED IN THE MERGER OR THAT SUCH AMOUNT WILL NOT BE SUBSTANTIALLY LESS THAN $0.375 PER SHARE. See "The Merger -- The Merger Agreement -- Consideration to be Paid in the Merger" and "The
Merger -- The Merger Agreement -- Interim Credit Arrangements."

  Treatment of Cayenne Stock Options. At the Effective Time, each then-outstanding option to purchase shares of Cayenne Common Stock (a "Cayenne Option") under any of Cayenne's existing stock option plans (collectively, the "Cayenne Stock Option Plans") will be assumed by Sterling Software and will constitute an option (a "Substitute Option") to purchase a number of shares of common stock, par value $0.10 per share ("Sterling Software Common Stock"), of Sterling Software, rounded down to the nearest whole share (with the portion, if any, of a Cayenne Option that would otherwise have resulted in a Substitute Option being exercisable to purchase a fractional share of Sterling Software Common Stock being extinguished as a result of such rounding), determined by multiplying (i) the number of shares of Cayenne Common Stock subject to such Cayenne Option immediately prior to the Effective Time by the Option Conversion Factor, at an exercise price per share of Sterling Software Common Stock (increased to the nearest one-tenth of a cent) equal to (i) the exercise price per share of Cayenne Common Stock subject to such Cayenne Option divided by (ii) the Option Conversion Factor. The "Option Conversion Factor" will be equal to the quotient obtained by dividing (i) the amount of the cash payment made on account of each share of Cayenne Common Stock converted in the Merger by (ii) $21.50 (i.e., the closing price per share of Sterling Software Common Stock on August 26, 1998). See "The Merger -- The Merger Agreement -- Treatment of Cayenne Stock Options."

  Treatment of Cayenne Warrants. At the Effective Time, each then-outstanding warrant to purchase shares of Cayenne Common Stock (a "Cayenne Warrant"), all of which have exercise prices that are substantially in excess of the current market value of the shares of Cayenne Common Stock purchasable upon the exercise thereof, will be canceled and retired and will cease to exist, and no cash or other consideration will be delivered or deliverable in exchange therefor. See "The Merger -- The Merger Agreement -- Treatment of Cayenne Warrants."

  Effective Time of the Merger. As soon as practicable, but in no event later than the second business day following the date on which the last of the conditions set forth in the Merger Agreement (other than those that by their nature are to be satisfied at the Closing (as hereinafter defined)) is satisfied or waived (the date on which the Closing occurs being referred to herein as the "Closing Date"), Sterling Software, Merger Sub and Cayenne will cause articles of merger (the "Massachusetts Articles of Merger") to be filed with the Secretary of State of The Commonwealth of Massachusetts as provided in the MBCL, and a certificate of merger (the "Georgia Certificate of Merger") to be filed with the Secretary of State of the State of Georgia as provided in the Georgia Business Corporation Code (the "GBCC"). The Merger will become effective upon the later of the filing of the Massachusetts Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts and the filing of the Georgia Certificate of Merger with the Secretary of State of the State of Georgia.

  Conditions to the Merger. The obligation of each party to effect the Merger is conditioned upon, among other things, (i) the approval of the Merger Agreement by Cayenne's stockholders and (ii) the absence of any order or injunction that prohibits the consummation of the Merger. In addition, the obligation of each of Sterling Software and Merger Sub to effect the Merger is conditioned upon, among other things, (i) the absence of any Material Adverse Change (as defined in the Merger Agreement), (ii) the absence of any exercise by SVB of any rights or remedies or any similar actions taken by SVB under or in respect of the SVB Credit Facility, (iii) the funding by SVB of all advances requested by Cayenne and consented to by Sterling Software under the Overadvance Facility, and (iv) the absence of any material litigation against Cayenne. See "The Merger -- The Merger Agreement -- Conditions to the Merger."

  Termination. The Merger Agreement may be terminated under certain circumstances, including by mutual written consent of Sterling Software and Cayenne and by either Sterling Software or Cayenne (i) if the Effective Time has not occurred on or before December 31, 1998 (otherwise than as a result of material breach of the Merger Agreement by the party seeking to effect such termination), (ii) if an order, decree or ruling has been issued or other action taken by a court of competent jurisdiction which permanently restrains, enjoins or otherwise prohibits the Merger, (iii) if the Special Meeting has been held and the Merger Agreement has not been approved by the affirmative vote of holders of the requisite number of shares of Cayenne Capital Stock, or (iv) if the other party commits certain breaches of its representations, warranties or covenants contained in the Merger Agreement. The Merger Agreement also may be terminated by Sterling Software if the Stockholders Meeting shall not have been held by October 31, 1998 as a result of a breach by Cayenne of its obligations under the Merger Agreement or if the Cayenne Board has (i) withdrawn or modified, in a manner adverse to Sterling Software, its approval of the Merger Agreement or the transactions contemplated thereby or its recommendation that the stockholders of Cayenne approve the Merger Agreement, (ii) approved, endorsed or recommended to its stockholders an alternative transaction, or (iii) resolved to do any of the foregoing. If the Merger Agreement is terminated (i) under the circumstances described in the immediately preceding sentence or (ii) because the Special Meeting has been held and the Merger Agreement has not been approved by an affirmative vote of the holders of the requisite number of shares of Cayenne Capital Stock, Cayenne will be required to pay to Sterling Software a fee in the amount of $570,000. See "The Merger -- The Merger Agreement -- Termination; Effects of Termination." In addition, the occurrence of any of the circumstances under which a termination of the Merger Agreement would obligate Cayenne to pay a termination fee (regardless of whether the Merger Agreement shall actually have been terminated) would permit Sterling Software to exercise a stock option granted by Cayenne to Sterling Software in connection with the execution and delivery of the Merger Agreement. See "-- Certain Effects of the Stock Option Agreement and the Stockholder Agreement" below.

  Governmental and Regulatory Matters. In connection with the transactions contemplated by the Merger Agreement, Sterling Software and Cayenne made filings or applications with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Sterling Software and Cayenne were subsequently notified that the applicable waiting period under the HSR Act was terminated on September 14, 1998. See "The Merger -- The Merger Agreement -- Conditions to the Merger" and "-- Regulatory Matters."

  Appraisal Rights. Under the MBCL, appraisal rights will be available to holders of Cayenne Capital Stock in connection with the Merger. Any holder of Cayenne Capital Stock desiring to exercise appraisal rights must follow precisely the procedure prescribed by the MBCL, which procedure is summarized in "The Merger -- Appraisal Rights." The complete text of the MBCL appraisal rights provision is set forth in Appendix C hereto.

  Interests of Certain Persons in the Merger. Certain members of Cayenne's management and the Cayenne Board may be deemed to have certain interests in the Merger that are in addition to their interests as stockholders of Cayenne generally. Such interests relate to, among other things, provisions in the Merger Agreement regarding the performance of certain obligations and the provision of certain benefits under existing employment and severance agreements and compensation and benefit plans. The Cayenne Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. See "The Merger -- Interests of Certain Persons in the Merger," "The Merger -- The Merger Agreement -- Treatment of Cayenne Stock Options," "-- Treatment of Cayenne Warrants," and "-- Employee Benefit Matters."

  Certain Federal Income Tax Consequences. The receipt of cash for shares of Cayenne Capital Stock pursuant to the Merger Agreement will be a taxable transaction to Cayenne's stockholders for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may be a taxable transaction for state, local and foreign income tax purposes as well. Stockholders should consult their own tax advisors regarding the U.S. federal income tax consequences of the Merger, as well as any tax consequences under state, local or foreign laws. See "The Merger -- Certain Federal Income Tax Consequences."

  Accounting Treatment. The Merger will be accounted for as a "purchase," as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. See "The Merger -- Accounting Treatment."

THE STOCK OPTION AGREEMENT

  As a condition to its willingness to enter into the Merger Agreement, Sterling Software required that Cayenne enter into an agreement with Sterling Software (the "Stock Option Agreement"), pursuant to which Cayenne granted Sterling Software an option (the "Option") to purchase up to 4,245,346 shares of Cayenne Common Stock or such other number of shares of Cayenne Common Stock as equals 19.9% of the issued and outstanding shares of Cayenne Common Stock at the time of exercise of the Option at a price per share of $0.375, subject to reduction as described in the next sentence. If, at the time of the consummation of any purchase and sale of shares of Cayenne Common Stock pursuant to exercise of the Option, there are outstanding any advances to Cayenne under the Overadvance Facility, the amount of such exercise price will be reduced by an amount equal to the quotient obtained by dividing (i) the aggregate amount of such outstanding advances by (ii) 21,333,398 (i.e., the number of shares of Cayenne Common Stock that are presently outstanding). The Option is exercisable, in whole or in part, at any time or from time to time during the Option Period (as hereinafter defined). Pursuant to the Stock Option Agreement, Sterling Software has certain rights to require registration by Cayenne of any shares of Cayenne Common Stock or other securities purchased pursuant to the Option under the securities laws if necessary for Sterling Software to be able to sell such shares and to require the listing of such shares on the Nasdaq National Market or other national securities exchange on which shares of Cayenne Common Stock are then authorized to be quoted. See "The Stock Option Agreement."

THE STOCKHOLDER AGREEMENT

  As a condition to its willingness to enter into the Merger Agreement, Sterling Software required that the Preferred Stockholders enter into an agreement with Sterling Software (the "Stockholder Agreement"), pursuant to which, among other things, (i) each Preferred Stockholder agreed to vote all of the shares of Cayenne Capital Stock beneficially owned by such Preferred Stockholder for the approval of the Merger Agreement and (ii) each Preferred Stockholder granted to Sterling Software an option to purchase such shares at a price per share of $20.00, in the case of shares of Cayenne Preferred Stock, and $0.375 (subject to reduction on account of outstanding advances under the Overadvance Facility), in the case of shares of Cayenne Common Stock. As of the Record Date, the Preferred Stockholders beneficially owned all of the outstanding shares of Cayenne Preferred Stock and 50,000 shares of Cayenne Common Stock, representing approximately 48.1% of the combined voting power of the then-outstanding shares of Cayenne Capital Stock. See "The Stockholder Agreement."

CERTAIN EFFECTS OF THE STOCK OPTION AGREEMENT AND THE STOCKHOLDER AGREEMENT

  Sterling Software insisted upon the execution and delivery of the Stock Option Agreement and the Stockholder Agreement as a condition to its willingness to enter into the Merger Agreement and to provide credit enhancement for Cayenne's obligations under the Overadvance Facility. Assuming that there are no other changes in the number of shares of Cayenne Capital Stock outstanding as of the date of this Proxy Statement, if the Option were to become exercisable as described above in "--Termination" and Sterling Software were to (i) fully exercise the Option and (ii) fully exercise its options to purchase the shares of Cayenne Capital Stock owned by the Preferred Stockholders, Sterling Software would own shares of Cayenne Capital Stock representing approximately 52.9% of the combined voting power of the then-outstanding shares of Cayenne Capital Stock. Such ownership would be sufficient to enable Sterling Software to exercise substantial control over the business and affairs of Cayenne, including with respect to any proposal by Sterling Software or any third party relating to any business combination, recapitalization, reorganization, liquidation, insolvency proceeding or other extraordinary transaction or proceeding involving Cayenne. The interests of Sterling Software are not necessarily consistent with, and could be in direct conflict with, the interests of Cayenne's other stockholders. See "The Stock Option Agreement" and "The Stockholders Agreement."

  Sterling Software also insisted upon obtaining an option to purchase SVB's rights under the SVB Credit Facility. Any purchase by Sterling Software of SVB's rights under the SVB Credit Facility would enable Sterling Software to exercise rights (including foreclosure rights) as a senior secured creditor of Cayenne, and Sterling Software's interests as a creditor of Cayenne would not necessarily be consistent with, and could be in direct conflict with, the interests of Cayenne's stockholders. If Sterling Software both exercised its options to purchase shares of Cayenne Capital Stock described above and purchased SVB's rights under the SVB Credit Facility, the degree of control over Cayenne's business and affairs exercisable by Sterling Software and the potential for conflicts between the interests of Sterling Software and the interests of Cayenne's other stockholders could be further increased. See "The Forbearance Agreement."

MARKET PRICE INFORMATION

  The Cayenne Common Stock is traded on the Nasdaq National Market under the symbol "CAYN." On August 27, 1998, the last full trading day prior to the public announcement by Cayenne and Sterling Software of the execution of the Merger Agreement, the high and low sale prices per share of Cayenne Common Stock as reported on the Nasdaq National Market were $/15//32 and $/13//32, respectively. On September 23, 1998, the last full trading day prior to the date of this Proxy Statement, the high and low sale prices per share of Cayenne Common Stock as reported on the Nasdaq National Market were $/7//32 and $/3//16, respectively. Holders of Cayenne Common Stock are encouraged to obtain current market quotations.

                              THE SPECIAL MEETING

GENERAL

  This Proxy Statement is being furnished by Cayenne to its stockholders in connection with the solicitation by and on behalf of the Cayenne Board of proxies for use at the Special Meeting. The Special Meeting will be held on Friday, October 23, 1998, at 9:00 a.m., local time, at the offices of Ropes & Gray, 36th Floor, One International Place, Boston, Massachusetts 02110. The purpose of the Special Meeting is for holders of Cayenne Capital Stock to consider and vote upon the approval of the Merger Agreement.

  AS DESCRIBED BELOW, APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF EACH CLASS OF CAYENNE CAPITAL STOCK. IF THE MERGER AGREEMENT IS NOT APPROVED, STERLING SOFTWARE COULD TERMINATE THE MERGER AGREEMENT, IN WHICH EVENT (I) CAYENNE WOULD BE OBLIGATED TO PAY A TERMINATION FEE, (II) ALL AMOUNTS OWED BY CAYENNE TO ITS BANK WOULD BECOME IMMEDIATELY DUE AND PAYABLE, AND (III) THERE WOULD BE A SIGNIFICANT RISK THAT CAYENNE WOULD BE UNABLE TO CONTINUE AS A GOING CONCERN. BECAUSE THE ABILITY OF HOLDERS OF CAYENNE COMMON STOCK TO REALIZE ANY VALUE ON ACCOUNT OF THEIR SHARES IN SUCH CIRCUMSTANCES WOULD BE SUBJECT TO SUBSTANTIAL UNCERTAINTIES, YOUR VOTE IS EXTREMELY IMPORTANT.

  THE CAYENNE BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF CAYENNE AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF CAYENNE VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

VOTING AT THE SPECIAL MEETING

  The holders of record of shares of Cayenne Capital Stock at the close of business on September 16, 1998 (i.e., the Record Date) are entitled to vote such shares at the Special Meeting. At the close of business on the Record Date, the outstanding Cayenne Capital Stock consisted of (i) 21,333,398 shares of Cayenne Common Stock, held of record by 491 holders and (ii) 170,000 shares of Cayenne Preferred Stock, held of record by five holders. Shares of Cayenne Capital Stock owned by Cayenne or by any subsidiary of Cayenne are not considered to be outstanding.

  The holders of shares representing a majority in interest of each class of Cayenne Capital Stock outstanding at the close of business on the Record Date will constitute a quorum for the transaction of business at the Special Meeting. If the persons present or represented by proxy at the Special Meeting do not constitute a quorum as provided in the immediately preceding sentence, the Special Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

  Each share of Cayenne Common Stock is entitled to one vote at the Special Meeting, and each share of Cayenne Preferred Stock is entitled to approximately 116 votes (i.e., a number of votes equal to the number of shares of Cayenne Common Stock into which one share of Cayenne Preferred Stock was convertible at the Record Date) at the Special Meeting. Under the applicable provisions of the MBCL and Cayenne's Articles of Organization, the approval of the Merger Agreement requires (i) the affirmative vote of the holders of two-thirds of the combined voting power of the outstanding shares of Cayenne Capital Stock entitled to vote at the Special Meeting, voting together as a single class, (ii) the affirmative vote of the holders of two-thirds of the outstanding shares of Cayenne Preferred Stock entitled to vote at the Special Meeting, voting separately by class, and (iii) the affirmative vote of the holders of two-thirds of the outstanding shares of Cayenne Common Stock entitled to vote at the Special Meeting, voting separately by class. As a result, abstentions on such proposal will have the same effect as a vote against such proposal. Broker non-votes, which occur when brokers who are the record holders of shares do not exercise discretionary voting authority with respect to those beneficial owners who have not provided voting instructions, will also have the same effect as a vote against such proposal. Abstentions, however, will be included in determining the number of shares held by persons present or represented by proxy at the Special Meeting for purposes of determining whether a quorum exists.

  At the Record Date, the Preferred Stockholders owned, in the aggregate, (i) 100% of the outstanding shares of Cayenne Preferred Stock and (ii) less than one percent of the outstanding shares of Cayenne Common Stock, representing approximately 48.1% of the combined voting power of the then-outstanding shares of Cayenne Capital Stock. Each of the Preferred Stockholders has agreed to vote the shares of Cayenne Capital Stock beneficially owned by such Preferred Stockholder for the approval of the Merger Agreement. See "The Stockholder Agreement."

PROXIES; REVOCATION

  All shares of Cayenne Capital Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, unless such proxies shall have been revoked, will be voted at the Special Meeting in accordance with the instructions on the proxies. If no instructions are indicated, such proxies will be voted for the approval of the Merger Agreement.

  A proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted at the Special Meeting. A proxy may be revoked by filing with the Clerk of Cayenne prior to the voting of the proxy either a written instrument revoking the proxy or an executed proxy bearing a later date, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not, in itself, constitute the revocation of a proxy.

  Sterling Software and Cayenne will share the cost of the preparation and mailing of this Proxy Statement (although, if the Merger is consummated, Sterling Software will ultimately bear the full cost thereof). Cayenne has retained Shareholder Communications Corporation to assist Cayenne in soliciting proxies. For its services, Shareholder Communications Corporation will receive a fee estimated at $5,000, plus reimbursement of its reasonable out-of-pocket expenses. Cayenne does not otherwise expect to pay any compensation for the solicitation of proxies, but will reimburse brokers and nominees for their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of Cayenne may solicit proxies in person, by telephone or by other means of communication.


                                   THE MERGER

BACKGROUND OF THE MERGER

  Cayenne has experienced declining revenues and substantial operating losses for several years, which have adversely affected its liquidity and capital resources to a substantial degree. These and other factors, including limitations on Cayenne's ability to generate and/or borrow sufficient funds to satisfy short-term and longer-term cash requirements, have raised the possibility that Cayenne will not be able to continue as a going concern. In May 1998, Cayenne retained AH&H to assist it in evaluating potential strategic alternatives, including (i) the sale of Cayenne as a going concern and (ii) the sale of a portion of Cayenne's assets to be followed by a financial restructuring of Cayenne. The Cayenne Board's primary objective in evaluating potential strategic transactions was to attempt to enhance stockholder value to the extent possible in light of Cayenne's financial condition and serious liquidity concerns.

  Alternatives Considered. In connection with its efforts to address Cayenne's liquidity concerns, the Cayenne Board considered modifying, supplementing or replacing the SVB Credit Facility. However, the Cayenne Board ultimately concluded that it would not be possible to adequately address Cayenne's working capital and other liquidity requirements absent substantial concessions from SVB and/or the agreement by any potential replacement lender to accept terms substantially less favorable to it than those applicable to SVB under the SVB Credit Facility.

The Cayenne Board further concluded, following discussions with SVB and AH&H, that it was unrealistic to expect to obtain such concessions and/or agreement in the context of a stand-alone financing transaction.

  The Cayenne Board also consulted with AH&H regarding the possibility of accessing the public or private equity markets to obtain additional capital. In considering this alternative, the Cayenne Board ultimately concluded that, given Cayenne's financial condition, historical financial performance and prospects for the future, a public or private equity offering for Cayenne was not feasible.

  The Cayenne Board also considered, with the assistance of AH&H, the sale of a portion of Cayenne's assets. However, the Cayenne Board ultimately concluded that such a sale was not likely to provide sufficient financial benefits to offset the loss of future revenues and strategic disadvantages that would result from such a sale.

  The Cayenne Board also considered a sale of Cayenne as a going concern. AH&H advised the Cayenne Board that a sale was a viable alternative, particularly in light of the current merger and acquisition market in general and for suppliers of software products and services in particular.

  As an alternative to the sale of Cayenne as a going concern, the Cayenne Board also considered the value, if any, that stockholders of Cayenne could expect to receive in the event of a decision to liquidate Cayenne. In evaluating this alternative, the Cayenne Board considered management's view that an acquisition by an established supplier of software products and services could generate operating efficiencies and cost savings that might positively affect such a potential purchaser's valuation of Cayenne. A liquidation of Cayenne was not perceived to have this potential. In addition, the complexities of liquidating a multinational software company with significant assets outside the United States would lead to substantial uncertainty regarding the total value that could be realized. Ultimately, the Cayenne Board concluded that it was unlikely that any amount would be available for distribution to holders of Cayenne Common Stock upon any liquidation of Cayenne and that holders of Cayenne Preferred Stock would be likely to receive substantially less than their full liquidation preference. Although AH&H considered these factors in developing its fairness opinion, AH&H did not provide any advisory services in connection with Cayenne's liquidation analysis.

  Pursuit of Sale Transaction. In order to pursue the sale of Cayenne as a going concern, Cayenne and AH&H identified approximately 30 companies they believed would be interested in such a transaction, and all of such companies were contacted by AH&H to determine on a preliminary basis whether they would be interested. Of the companies contacted, nine entered into confidentiality agreements with Cayenne and were provided with certain nonpublic information regarding Cayenne. Of the companies that entered into such confidentiality agreements, two (including Sterling Software) submitted proposals or other indications of interest specifying the price at which they would be interested in acquiring all of the equity interest in Cayenne.

  On August 5 and 6, 1998, representatives of Cayenne, including John J. Alexander, its Chief Executive Officer, and Frederick H. Phillips, its Chief Financial Officer, met with representatives of Sterling Software at its corporate headquarters in Dallas to provide detailed financial and operating information regarding Cayenne to Sterling Software.

  During the period from August 10 to August 12, 1998, Sterling Software, with the assistance of its professional advisors, conducted a customary legal and financial "due diligence" review of Cayenne.

  On August 14, 1998, Sterling Software submitted to representatives of Cayenne drafts of proposed merger, stock option and stockholder agreements.

  On August 18, 1998, Sterling Software submitted to representatives of Cayenne a term sheet setting forth the principal terms of a proposed acquisition by Sterling Software of all of the equity interest in Cayenne (the "Sterling Software Proposal"), together with certain revisions to the proposed merger, stock option and stockholder agreements based on Sterling Software's extensive due diligence review. The Sterling Software Proposal was expressly made subject to Cayenne terminating all discussions with other parties with respect to alternative transactions.

  On August 19, 1998, Cayenne received a written proposal (the "Other Proposal") from another third party (the "Other Interested Party"). The Other Proposal contemplated the purchase for cash of all outstanding shares of Cayenne Capital Stock for $15,000,000. However, the Other Proposal was subject to a number of substantial conditions, including (i) the ability of the Other Interested Party to obtain financing for the transaction from financial institutions consistent with preliminary commitment letters therefor (copies of which were provided to Cayenne), (ii) the Other Interested Party's satisfaction with the results of its due diligence review of Cayenne (which had not then commenced), and (iii) Cayenne having a "normal" level of working capital for a company of its type (which Cayenne believed that it did not have). In evaluating the Other Proposal, the Cayenne Board considered, among other factors, the highly conditional nature of the Other Proposal and the amount of time that would likely be required for the Other Interested Party to complete a due diligence review of Cayenne, for definitive agreements to be prepared and negotiated and for the transaction contemplated thereby to be implemented, as compared to the significantly greater degree of certainty and likely shorter time to closing associated with the Sterling Software Proposal. The Cayenne Board was especially concerned that the financing condition contained in the Other Proposal would require the satisfaction of the relevant financial institutions with their own due diligence reviews of Cayenne and that the condition relating to the normalcy of Cayenne's working capital level could not be satisfied. Moreover, the Other Proposal's dependence on financing was troubling to the Cayenne Board in light of Cayenne's own need to have interim financing available to it during the period of time that would be required to obtain the stockholder and other approvals that would be required in connection with the transactions contemplated by the Other Proposal. Unlike the Sterling Software Proposal, the Other Proposal made no provision for any interim financing.

  On August 20, 1998, the Cayenne Board authorized Cayenne's management to enter into discussions with Sterling Software with respect to the Sterling Software Proposal.

  On August 21, 1998, representatives of Cayenne and Sterling Software commenced negotiations with respect to various aspects of the Sterling Software Proposal, including matters relating to timing, certainty of consummation and interim financial assistance, and the documentation proposed by Sterling Software to be used in connection therewith. During the course of such negotiations, representatives of Cayenne reported to the Cayenne Board the progress that had been made with respect to resolving such matters. Following that report, the Cayenne Board authorized Cayenne's management to enter into a limited arrangement providing for exclusive negotiations with Sterling Software. Thereafter, Cayenne and Sterling Software entered into a letter agreement prohibiting Cayenne, for a period of time expiring on August 28, 1998 (or upon any earlier notice to Cayenne that Sterling Software had determined not to continue to pursue the acquisition of Cayenne), from entering into or continuing discussions or negotiations with other parties with respect to alternative transactions.

  During the period from August 21, 1998 through August 26, 1998, representatives of Cayenne and Sterling Software continued negotiations with respect to various aspects of the Sterling Software Proposal and the documentation therefor, and engaged in extensive discussions with representatives of SVB regarding the terms of the proposed interim credit arrangements.

  On August 26, 1998, the Cayenne Board met to further review and consider the Sterling Software Proposal (including the interim credit arrangements contemplated thereby) and the status of negotiations relating thereto. Messrs. Alexander and Phillips, and representatives of Ropes & Gray and AH&H, made presentations to the Cayenne Board and discussed with the Cayenne Board their views and analyses of various aspects of the Sterling Software Proposal and the related interim credit arrangements. Such presentations included, among other things, (i) a review by AH&H of the financial terms of the Merger, (ii) a comparison by AH&H of the financial terms of the Merger with the financial terms of selected sale transactions involving financially distressed target companies, and (iii) advice by AH&H to the effect that technology companies that are experiencing financial difficulties at the time of a sale are frequently sold at a discount to their then-current market prices. The Cayenne Board reviewed and discussed, among other matters, (i) the terms and conditions of the Merger Agreement, the Stock Option Agreement, the Stockholder Agreement pursuant to which the holders of Cayenne Preferred Stock agreed to vote in favor of the Merger, and the proposed interim credit arrangements with SVB (which were ultimately reflected in the Forbearance Agreement), including the amount and form of the consideration to be paid to holders of Cayenne Capital Stock, the limited conditions to Sterling Software's obligation to consummate the Merger, and the agreement of SVB, on the basis of the credit enhancement provided by Sterling Software, to temporarily forbear from exercising any rights or remedies against Cayenne under the SVB Credit Facility and to make additional advances to Cayenne to fund its near-term working capital requirements, (ii) the background of the proposed transaction and the strategic alternatives potentially available to Cayenne, including the indicated value of the consideration proposed to be provided to holders of Cayenne Capital Stock pursuant to the Other Proposal,
(iii) Cayenne's current and historical financial condition and results of operations, including its serious liquidity concerns and its sustained history of declining revenues and substantial operating losses, (iv) Cayenne's prospects as an independent company, including the limitations on its ability to generate and/or borrow sufficient funds to satisfy its short-term and longer-term cash requirements, and the possibility that Cayenne would not be able to continue as a going concern, (v) the opinion of AH&H to the effect that the consideration provided for in the Merger Agreement was fair, from a financial point of view, to Cayenne and its stockholders, and (vi) other matters more fully described below under "-- Cayenne's Reasons for the Merger." Following a discussion of the foregoing, and based upon its review of such factors as it deemed relevant to its decision, the Cayenne Board unanimously approved the Sterling Software Proposal (and the related proposed interim credit arrangements), and authorized Cayenne's management to execute and deliver on behalf of Cayenne definitive agreements consistent with the terms of the Sterling Software Proposal (and the related proposed interim credit arrangements) and otherwise satisfactory to the officer executing the same on behalf of Cayenne.

  By August 26, 1998, negotiations among Sterling Software, Cayenne, SVB and the Preferred Stockholders, as applicable, had resulted in agreement upon all of the material terms that were ultimately reflected in the Merger Agreement, the Stock Option Agreement, the Stockholder Agreement and the Forbearance Agreement, all of which were entered into as of August 27, 1998.

CAYENNE'S REASONS FOR THE MERGER

  The Cayenne Board has determined that the Merger is in the best interests of Cayenne and its stockholders. ACCORDINGLY, THE CAYENNE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, AND UNANIMOUSLY RECOMMENDS THAT THE CAYENNE'S STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

  In reaching its determination to approve the Merger Agreement, the Cayenne Board considered a number of matters affecting the strategic alternatives available to Cayenne, including without limitation the matters described above in "-- Background of the Merger" and the factors listed below:

  . Cayenne's financial condition and serious liquidity concerns, including the limitations on Cayenne's ability to generate and/or borrow sufficient funds to satisfy its short-term and longer-term cash requirements. Notwithstanding a number of substantial pending contracts for Cayenne's products, the Cayenne Board was concerned that Cayenne would not be able, as an independent company, to generate and/or borrow sufficient funds to satisfy its long-term cash requirements.

  . Cayenne's sustained history of declining revenues and substantial operating losses, together with increased competitive pressures resulting from industry consolidation and the presence of competitors with broader product offerings and significantly greater financial resources than Cayenne. The Cayenne Board believed that such competitive pressures would likely cause Cayenne's results of operations as an independent company to continue to worsen.

  . Cayenne's prospects for the future, including the possibility that Cayenne, as an independent company, would not be able to continue as a going concern. In particular, the Cayenne Board considered that Cayenne's financial situation had continued to deteriorate notwithstanding a series of previous strategic initiatives that Cayenne had undertaken in an effort to increase profitability, and that it was unlikely that Cayenne could successfully implement any additional strategic initiatives to achieve sustained profitability as an independent company.

  . The results of Cayenne's evaluation of various potential strategic alternatives, as described in "--Background of the Merger," including modifying, supplementing or replacing the SVB Credit Facility, accessing the public or private equity markets to obtain additional capital, selling a portion of Cayenne's assets, selling Cayenne as a going concern or liquidating Cayenne. In particular, the Cayenne Board determined that the issues discussed above made it extremely unlikely that Cayenne, as an independent company, would be able to successfully modify, supplement or replace its existing debt financing, raise additional equity capital or sell a portion of its assets on terms that would permit Cayenne to achieve sustained profitability. The Cayenne Board also determined that a liquidation of Cayenne was unlikely to generate any proceeds for distribution to holders of Cayenne Common Stock.

Based upon its consideration of the foregoing and other factors, the Cayenne Board concluded that further efforts to continue to operate Cayenne as an independent company were unlikely to be successful and, while recognizing that the value that could be obtained for Cayenne's stockholders in any sale of Cayenne would be adversely affected by many of such factors, determined that a sale of Cayenne was the best strategic alternative available to Cayenne.

  In reaching its determination to approve the Merger Agreement, the Cayenne Board also considered a number of matters relating to whether a sale of Cayenne to Sterling Software on the terms contemplated by the Sterling Software Proposal was the best sale transaction reasonably available to Cayenne, and whether the consideration provided for in the Merger Agreement was fair, from a financial point of view, to Cayenne and its stockholders. Such matters included, without limitation, the matters described above in "-- Background of the Merger" and the factors listed below:

  . The results of Cayenne's efforts to solicit acquisition proposals from various third parties that were identified as being potentially interested in acquiring Cayenne, as described in "--Background of the Merger." In particular, the Cayenne Board considered that, of the approximately 30 such parties contacted, only two (including Sterling Software) submitted written proposals specifying the price at which they would be interested in acquiring Cayenne.

  . The consideration to be provided to holders of Cayenne Capital Stock pursuant to the Merger, both in absolute terms and as compared to the consideration that had been contemplated to be provided to such holders pursuant to the other alternatives considered by Cayenne, including the Other Proposal and the possible liquidation of Cayenne. In this regard, the Cayenne Board determined that the Other Proposal was unlikely to be consummated on the terms presented and that there was a substantial risk that it could not be consummated at all within an appropriate time frame, and that the Sterling Software Proposal therefore provided greater probability-weighted consideration to the holders of Cayenne Common Stock.

  . The opinion of AH&H to the effect that the consideration provided for in the Merger Agreement was fair, from a financial point of view, to Cayenne and its stockholders.

  . Various factors relating to the likelihood of consummation of the Merger, including Sterling Software's substantial history of consummating acquisition transactions, its completion of a thorough due diligence review of Cayenne prior to submitting a detailed term sheet and proposed definitive documentation, and the limited conditions to its obligation to consummate the Merger.

  . Sterling Software's willingness and ability to provide credit enhancement to Cayenne during the period of time required to solicit and obtain stockholder and other approvals. In light of Cayenne's financial condition and serious liquidity concerns, the Cayenne Board viewed an arrangement designed to enable Cayenne to continue to operate as a going concern during the pendency of a sale transaction as an essential element of any such transaction.

  . The terms and conditions applicable to any advances of funds to Cayenne pursuant to the Overadvance Facility, the inability of Cayenne to reduce the amount of any such advances outstanding at any time prior to the earlier of the Effective Time and the termination of the Merger Agreement, and the effect that such advances would have on the consideration to be provided to holders of Cayenne Common Stock in the Merger. Although certain aspects of the arrangements relating to the Overadvance Facility have the potential to adversely affect the consideration to be provided to holders of Cayenne Common Stock in the Merger, the Cayenne Board recognized that Cayenne's alternative sources of financing were extremely limited and believed that the Overadvance Facility represented the best available means of enabling Cayenne to continue to operate as a going concern during the pendency of the Merger.

  . The consequences of a failure of the Merger to be consummated, including the substantial risk that Cayenne would be unable to continue as a going concern in that event. Although the Cayenne Board recognized that continued deterioration of Cayenne's financial situation during the pendency of the Merger would make it even more difficult for Cayenne's stockholders to realize value if the Merger were not ultimately consummated, it believed that the potential benefits of pursuing the Merger outweighed the potential detriments of doing so.

Based upon its consideration of the foregoing and other factors, the Cayenne Board determined that a sale of Cayenne to Sterling Software on the terms contemplated by the Sterling Software Proposal was the best sale transaction reasonably available to Cayenne, notwithstanding the potentially negative effects on the consideration to be provided to holders of Cayenne Common Stock of Sterling Software's insistence that such consideration be reduced by the amount of any Advances that may be outstanding at the Effective Time. In particular, the Cayenne Board determined that the negative aspects of the Sterling Software Proposal, as compared to other known alternatives relating to a sale of Cayenne, were substantially outweighed by the positive aspects of the Sterling Software Proposal (including its greater likelihood of prompt consummation and its provision for the funding of Cayenne's interim working capital requirements).

  In reaching its determination to approve the Merger Agreement, the Cayenne Board also considered a number of factors adversely affecting the likelihood that other potential acquirors would submit proposals for alternative transactions and the potential terms of any such proposals, including without limitation the following:

  . Sterling Software's insistence that the Merger Agreement prohibit Cayenne from soliciting proposals for alternative transactions.

  . Sterling Software's insistence that Cayenne grant Sterling Software an option to purchase shares of Cayenne Common Stock, the circumstances in which such option would be exercisable and the magnitude of such option.

  . Sterling Software's insistence on obtaining the agreement of each Preferred Stockholder to vote in favor of the approval of the Merger Agreement and on being granted an option by each Preferred Stockholder to purchase such Preferred Stockholder's shares of Cayenne Capital Stock.

  . Sterling Software's insistence that Cayenne's obligation to cause the Special Meeting to be held be absolute and unconditional and that Cayenne be required to pay a termination fee to Sterling Software in certain circumstances.

  . Sterling Software's insistence that it obtain an option to purchase SVB's rights under the SVB Credit Facility.

Based upon its consideration of the foregoing and other factors, the Cayenne Board concluded that, although the effects of such factors on the likelihood that other potential acquirors would submit proposals for alternative transactions and on the potential terms of such proposals were likely to be both substantial and adverse, the potential benefits of entering into the Merger Agreement and related agreements significantly outweighed the potential detriments associated with such adverse effects.

  In reaching its determination to approve the Merger Agreement, the Cayenne Board also considered the interests of certain persons, including directors and officers of Cayenne, in the Merger, as described in "The Merger -- Interests of Certain Persons in the Merger." The Cayenne Board believes that such interests are insubstantial and did not accord significant weight to them in determining that the Merger is in the best interests of Cayenne and its stockholders.

  In view of the numerous factors taken into consideration and the complexities associated with many of such factors, the Cayenne Board did not consider it practical to, and did not attempt to, quantify or otherwise assign relative weights to the factors considered by it in reaching its unanimous decision to approve the Merger Agreement and the transactions contemplated thereby.
Although the factors considered by the Cayenne Board included both positive and negative factors, the Cayenne Board believes that such factors, in the aggregate, are supportive of the Board's determination that the Merger is in the best interests of Cayenne and its stockholders.

OPINION OF CAYENNE'S FINANCIAL ADVISOR

  Cayenne retained AH&H to render an opinion as to the fairness, from a financial point of view, to Cayenne and its stockholders, of the merger consideration. At the August 26, 1998 meeting of the Cayenne Board, AH&H stated that, provided the proposed merger consideration and other substantive terms of the proposed transaction set forth in the draft Merger Agreement reviewed by it did not change in final negotiations, AH&H would be in a position to deliver its written opinion (the "Fairness Opinion") to the effect that, based on the matters described therein and as of the date of the Merger Agreement, the merger consideration provided for therein is fair, from a financial point of view, to Cayenne and its stockholders. Subsequently, AH&H delivered the Fairness Opinion. The complete text of the Fairness Opinion, dated August 26, 1998, setting forth the assumptions made, procedures followed, matters considered and scope of the review undertaken by AH&H in rendering the Fairness Opinion, is attached hereto as Appendix B to this Proxy Statement. Stockholders are urged to read the Fairness Opinion in its entirety.

  In developing the Fairness Opinion, AH&H, among other activities: (i) reviewed Cayenne's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1997 and Cayenne's Quarterly Report on Form 10-Q and the related unaudited financial information for the three- and six-month periods ended June 30, 1998;
(ii) reviewed Sterling Software's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended September 30, 1997 and Sterling Software's Quarterly Report on Form 10-Q and the related unaudited financial information for the nine-month period ended June 30, 1998; (iii) analyzed certain internal financial statements and other financial and operating data concerning Cayenne prepared by the management of Cayenne;
(iv) reviewed certain information relating to prior periods concerning the business, earnings and assets of Cayenne furnished to AH&H by Cayenne; (v) conducted due diligence discussions with members of senior management of Cayenne and Sterling Software and discussed with members of senior management of Cayenne and Sterling Software their views regarding future business, financial and operating benefits arising from the Merger; (vi) reviewed the historical market prices and trading activity for shares of Cayenne Common Stock and Sterling Software Common Stock and compared them with that of certain publicly traded companies AH&H deemed to be relevant and comparable to Cayenne (the "Peer Group"); (vii) compared the results of operations of Cayenne and Sterling Software with the Peer Group; (viii) compared the financial terms of the Merger with the financial terms of certain other mergers and acquisitions AH&H deemed to be relevant and comparable to the Merger (the "Precedent Transactions"); (ix) participated in certain discussions among representatives of Cayenne and Sterling Software and their respective legal advisors; (x) reviewed the Merger Agreement and the Stock Option Agreement in draft form; and (xi) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as AH&H deemed necessary, including an assessment of general economic, market and monetary conditions.

  The following paragraphs summarize the material analyses performed by AH&H in arriving at the Fairness Opinion and reviewed with the Cayenne Board in connection therewith, but do not purport to be a complete description of the analyses performed by AH&H.

  Stock Price Analysis. AH&H reviewed the trading activity, including closing share price and trading volume, of Cayenne Common Stock for the one-year period ended August 25, 1998. AH&H noted that, for such one-year period, the daily closing prices of Cayenne Common Stock ranged from a high of $3.438 on October 14, 1997 to a low of $0.375 on August 20, 1998. In addition, AH&H compared the indexed performance of Cayenne Common Stock for the 200 trading days up to and including August 25, 1998 to Sterling Software Common Stock, a composite index made up of the Peer Group, and the NASDAQ Composite Index. The companies making up the Peer Group were: Compuware Corporation, Forte Software, Inc., PLATINUM technology, inc., Rational Software Corporation and Select Software Tools, Ltd. AH&H has advised Cayenne that AH&H believes that each of the companies in the Peer Group sells software products that compete directly or indirectly with one or more of Cayenne's products and that the Peer Group constitutes a relevant sample, for purposes of making financial comparisons to Cayenne, of public companies that develop and sell software development tools. AH&H noted that the performance of Cayenne Common Stock had underperformed relative to Sterling Software Common Stock, and the indexed performance of both the Peer Group and the NASDAQ Composite for the one-year period.

  Peer Group Analysis. To provide contextual data and comparative market information, AH&H compared selected historical and forecasted operating and financial ratios for Cayenne to the corresponding data and ratios of certain other companies whose securities are publicly traded and which AH&H deemed comparable to Cayenne in certain respects (i.e., the Peer Group). Such data and ratios include the market capitalization of the Peer Group as multiples of last twelve months ("LTM") revenues and LTM operating income, and the market capitalization of common stock of the Peer Group as a multiple of the book value of common stockholders' equity. AH&H also examined the ratios of the current stock price of the Peer Group to the estimated next twelve months ("NTM") earnings per share ("EPS") and estimated EPS for calendar years 1998 and 1999 (as estimated by First Call) for the Peer Group.

  Such analyses of the Peer Group indicated that: (i) market capitalization as a multiple of LTM revenues ranged from 0.6x to 8.2x, and the median value was 2.7x; (ii) market capitalization as a multiple of LTM operating income ranged from 31.9x to 56.5x, and the median value was 42.1x; (iii) market capitalization as a multiple of book value of common stockholders' equity ranged from 2.3x to 12.9x, and the median value was 5.6x; and (iv) the current stock price as a multiple of estimated NTM EPS and estimated EPS for calendar years 1998 and 1999 ranged from 22.1x to 32.9x, 24.9x to 39.1x and 8.5x to 31.8x, respectively, and the median values were 26.8x, 33.5x and 23.6x, respectively. Cayenne's corresponding multiples of LTM revenues and book value of common stockholders' equity implied by Sterling Software's offer price is 0.3x and 2.8x. Cayenne's corresponding multiples of LTM operating income and LTM net income implied by Sterling Software's offer price were not meaningful due to Cayenne's operating losses during such period. In addition, data regarding estimated EPS for Cayenne's 1998 and 1999 calendar years were unavailable.

  Based on the multiples of market capitalization to LTM revenues and market capitalization to book value of common stockholders' equity for the Peer Group and Cayenne, AH&H estimated the following ranges of Cayenne's implied common equity value: (i) based on market capitalization as a multiple of LTM revenues, Cayenne's implied common equity value ranged from $24.6 million, or $1.15 per share, to $361.9 million, or $16.96 per share; and (ii) based on market capitalization as a multiple of the book value of common stockholders' equity, Cayenne's implied common equity value ranged from $9.1 million, or $0.42 per share, to $51.9 million, or $2.43 per share. Although the Peer Group was used for comparison purposes, none of the companies included therein is directly comparable to Cayenne. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Peer Group and other factors that could affect the public trading value of the Peer Group or Cayenne. In particular, the attributes of the Cayenne Preferred Stock (including its liquidation preference and convertibility into a very substantial number of shares of Cayenne Common Stock) and the negative cash flow and net operating losses of Cayenne on both an historical and a projected basis caused AH&H to discount many of the comparisons.

  Precedent Transactions Analysis. AH&H analyzed publicly available information for selected, completed transactions (i.e., mergers and acquisitions) involving financially distressed target companies from a variety of industry segments (i.e., Precedent Transactions). The Precedent Transactions reviewed were, in order of date announced: (i) Visigenic Software, Inc. / Borland International, Inc. (Inprise); (ii) Individual, Inc. / Desktop Data, Inc. (NewsEDGE); (iii) CompuRAD, Inc. / Lumisys, Inc.; (iv) NetFrame Systems, Inc. / Micron Electronics, Inc.; (v) Imex Medical Systems, Inc. / Nicolet Biomedical, Inc.;
(vi) Somatix Therapy Corporation / Cell Genesys, Inc.; (vii) Compression Labs, Inc. / VTEL Corporation; and (viii) Altai, Inc. / PLATINUM technology, inc. In examining the Precedent Transactions, AH&H assessed certain financial characteristics of the acquired company relative to the consideration offered. AH&H reviewed the value of the consideration paid (the "Transaction Value") in the Precedent Transactions as a multiple of LTM revenues, LTM operating income and LTM net income, and as a multiple of the book value of common stockholder's equity. In addition, AH&H reviewed the premiums/discounts of the offer prices to the closing stock prices one day, one week and four weeks prior to the announcement date of the Precedent Transactions.

  Such analyses of the Precedent Transactions indicated that: (i) Transaction Values as a multiple of LTM revenues ranged from 0.3x to 5.4x, and the median value was 1.3x; and (ii) Transaction Values as a multiple of the book value of common stockholders' equity ranged from 1.7x to 43.5x, and the median value was 5.5x. As a result of losses incurred by Cayenne and the target companies in the Precedent Transactions analysis, the corresponding multiples of LTM operating income and LTM net income implied by the acquirors' offers were not meaningful. The corresponding multiples of LTM revenues and book value of common stockholders' equity implied by Sterling Software's offer price is 0.3x and 2.8x. The premiums/discounts of the offer prices to the closing stock prices one trading day, one week and four weeks prior to the announcement date of the Precedent Transactions ranged from -26.2% to 51.2%, -18.4% to 29.2% and -22.5% to 51.2%, and the median values were 2.8%, 3.1% and 2.6%, respectively.
Sterling Software's offer price represented a discount of 50% from the closing price of Cayenne's Common Stock one month prior to August 26, 1998.

  Based on the multiples of market capitalization to LTM revenues and market capitalization to book value of common stockholders' equity for the Peer Group and Cayenne, AH&H estimated the following ranges of Cayenne's implied common equity value: (i) based on market capitalization as a multiple of LTM revenues, Cayenne's implied common equity value ranged from $13.2 million, or $0.62 per share, to $238.1 million, or $11.16 per share; and (ii) based on market capitalization as a multiple of book value of common stockholders' equity, Cayenne's implied common equity value ranged from $6.8 million, or $0.32 per share, to $174.9 million, or $8.20 per share.

  Although the Precedent Transactions were used for comparison purposes, none of such transactions is directly comparable to the Merger and none of the companies in such transactions are directly comparable to Cayenne or Sterling Software.
In particular, AH&H noted the negative effect that concerns about the continuing viability of Cayenne on a stand-alone basis have on the transactions available to Cayenne. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or Cayenne.

  Summary of Valuation Analyses. Taken together, the information and analyses employed by AH&H led to AH&H's overall opinion that the consideration to be received by Cayenne's stockholders in the Merger is fair, both to Cayenne and to such stockholders, from a financial point of view.

  The foregoing summary of the various sources of information, analyses and valuation methodologies employed by AH&H in connection with rendering the Fairness Opinion does not purport to be complete. The preparation of the Fairness Opinion involved various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the application of these methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, AH&H believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, could create an incomplete view of the process underlying the analyses set forth in the Fairness Opinion. The Fairness Opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the Fairness Opinion and any change in such conditions may impact the Fairness Opinion. In developing its Fairness Opinion, AH&H took into consideration the special circumstances resulting from Cayenne's cumulative losses and, based on management's projections, the probability of continued losses and management's concerns that Cayenne may not, on a stand-alone basis, be able to continue as a going concern. Furthermore, within the context of management's performance projections, AH&H took into consideration the range of possible outcomes, which were inherently limited by the financial constraints of Cayenne. AH&H took into account the results of its efforts to assist Cayenne in finding a suitable acquiror, including the consideration offered in various proposals and expressions of interest received by Cayenne, the likelihood that other acquirors would be able to complete an acquisition within the timeframe required given Cayenne's financial situation, and the degree of certainty that the Merger would be completed. In performing its analyses, AH&H made numerous assumptions with respect to software industry performance and general economic conditions, many of which are beyond the control of Cayenne. The analyses performed by AH&H are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, any analyses relating to value do not purport to be appraisals or reflect the price at which such assets or the business may actually be sold. Further, AH&H was not requested to and did not analyze or give effect to any federal, state or local income tax consequences to Cayenne's stockholders arising out of the Merger.

  The Cayenne Board selected AH&H as its financial advisor on the basis of AH&H's reputation and experience in the information technology sector and the computer software industry in particular. Although AH&H provided certain informal advice to Cayenne in 1997 for which no fees were paid, the AH&H Agreement was the first agreement entered into between Cayenne and AH&H, and the fees payable to AH&H thereunder are the first fees to be paid by Cayenne to AH&H. Pursuant to the terms of engagement letters between Cayenne and AH&H (collectively, the "AH&H Agreement"), upon the successful conclusion of the Merger, AH&H will receive a fee from Cayenne (the "Consummation Fee") in an amount equal to 2% of the value of the consideration to be received by holders of Cayenne Capital Stock. A nonrefundable retainer fee of $50,000 previously delivered by Cayenne to AH&H will be credited against the Consummation Fee. Cayenne also agreed to pay a fee of $250,000 in connection with the delivery of the Fairness Opinion, which fee is payable whether or not the Merger Agreement is consummated. AH&H will be reimbursed by Cayenne for certain of its expenses incurred in connection with its engagement. The terms of the AH&H Agreement, which Cayenne and AH&H believe are customary in transactions of this nature, were negotiated at arm's-length between Cayenne and AH&H, and the Cayenne Board was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to AH&H is contingent upon completion of the Merger. Allyn C. Woodward, Jr., a member of the Cayenne Board, is president of AH&H. Mr. Woodward abstained from consideration of the retention of AH&H or negotiation of its fee. Mr. Woodward was not involved on behalf of AH&H in analyzing or preparing the Fairness Opinion.

STERLING SOFTWARE'S REASONS FOR THE MERGER

  Sterling Software believes that the Merger is in the best interests of it and its stockholders. Sterling Software maintains a strategy of seeking to acquire businesses and products to fill strategic market niches. The Merger is expected to result in broadening the current customer base of Sterling Software's Applications Management Group to include the customers of Cayenne, thereby enabling Sterling Software to offer its enterprise application development software products to customers of Cayenne that are not presently customers of Sterling Software.

CERTAIN INFORMATION PROVIDED BY CAYENNE

  In the course of the discussions described in "-- Background of the Merger," Cayenne provided Sterling Software with certain business and financial information which was not publicly available. Such information included, among other things, forecasted results of operations for Cayenne's fiscal quarters ending September 30, 1998 and December 31, 1998 and its fiscal year ending December 31, 1998 prepared by the management of Cayenne on July 15, 1998 (the "Cayenne Forecasts"). The Cayenne Forecasts do not take into account any of the potential effects of the Merger.

  The information from the Cayenne Forecasts summarized below is included in this Proxy Statement solely because such information was provided to Sterling Software in connection with its evaluation of the Merger (although Sterling Software has advised Cayenne that Sterling Software did not rely on the Cayenne Forecasts to any significant degree in formulating the Sterling Software Proposal). As a matter of course, Cayenne does not make public projections or forecasts of its anticipated financial position or results of operations. Accordingly, Cayenne does not anticipate that it will, and it disclaims any obligation to, furnish updated forecasts or projections to any person, cause such information to be included in documents required to be filed with the Commission, or otherwise make such information public (irrespective in any such case of whether the Cayenne Forecasts, in light of events or developments occurring after the time at which they were originally prepared, shall have ceased to have a reasonable basis).

  The inclusion herein of the information from the Cayenne Forecasts summarized below should not be regarded as an indication that Cayenne or Sterling Software considers such information to be an accurate prediction of future events. While presented with numerical specificity, the information from the Cayenne Forecasts summarized below is based upon a variety of assumptions relating to general economic conditions and the business of Cayenne which may not be realized and is subject to significant uncertainties and contingencies, many of which are beyond the control of Cayenne. Moreover, Cayenne has a history of not achieving the revenue or income levels included in forecasts developed by Cayenne's management with respect to prior fiscal quarters and prior fiscal years. For example, Cayenne's actual results of operations during the first half of fiscal 1998 fell short of targets prepared by the management of Cayenne, and it is likely that Cayenne's actual results of operations during the second half of fiscal 1998 would likewise fall short of the Cayenne Forecasts if the Merger were not consummated and Cayenne continued as an independent entity.

  The Cayenne Forecasts were not prepared with a view to public disclosure or compliance with published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants.

  The information from the Cayenne Forecasts should be evaluated in conjunction with the historical financial statements and other information regarding Cayenne contained elsewhere in this Proxy Statement and the Cayenne Reports. In light of the foregoing factors and the uncertainties inherent in the Cayenne Forecasts, holders of shares of Cayenne Capital Stock are cautioned not to place undue or significant reliance thereon. A summary of the Cayenne Forecasts is set forth below.

                               CAYENNE FORECASTS
                               -----------------
                                      FISCAL QUARTER       FISCAL QUARTER       FISCAL YEAR
                                          ENDING               ENDING              ENDING
                                    SEPTEMBER 30, 1998   DECEMBER 31, 1998   DECEMBER 31, 1998
                                    ------------------   -----------------   -----------------
RESULTS OF OPERATIONS DATA:
Total revenue.....................      $ 8,694,000          $ 9,000,000         $37,250,000
Total operating expenses..........        9,169,000            9,396,000          39,873,000
                                        -----------          -----------         -----------
Loss before taxes.................         (475,000)            (396,000)         (2,623,000)
                                        ===========          ===========         ===========
Loss after taxes..................         (575,000)            (521,000)         (3,054,000)
                                        ===========          ===========         ===========
CASH FLOW DATA:
Used by operations................         (260,000)            (206,000)         (1,846,000)
Provided/used by working capital..          506,000           (1,922,000)         (3,486,000)
Used by long-term assets..........          (72,000)             (72,000)           (661,000)
Financing provided................                0                    0              88,000
                                        -----------          -----------         -----------
Net cash flow.....................          174,000           (2,200,000)         (5,905,000)
                                        ===========          ===========         ===========


                                           AS OF                AS OF
                                    SEPTEMBER 30, 1998   DECEMBER 31, 1998
                                    ------------------   -----------------
   BALANCE SHEET DATA:
   Total current assets...........      $15,287,000         $14,267,000
                                        -----------         -----------
   Total assets...................       18,063,000          16,755,000
                                        ===========         ===========
   Total current liabilities......       14,517,000          13,775,000
   Total liabilities..............       14,664,000          13,922,000
                                        ===========         ===========
   Total equity...................        3,399,000           2,833,000
                                        ===========         ===========

THE MERGER AGREEMENT

  The following is a summary of the material terms of the Merger Agreement.
This summary is not a complete description of the terms and conditions of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement.

  The Merger. On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time (i) Cayenne will be merged with and into Merger Sub and (ii) the separate corporate existence of Cayenne will cease and Merger Sub will continue as the Surviving Company. As soon as practicable, but in no event later than the second business day following the date on which the last of the conditions set forth in the Merger Agreement (other than those that by their nature are to be satisfied at the Closing) is satisfied or waived, Sterling Software, Merger Sub and Cayenne will cause the Massachusetts Articles of Merger to be filed with the Secretary of State of The Commonwealth of Massachusetts as provided in the MBCL, and the Georgia Certificate of Merger to be filed with the Secretary of State of the State of Georgia as provided in the GBCC. The Merger will become effective upon the later of the filing of the Massachusetts Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts or the filing of the Georgia Certificate of Merger with the Secretary of State of Georgia. The Merger will have the effects set forth in the applicable provisions of the MBCL and the GBCC.

  Consideration to be Paid in the Merger. The Merger Agreement provides that at the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Cayenne Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares of Cayenne Capital Stock owned by Cayenne or any subsidiary of Cayenne or by Sterling Software, Merger Sub or any other subsidiary of Sterling Software) will be converted into the right to receive the applicable amount of cash specified in the Merger Agreement (the "Merger Consideration"), which (i) in the case of each share of Cayenne Preferred Stock is $20.00 (which amount is not subject to reduction) and (ii) in the case of each share of Cayenne Common Stock is $0.375 (which amount is subject to reduction as described in the next paragraph).

  The Merger Agreement provides that, if there are outstanding at the Effective Time any advances to Cayenne under the Overadvance Facility, the amount of the cash payment to be made on account of each share of Cayenne Common Stock converted in the Merger will be reduced by an amount (rounded to the nearest one-tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate amount of such outstanding advances by (ii) 21,333,398 (i.e., the number of shares of Cayenne Common Stock that are presently outstanding). See "-- Interim Credit Arrangements." For example, if the aggregate amount of such outstanding advances were to be $1,000,000, $2,000,000 or $3,000,000, respectively, the amount of such cash payment would be reduced to $0.328, $0.281 or $0.234, respectively. The foregoing hypothetical examples are presented solely for illustrative purposes, and it is not possible to predict the amount of such outstanding advances (if any) that may exist at the Effective Time. Moreover, (i) Cayenne is not permitted to repay any such advances prior to the Effective Time and (ii) although Sterling Software has no obligation to allow more than $3,000,000 of such advances to be made, it may, in its sole and absolute discretion, allow an unlimited amount of such advances to be made (although the Forbearance Agreement, as presently in effect, provides for a maximum of $3,000,000 of such advances). Any advances in excess of $3,000,000 would further reduce the amount of cash payable to holders of Cayenne Common Stock. CONSEQUENTLY, THERE CAN BE NO ASSURANCE AS TO THE ACTUAL AMOUNT OF THE CASH PAYMENT THAT WILL BE MADE ON ACCOUNT OF SHARES OF CAYENNE COMMON STOCK THAT ARE CONVERTED IN THE MERGER OR THAT SUCH AMOUNT WILL NOT BE SUBSTANTIALLY LESS THAN $0.375 PER SHARE.

  Each share of common stock, par value $.10 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will remain outstanding and will not be affected in any way by the Merger. Each share of Cayenne Capital Stock issued and outstanding immediately prior to the Effective Time that is owned by Cayenne or any subsidiary of Cayenne or by Sterling Software, Merger Sub or any other subsidiary of Sterling Software (other than shares of Cayenne Capital Stock held in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) will automatically be canceled and retired and will cease to exist and no cash or other consideration will be delivered or deliverable in exchange therefor.

  Appraisal Rights. The Merger Agreement provides that shares of Cayenne Capital Stock outstanding immediately prior to the Effective Time held by a holder who has the right to demand, and who properly demands, an appraisal of such shares in accordance with Sections 85 through 98 of the MBCL will not be converted into the right to receive the applicable Merger Consideration unless the holder thereof fails to perfect or otherwise loses such holder's right to appraisal. If, after the Effective Time, such a holder fails to perfect or loses any such right to appraisal, each such share of such holder will be treated as a share that had been converted as of the Effective Time into the right to receive the applicable Merger Consideration in accordance with the Merger Agreement. See "-- Appraisal Rights."

  Treatment of Cayenne Stock Options. At the Effective Time, each Cayenne Option, whether or not then vested or fully exercisable, will be assumed by Sterling Software and will constitute an option (a "Substitute Option") to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Cayenne Option, including without limitation term, vesting (subject in certain cases to acceleration at the Effective Time), exercisability and termination provisions, a number of shares of Sterling Software Common Stock, rounded down to the nearest whole share (with the portion, if any, of a Cayenne Option that would otherwise have resulted in a Substitute Option being exercisable to purchase a fractional share of Sterling Software Common Stock being extinguished as a result of such rounding), determined by multiplying (i) the number of shares of Cayenne Common Stock subject to such Cayenne Option immediately prior to the Effective Time by (ii) the Option Conversion Factor, at an exercise price per share of Sterling Software Common Stock (increased to the nearest one-tenth of a cent) equal to (i) the exercise price per share of Cayenne Common Stock subject to such Cayenne Option divided by (ii) the Option Conversion Factor. The "Option Conversion Factor" will be equal to the quotient obtained by dividing (i) the amount of the cash payment made on account of each share of Cayenne Common Stock that is converted in the Merger by (ii) $21.50 (i.e., the closing price per share of Sterling Software Common Stock on August 26, 1998).

  Cayenne has agreed to use all reasonable efforts to obtain all necessary waivers, consents or releases from holders of Cayenne Options under the Cayenne Stock Option Plans and take any such other action as may be reasonably necessary to give effect to the transactions described in the immediately preceding paragraph. Sterling Software has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Sterling Software Common Stock for delivery upon exercise of Substitute Options. Sterling Software has also agreed (i) to register such shares with the Commission on an appropriate registration statement, at such time (if any) as such action may be required under the Securities Act of 1933, as amended (the "Securities Act"),
(ii) to use all reasonable efforts to maintain the effectiveness of such registration statement as long as such Substitute Options remain outstanding, and (iii) to use all reasonable efforts to cause such shares of Sterling Software Common Stock to be listed on the New York Stock Exchange (the "NYSE") or any other exchange upon which shares of Sterling Software Common Stock may be listed, at such time (if any) as such action may be required under the rules and policies of the NYSE or such other exchange.

  Treatment of Cayenne Warrants. At the Effective Time, each Cayenne Warrant will be canceled and retired and will cease to exist, and no cash or other consideration will be delivered or deliverable in exchange therefor. Cayenne has agreed to use all reasonable efforts to obtain all necessary waivers, consents or releases from holders of Cayenne Warrants and take any such other action as may be reasonably necessary to give effect to the transactions described in the immediately preceding sentence. While there can be no assurance that Cayenne will be able to obtain any waivers, consents or releases from holders of Cayenne Warrants, the consummation of the Merger is not conditioned upon the ability by Cayenne to obtain such waivers, consents or releases.

  Representations and Warranties. The Merger Agreement contains various representations and warranties of the parties thereto. These include representations by Cayenne with respect to: (i) organization, good standing and corporate power; (ii) authority and noncontravention; (iii) consents and approvals; (iv) capital structure; (v) documents filed with the Commission; (vi) absence of certain changes or events and undisclosed liabilities; (vii) real property and other assets; (viii) software; (ix) intellectual property; (x) material contracts; (xi) litigation; (xii) compliance with laws; (xiii) environmental matters; (xiv) taxes; (xv) benefit plans; (xvi) labor matters;
(xvii) brokers' fees; (xviii) receipt of the written fairness opinion of AH&H; and (xix) voting requirements.

  Sterling Software and Merger Sub have also made certain representations and warranties with respect to: (i) organization and good standing; (ii) authority and noncontravention; (iii) consents and approvals; and (iv) financing.

  No representations or warranties made by Cayenne, Sterling Software or Merger Sub will survive beyond the Effective Time.

  Interim Credit Arrangements. Sterling Software has guaranteed Cayenne's obligations under the Overadvance Facility. During the period from and after the date of the Merger Agreement to the earlier of the Effective Time and the termination of the Merger Agreement, Cayenne has agreed not to effect advances under the Overadvance Facility without Sterling Software's prior consent and without first utilizing all other available sources of working capital, and Sterling Software has agreed, subject to the satisfaction of the conditions described in the next paragraph, from time to time at Cayenne's request, to consent to advances under the Overadvance Facility to fund Cayenne's working capital requirements in the ordinary course of business consistent with past practice (each such advance being referred to herein as an "Advance"). Although Sterling Software has no obligation to allow more than $3,000,000 of Advances to be made, it may, in its sole and absolute discretion, allow an unlimited amount of Advances to be made (although the Forbearance Agreement, as presently in effect, provides for a maximum of $3,000,000 of Advances). Any Advances in excess of $3,000,000 would further reduce the cash merger consideration payable to holders of Cayenne Common Stock.

  The obligation of Sterling Software to consent to any Advance shall be subject to the satisfaction on the date that any Advance is to be made (an "Advance Date") of the following conditions: (i) the Forbearance Agreement (and certain related agreements) shall be in full force and effect without modification, amendment or supplement, and neither Cayenne nor SVB shall have (A) waived any rights thereunder without Sterling Software's prior written consent or (B) taken or omitted to take (or expressed any intention to take or omit to take) any action in contravention thereof; (ii) Cayenne shall not have taken or omitted to take (or expressed any intention to take or omit to take) any action in contravention of the provisions of Section 6.11 of the Merger Agreement (which, among other things, prohibits Cayenne from making any payments in respect of the principal amount of any Advances or, except as expressly required under the Forbearance Agreement, in respect of any other obligations under the SVB Credit Facility) or the provisions of a cash management plan agreed upon by Cayenne and Sterling Software; (iii) specified conditions to the obligations of Sterling Software and Merger Sub to effect the Merger shall have been satisfied (with the references to the "Closing Date" in the applicable provisions of the Merger Agreement being deemed to be references to the applicable Advance Date for this purpose); (iii) from the date of the Merger Agreement to the applicable Advance Date, neither Cayenne nor any of its subsidiaries or any of its or their affiliates, officers, directors, employees, agents or representatives (including without limitation any investment banker, financial advisor, attorney or accountant retained by Cayenne or any of its subsidiaries) shall have (A) initiated, solicited or encouraged (including by way of providing information or assistance), or taken any other action to facilitate, any inquiries, any expression of interest or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined) or (B) entered into, maintained or continued discussions or negotiated with any person in furtherance of such inquiries or to obtain an Acquisition Proposal or agreed to or endorsed any Acquisition Proposal; (iv) the making of an Advance to Cayenne shall not cause a default or event of default to occur under the SVB Credit Facility or any other obligation of Cayenne or any of its subsidiaries for borrowed money or evidenced by indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes or other contracts relating to the borrowing of money; and (v) if a default or event of default has occurred and is continuing under any indenture, credit agreement, security agreement, mortgage, guaranty, promissory note or other contract relating to the borrowing of money to which Cayenne is a party, Cayenne shall have obtained a written waiver of such default or event of default or a forbearance agreement, in each case in form and substance reasonably satisfactory to Sterling Software.

  No Solicitation. The Merger Agreement provides that, from and including the date of the Merger Agreement to the Effective Time, Cayenne will not, and will not authorize or permit any of its subsidiaries, or any of its or their affiliates, officers, directors, employees, agents or representatives (including without limitation any investment banker, financial advisor, attorney or accountant retained by Cayenne or any of its subsidiaries), to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries, any expression of interest or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal; except that nothing in the Merger Agreement will prohibit the Cayenne Board, prior to the time at which the Merger Agreement is approved by Cayenne's stockholders, from furnishing information to, or entering into, maintaining or continuing discussions or negotiations with, any person that makes an unsolicited bona fide written Acquisition Proposal after the date of the Merger Agreement, if, and to the extent that, the Cayenne Board, after consultation with and based upon the advice of independent legal counsel, determines in good faith that (i) such Acquisition Proposal would be more favorable to the Cayenne stockholders than the Merger, and (ii) the failure to take such action would result in a breach by the Cayenne Board of its fiduciary duties to the Cayenne stockholders under applicable law, and, prior to furnishing any non-public information to such person, Cayenne receives from such person an executed confidentiality agreement with provisions no less favorable to Cayenne than the confidentiality agreement entered into by Sterling Software and Cayenne in connection with the Merger. The Merger Agreement further provides that Cayenne will promptly (and, in any event within 24 hours) notify Sterling Software after receipt by Cayenne of any Acquisition Proposal or any request for information relating to Cayenne or its subsidiaries or for access to the properties, books or records of Cayenne or any of its subsidiaries by any person who has informed Cayenne that such person is considering making, or has made, an Acquisition Proposal (which notice will identify the person making, or considering to make, such Acquisition Proposal and will set forth the material terms of any Acquisition Proposal received), and Cayenne will keep Sterling Software informed in reasonable detail of the terms, status and other pertinent details of any such Acquisition Proposal. For purposes of the Merger Agreement, "Acquisition Proposal" means an inquiry, offer, proposal or indication of interest regarding any of the following (other than the transactions contemplated by the Merger Agreement or the Stock Option Agreement with Sterling Software or Merger Sub) involving Cayenne: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of Cayenne and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Cayenne or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

  The Merger Agreement further provides that during the period from and including the date thereof to and including the Effective Time, neither the Cayenne Board nor any committee thereof will withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Sterling Software or Merger Sub, the approval of the Merger Agreement or the transactions contemplated thereby or the recommendation referred to in "-- Cayenne Stockholders Meeting" below, except that nothing contained in the Merger Agreement will prohibit the Cayenne Board from (i) withdrawing or modifying such recommendation following the receipt by Cayenne after the date of the Merger Agreement, under circumstances not involving any breach of the provisions described in the immediately preceding paragraph, of an unsolicited Acquisition Proposal if, and to the extent that, the Cayenne Board, after consultation with and based upon the advice of independent legal counsel, determines in good faith that (A) the transactions contemplated by such Acquisition Proposal would be more favorable to Cayenne's stockholders than the transactions contemplated by the Merger Agreement and (B) the failure to take such action would result in a breach by the Cayenne Board of its fiduciary duties to Cayenne's stockholders under applicable law, or (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. No such action taken by the Cayenne Board will (i) have any effect on Cayenne's obligations described under "-- Cayenne Stockholders Meeting" below to hold the Special Meeting, which obligations are absolute and unconditional, (ii) permit Cayenne to terminate the Merger Agreement except as described under "-- Termination; Effects of Termination," (iii) permit Cayenne to enter into any agreement providing for any transaction contemplated by an Acquisition Proposal for as long as the Merger Agreement remains in effect, or (iv) affect in any manner any other obligation of Cayenne under the Merger Agreement.

  Conditions to the Merger. Pursuant to the Merger Agreement, the respective obligation of each party to effect the Merger is subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions: (i) the Merger Agreement shall have been approved by the affirmative vote of the holders of the requisite number of shares of Cayenne Capital Stock in the manner required pursuant to Cayenne's Articles of Organization (the "Cayenne Articles"), Cayenne's Bylaws (the "Cayenne Bylaws"), the MBCL and other applicable law; (ii) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; and (iii) all necessary waiting periods under the HSR Act applicable to the Merger shall have expired or been earlier terminated (which condition has been satisfied).

  The obligation of each of Sterling Software and Merger Sub to effect the Merger is further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions: (i) the representations and warranties of Cayenne contained in the Merger Agreement, which representations and warranties are deemed for purposes of this condition not to include any qualification or limitation with respect to materiality (whether by reference to Material Adverse Effect (as hereinafter defined) or otherwise), shall be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Cayenne, with the same effect as though such representations and warranties were made as of the Closing Date, and Sterling Software and Merger Sub shall have received a certificate signed on behalf of Cayenne by an authorized officer of Cayenne to such effect; (ii) Cayenne shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and Sterling Software and Merger Sub shall have received a certificate signed on behalf of Cayenne by an authorized officer of Cayenne to such effect; (iii) since the date of the Merger Agreement, Cayenne and its subsidiaries, taken as a whole, shall not have experienced any Material Adverse Change (as defined in the Merger Agreement);
(iv) there shall not be pending or threatened any suit, action or proceeding seeking to restrain or prohibit the Merger or seeking to obtain from Sterling Software or Cayenne or any of their respective affiliates in connection with the Merger any material damages, or seeking other specified relief; (v) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental entity or any other person required to be obtained or made prior to the Effective Time in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made, except for the filing of the Massachusetts Articles of Merger and the Georgia Certificate of Merger and except where the failure to have obtained or made such consents, authorizations, orders, approvals, filings or registrations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Sterling Software or the Surviving Company; (vi) Sterling Software and Cayenne shall have received written confirmation reasonably satisfactory to Sterling Software from certain insurers as to specified insurance matters (which condition has been satisfied); (vii) specified commercial relationships to which Cayenne is a party shall have been modified or terminated on terms reasonably satisfactory to Sterling Software; and (viii) SVB shall not have exercised any rights or remedies or taken any other action under or in respect of the SVB Credit Facility and shall not have failed to make any Advance requested by Cayenne and consented to by Sterling Software as described in "-- Interim Credit Arrangements." For purposes of the Merger Agreement, a "Material Adverse Effect" with respect to any person means a material adverse effect on (i) the ability of such person to perform its obligations under the Merger Agreement or to consummate the transactions contemplated thereby or (ii) the condition (financial or otherwise), assets, liabilities (actual or contingent), results of operations or business of such person and its subsidiaries taken as a whole.
For purposes of the Merger Agreement, a "Material Adverse Change" generally means a change, event or occurrence which has had or which could reasonably be expected to have a Material Adverse Effect on Cayenne, subject to exceptions for certain matters directly attributable to the performance by Cayenne of its covenants under the Merger Agreement, declines in Cayenne's revenues or a failure of Cayenne to collect its accounts receivable.

  The obligation of Cayenne to effect the Merger is further subject to satisfaction or waiver on or prior to the Closing Date of the following conditions: (i) the representations and warranties of each of Sterling Software and Merger Sub contained in the Merger Agreement, which representations and warranties are deemed for purposes of this condition not to include any qualification or limitation with respect to materiality (whether by reference to Material Adverse Effect or otherwise), shall be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Sterling Software or a material adverse effect on the economic benefits to be realized by the holders of shares of Cayenne Capital Stock as a result of the consummation of the Merger, with the same effect as though such representations and warranties were made as of the Closing Date, and Cayenne shall have received a certificate signed on behalf of Sterling Software and Merger Sub by an authorized officer of Sterling Software to such effect; and (ii) each of Sterling Software and Merger Sub shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and Cayenne shall have received a certificate signed on behalf of Sterling Software by an authorized officer of Sterling Software to such effect.

  Termination; Effects of Termination. The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the Cayenne stockholders, in any one of the following circumstances: (i) by mutual written consent duly authorized by the Board of Directors of Sterling Software and the Cayenne Board; (ii) by Sterling Software or Cayenne, if the Effective Time shall not have occurred on or before December 31, 1998 (otherwise than as a result of a material breach of any provision of the Merger Agreement by the party seeking to effect such termination); (iii) by Sterling Software or Cayenne, if any federal or state court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; (iv) by Sterling Software or Cayenne, if the Special Meeting shall have been held and the Merger Agreement shall not have been approved by the affirmative vote of the requisite number of shares of Cayenne Capital Stock; (v) by Sterling Software, if (A) the Cayenne Board or any committee thereof shall have (1) withdrawn or modified, in a manner adverse to Sterling Software or Merger Sub, its approval of the Merger Agreement or the other transactions contemplated by the Merger Agreement or the recommendation referred to in "-- Cayenne Stockholders Meeting," (2) approved, endorsed or recommended to its stockholders an Acquisition Proposal, or (3) resolved to do any of the foregoing or (B) if the Special Meeting shall not have been held by October 31, 1998 as a result of a breach by Cayenne of its obligations described in "-- Cayenne Stockholders Meeting"; or (vi) by Sterling Software or Cayenne, if (A) the other party shall have failed to comply in any material respect with any of the material covenants and agreements contained in the Merger Agreement that are to be complied with or performed by such party at or prior to such date of termination, and such failure continues for 20 business days after the actual receipt by such party of a written notice from the other party setting forth in detail the nature of such failure, or (B) the representations and warranties of the other party contained in the Merger Agreement, which representations and warranties are deemed not to include any qualification or limitation with respect to materiality (whether by reference to a Material Adverse Effect or otherwise), shall have been untrue in any respect on the date when made (or in the case of any representations and warranties that are made as of a different date, as of such different date) and the matters in respect of which such representations and warranties shall have been untrue, in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on such other party.

  If the Merger Agreement is terminated based upon an event described in clause
(iv) or (v) of the immediately preceding paragraph, Cayenne will be required to pay to Sterling Software a fee in an amount equal to $570,000. If the Merger Agreement is terminated by Cayenne based on an event described in clause (vi) of the immediately preceding paragraph, then Sterling Software will be required to pay to or for the account of Cayenne an amount in immediately available funds equal to $570,000 (the "Liquidated Damages Amount"). The payment of the Liquidated Damages Amount will be the exclusive remedy of Cayenne for any damages arising from or relating to any event described in clause (vi) of the preceding paragraph. To the extent that any Advances are outstanding at the time that Cayenne elects to terminate the Merger Agreement based on an event described in clause (vi) of the preceding paragraph, Sterling Software will pay the Liquidated Damages Amount first to SVB to reduce the balance of such Advances, with any remaining portion of the Liquidated Damages Amount being thereafter paid to Cayenne.

  The Merger Agreement provides that in the event of the termination thereof as described in the first paragraph under "-- Termination; Effects of Termination," the Merger Agreement (except for the provisions described in the immediately preceding paragraph and certain other specified provisions thereof) will cease to have any force or effect without any liability on the part of any party thereto. Subject in all events to payment of the Liquidated Damages Amount being an exclusive remedy in the circumstances to which it applies, the provision of the Merger Agreement described in the immediately preceding sentence would not relieve any party to the Merger Agreement from liability for any willful or intentional breach of the Merger Agreement.

  Termination of the Merger Agreement for any reason will constitute an Event of Default under the SVB Forbearance Agreement. Upon the occurrence of such an Event of Default, SVB may refuse to make further advances under the SVB Credit Facility and demand payment of all amounts owing under the SVB Credit Facility. See "The Forbearance Agreement."

  Cayenne Stockholders Meeting. The Merger Agreement provides that Cayenne will take all action necessary, in accordance with the MBCL and other applicable law and the Cayenne Articles and the Cayenne Bylaws, to convene and hold a special meeting of Cayenne stockholders as promptly as practicable after the date of the Merger Agreement for the purpose of considering and voting upon the Merger Agreement and to solicit proxies in connection therewith. The Merger Agreement also provides that, subject to the right of the Cayenne Board to withdraw or modify its recommendation as described in the second paragraph under the caption "-- No Solicitation" above, the Cayenne Board will recommend that the holders of shares of Cayenne Capital Stock vote in favor of the approval of the Merger Agreement at the Special Meeting and cause such recommendation to be included in this Proxy Statement.

  Consents, Approvals and Filings. The Merger Agreement provides that each of the parties to the Merger Agreement will (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act and the Exchange Act, with respect to the Merger and the other transactions contemplated by the Merger Agreement and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement, including without limitation using all reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities and parties to contracts with Cayenne and its subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement and to fulfill the conditions to the Merger, except that in no event will Sterling Software or any of its subsidiaries be required to agree or commit to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets (tangible or intangible) or any business interest of it or any of its subsidiaries (including without limitation the Surviving Company after consummation of the Merger) in connection with or as a condition to receiving the consent or approval of any governmental entity (including without limitation under the HSR Act). See "The Merger -- Regulatory Matters."

  Employee Benefit Matters. The Merger Agreement provides that, from and after the Effective Time, Sterling Software will, and will cause its subsidiaries (including the Surviving Company) to, honor and provide for payment of all accrued obligations and benefits under all employee benefit plans of Cayenne and employment or severance agreements between Cayenne and any persons who are or had been employees of Cayenne or any of its subsidiaries at or prior to the Effective Time ("Covered Employees"), all in accordance with their respective terms.

  The Merger Agreement further provides that, from and after the Effective Time, Sterling Software will, and will cause its subsidiaries (including the Surviving Company) to, provide Covered Employees who remain in the employ of Sterling Software or any such subsidiary employee benefits that are reasonably comparable to the employee benefits provided to similarly situated employees of Sterling Software or any such subsidiary who are not Covered Employees. The Merger Agreement also provides that, to the extent Covered Employees are included in any benefit plan of Sterling Software or its subsidiaries, Covered Employees will receive credit under such plan (other than any such plan providing for sabbaticals) for service prior to the Effective Time with Cayenne to the same extent such service was counted under similar Cayenne employee benefit plans for purposes of eligibility, vesting, eligibility for retirement (but not for benefit accrual) and, with respect to vacation, disability and severance, benefit accrual. The Merger Agreement also provides that, to the extent that Covered Employees are included in any medical, dental or health plan other than the plan or plans they participated in at the Effective Time, any such plans will not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Cayenne employee benefit plan at the Effective Time, and will provide credit for any deductibles and co-payments applied or made with respect to each Covered Employee in the calendar year of the change.

  Indemnification; Directors' and Officers' Insurance. The Merger Agreement provides that, for a period of five years after the Effective Time, the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of Merger Sub as in effect on the date of the Merger Agreement will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Cayenne in respect of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by the Merger Agreement), unless such modification is required by law.

  The Merger Agreement also provides that for a period commencing at the Effective Time and expiring not later than the fifth anniversary of the Effective Time, Sterling Software will cause to be maintained in effect policies of directors' and officers' liability insurance, for the benefit of those persons who are covered by Cayenne's directors' and officers' liability insurance policies at the Effective Time, providing coverage with respect to matters occurring prior to the Effective Time that is at least equal to the coverage provided under Cayenne's current directors' and officers' liability insurance policies, to the extent that such liability insurance can be maintained at an annual cost to Sterling Software not greater than 150 percent of the premium for the current Cayenne directors' and officers' liability insurance; provided that if such insurance cannot be so maintained at such cost, Sterling Software shall maintain as much of such insurance as can be so maintained at a cost equal to 150 percent of the current annual premiums of Cayenne for such insurance.

  Fees and Expenses. The Merger Agreement provides that each party will pay its own expenses incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the transactions contemplated thereby, except that each of Sterling Software and Cayenne will bear and pay one-half of the costs and expenses incurred in connection with the filing of the premerger notification and report forms under the HSR Act.

  Amendment. Subject to the applicable provisions of the MBCL, at any time prior to the Effective Time the parties to the Merger Agreement may modify or amend the Merger Agreement by written agreement executed and delivered by duly authorized officers of the respective parties, except that after approval of the Merger Agreement at the Special Meeting, no amendment will be made which would reduce the amount or change the type of consideration into which each share of Cayenne Capital Stock will be converted upon consummation of the Merger.

ACCOUNTING TREATMENT

  The Merger will be accounted for as a "purchase," as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a general summary of the material federal income tax consequences of the Merger and is based on the Code, the final, proposed and temporary Treasury Regulations promulgated thereunder, administrative rulings and interpretations and judicial decisions, in each case as in effect as of the date hereof. All of the foregoing are subject to change at any time, possibly with retroactive effect. The discussion set forth below does not address all aspects of federal income taxation that may be relevant to a stockholder in light of such stockholder's particular circumstances or to stockholders subject to special rules under the federal income tax laws, such as non-United States persons, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or stockholders who acquired their shares of Cayenne Capital Stock pursuant to the exercise of employee stock options or otherwise as compensation, nor any consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion assumes that holders of Cayenne Capital Stock hold their respective shares as capital assets within the meaning of Section 1221 of the Code.

  The receipt of cash for shares of Cayenne Capital Stock pursuant to the Merger will be a taxable transaction to stockholders for federal income tax purposes under the Code and also may be a taxable transaction under applicable state, local, foreign and other tax laws. In general, a stockholder will recognize gain or loss measured by the difference between the amount of cash received in exchange for shares of Cayenne Capital Stock and the tax basis in such shares of Cayenne Capital Stock. Such gain or loss will be capital gain or loss and, in the case of an individual stockholder, any gain will generally be taxed at a maximum rate of 20% if such Cayenne Capital Stock is considered to have been held for more than 12 months at the Effective Time.

  HOLDERS OF CAYENNE CAPITAL STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

REGULATORY MATTERS



  In connection with the transactions contemplated by the Merger Agreement, Sterling Software and Cayenne made filings or applications with the FTC and the Antitrust Division pursuant to the HSR Act. Sterling Software and Cayenne were subsequently notified that the applicable waiting period under the HSR Act was terminated on September 14, 1998.

  The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the Effective Time, the FTC or the Antitrust Division could, among other things, seek under the antitrust laws to enjoin the Merger or to cause Sterling Software to divest itself, in whole or in part, of Cayenne or of other businesses conducted by Sterling Software. Under certain circumstances, private parties and state governmental authorities may also bring legal action under the antitrust laws challenging the Merger. See "-- The Merger Agreement -- Conditions to the Merger" and "-- Consents, Approvals and Filings."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  General. Certain members of Cayenne's management and the Cayenne Board may be deemed to have certain interests in the Merger that are in addition to their interests as stockholders of Cayenne generally. Such interests relate to, among other things, provisions in the Merger Agreement regarding the treatment of outstanding Cayenne Options and the performance of certain obligations and the provision of certain benefits under existing employment and severance agreements and compensation and benefit plans. The Cayenne Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. See "The Merger -- The Merger Agreement -- Treatment of Cayenne Stock Options" and "-- Employee Benefit Matters."

  Cayenne Stock Option Plans. Although outstanding Cayenne Options will be assumed by Sterling Software and will constitute options to acquire Sterling Software Common Stock (see "The Merger -- The Merger Agreement -- Treatment of Cayenne Stock Options"), Cayenne believes that such options have no significant value. The intrinsic value of all of the Cayenne Options (based on the price of Cayenne Common Stock at the close of business on September 16, 1998 of $0.2186 and determined by subtracting the exercise price of such Cayenne Options from the value of the shares of Cayenne Common Stock subject to such Cayenne Options) is zero. Moreover, of the Substitute Options into which the Cayenne Options will be converted at the Effective Time, which in the aggregate will relate to 43,092 shares of Sterling Software Common Stock, (i) Substitute Options relating to 40,186 shares of Sterling Software Common Stock (i.e., 93% of the Substitute
                                                    ----
Options) will have no intrinsic value unless and until the market price for shares of Sterling Software Common Stock increases to $89.61 (as compared to the closing price for shares of Sterling Software Common Stock on September 23, 1998, of $22.94) and (ii) Substitute Options relating to 52, 2,790 and 64 shares of Sterling Software Common Stock, respectively, will have no intrinsic value unless and until the market price for shares of Sterling Software Common Stock increases to $32.25, $44.79 and $68.80, respectively.

  Cayenne does not anticipate that any Cayenne Options will be exercised prior to the Effective Time because such exercise would be uneconomical for the holders thereof. Any exercise of Cayenne Options prior to the Effective Time would have no effect on the Merger Consideration (except to the extent, if any, that the proceeds received by Cayenne upon any such exercise would enable Cayenne to forego obtaining Advances under the Overadvance Facility).

  The following table sets forth, with respect to each of the executive officers of Cayenne (the "Cayenne Executive Officers") and each of the directors serving on the Cayenne Board, the number of shares of Cayenne Common Stock subject to vested and unvested Cayenne Options held by such Cayenne Executive Officer or director as of August 26, 1998. The aggregate intrinsic value of vested and unvested Substitute Options which will be received in respect of such Cayenne Options by each individual whose name is listed in the following table (based on the price of Sterling Software Common Stock at the close of business on August 26, 1998 of $21.50 and determined by subtracting the aggregate exercise price of such Substitute Options from the total value of the shares of Sterling Software Common Stock subject to such Substitute Options) is zero.

                                                NUMBER OF  INTRINSIC
                                                 SHARES      VALUE
                                                ---------  ---------
EXECUTIVE OFFICERS
------------------
John J. Alexander................................ 177,600       $-0-
Luciano Balma....................................  65,600        -0-
Frederick H. Phillips............................ 175,000        -0-
Massood Zarrabian................................ 485,000        -0-

DIRECTORS
---------
R. John Fletcher.................................  50,000        -0-
William H.D. Goddard.............................  38,955        -0-
Roland D. Pampel.................................  40,000        -0-
Allyn C. Woodward, Jr............................  50,000        -0-

  Upon a "change in control" event, outstanding Cayenne Options held by certain Cayenne Executive Officers will become immediately vested with respect to the following numbers of shares of Cayenne Common Stock: Mr. Balma, 6,000 shares; Mr. Phillips, 18,750 shares; and Mr. Zarrabian, 150,000 shares. Consummation of the Merger will constitute such a "change in control" event. After giving effect to such accelerated vesting, the options held by Messrs. Balma, Phillips and Zarrabian will be vested, as of October 23, 1998, with respect to the following numbers of shares of Cayenne Common Stock: Mr. Balma, 55,101 shares; Mr. Phillips, 112,001 shares; and Mr. Zarrabian, 432,501 shares. It is anticipated that Mr. Alexander or the other members of the Cayenne Board will not continue in any capacity with Sterling Software, and that their unvested Cayenne Options will therefore not vest following the Effective Time.

  Employment Agreement with Mr. Zarrabian. Cayenne has entered into an agreement with Mr. Zarrabian (the "Zarrabian Agreement") that provides for certain payments in the event of a "change in control." The Merger will constitute such a "change in control." Under the Zarrabian Agreement, Mr. Zarrabian would be entitled to a bonus payment of $125,000 within five days after the Effective Time. Such payment constitutes consideration for the termination of certain other severance agreements between him and Cayenne. In addition, the Zarrabian Agreement provides that, after the Merger, Mr. Zarrabian would be entitled to the payment of an additional $350,000 upon either the termination of his employment with the Surviving Company or a failure of the Surviving Company to offer Mr. Zarrabian a satisfactory position. Such payment would be triggered by (i) termination of Mr. Zarrabian's employment by Cayenne or (ii) termination of employment by Mr. Zarrabian for specified reasons. If Mr. Zarrabian's employment is terminated by the Surviving Company without cause or if he resigns, he would also be entitled to receive salary and benefits for a period of six months after such termination. The obligation to make all of the severance payments described above will become an obligation of Sterling Software at the Effective Time and will not affect the amount of Advances required by Cayenne.

APPRAISAL RIGHTS

  If the Merger Agreement is approved by stockholders at the Special Meeting and the Merger becomes effective, any holder of Cayenne Capital Stock (i) who files with Cayenne, before the taking of the vote to approve the Merger Agreement, written objection to the Merger stating that such holder intends to demand payment for such holder's shares if the Merger becomes effective and (ii) whose shares are not voted for the approval of the Merger Agreement, has the right to demand in writing from the Surviving Company, within 20 days after the date of mailing to such holder of notice in writing that the Merger has become effective, payment for such holder's shares and an appraisal of the value thereof. The Surviving Company and any such holder of Cayenne Capital Stock shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 85 to 98, inclusive, of the MBCL, which are set forth in full in Appendix C hereto.

  The following is a summary of the relevant sections of the MBCL. Such summary is subject to and qualified in its entirety by reference to Appendix C hereto. In order to exercise statutory appraisal rights, strict adherence to such statutory provisions is required, and each stockholder who may desire to exercise such rights should carefully review and adhere to such provisions.

  Under Section 86 of the MBCL, no holder of Cayenne Capital Stock shall have the right to demand payment for such holder's shares and an appraisal thereof unless (i) such holder files with Cayenne, before the taking of the vote to approve the Merger Agreement, written objection to the Merger stating that such holder intends to demand payment for such holder's shares if the Merger becomes effective (a "Written Objection") and (ii) such holder's shares are not voted for the approval of the Merger Agreement. Any Written Objection should be delivered to Cayenne Software, Inc., 14 Crosby Drive, Bedford, Massachusetts 01730, Attention: Clerk, and it is recommended that any Written Objection be sent by registered or certified mail, return receipt requested.

  Under Section 88 of the MBCL, the Surviving Company shall, within 10 days after the date on which the Merger becomes effective, notify each stockholder who filed a Written Objection meeting the requirements of Section 86 of the MBCL and whose shares were not voted for the approval of the Merger Agreement that the Merger has become effective (a "Merger Notice").

  Under Section 89 of the MBCL, if within 20 days after the date of mailing of a Merger Notice any holder of Cayenne Capital Stock to whom Cayenne was required to give the Merger Notice shall demand in writing, from the Surviving Company, payment for such holder's stock, the Surviving Company shall pay to such holder (a "Demanding Stockholder") the fair value of such holder's stock within 30 days after the expiration of the period during which such demand may be made.

  Under Section 90 of the MBCL, if during the 30-day period referred to in the immediately preceding paragraph the Surviving Company and any Demanding Stockholder fail to agree as to the value of such Demanding Stockholder's stock, the Surviving Company or any Demanding Stockholder may within four months after the expiration of such 30-day period demand a determination of the value of the stock of all Demanding Stockholders by a bill of equity filed in the superior court in Middlesex County, Massachusetts.

  Under Section 91 of the MBCL, if the bill is filed by the Surviving Company, it shall name as parties respondent all Demanding Stockholders with whom the Surviving Company has not reached agreement as to the value thereof. If the bill is filed by a Demanding Stockholder, such Demanding Stockholder shall bring the bill in its own behalf and in behalf of all other Demanding Stockholders with whom the Surviving Company has not reached agreement as to the value thereof, and service of the bill shall be made upon the Surviving Company by subpoena with a copy of the bill annexed. The Surviving Company shall file with its answer a duly verified list of all such other

Demanding Stockholders, and such Demanding Stockholders shall thereupon be deemed to have been added as parties to the bill. The Surviving Company shall give notice in such form and returnable on such date as the court shall order to each Demanding Stockholder party to the bill by registered or certified mail, addressed to the last known address of such Demanding Stockholder as shown in the records of the Surviving Company, and the court may order such additional notice by publication or otherwise as it deems advisable. Each Demanding Stockholder shall be deemed to have consented to the provisions of Section 91 of the MBCL relating to notice, and the giving of notice by the Surviving Company to any such Demanding Stockholder in compliance with the order of the court shall be a sufficient service of process on it. Failure to give notice to any Demanding Stockholder shall not invalidate the proceedings as to any other Demanding Stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

  Under Section 92 of the MBCL, after hearing, the court shall enter a decree determining the fair value of the stock of those Demanding Stockholders who have become entitled to the valuation of and payment for their shares, and shall order the Surviving Company to make payment of such value, together with interest, if any, to the Demanding Stockholders entitled thereto upon the transfer by them to the Surviving Company of the certificates representing such stock. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the Merger Agreement and shall be exclusive of any element of value arising from the expectation or accomplishment of the Merger.

  Under Section 93 of the MBCL, the court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

  Under Section 94 of the MBCL, on motion, the court may order Demanding Stockholders party to the bill to submit their certificates of stock to the Surviving Company for notation thereon of the pendency of the bill, and may on motion dismiss the bill as to any Demanding Stockholder who fails to comply with such order.

  Under Section 95 of the MBCL, the costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to Demanding Stockholders as provided under the MBCL shall be paid by the Surviving Company. Interest shall be paid upon any award from the date of the vote approving the Merger Agreement, and the court may on application of any interested party determine the amount of interest to be paid in the case of any Demanding Stockholder.

  Under Section 96 of the MBCL, any holder of Cayenne Capital Stock who has demanded payment for such holder's stock as provided in the MBCL shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the Merger Agreement) unless: (i) a bill shall not be filed within the time provided in Section 90 of the MBCL; (ii) a bill, if filed, shall be dismissed as to such holder; or (iii) such holder shall, with the written approval of the Surviving Company, deliver to the Surviving Company a written withdrawal of such holder's objections to and an acceptance of the Merger.

  Under Section 98 of the MBCL, the enforcement by a holder of Cayenne Capital Stock of such holder's right to receive payment for such holder's shares in the manner provided in the MBCL shall be an exclusive remedy except that the MBCL shall not exclude the right of such holder to bring or maintain an appropriate proceeding to obtain relief on the ground that the Merger will be or is illegal or fraudulent as to such holder. In addition, in Coggins v. New England
                                                  ----------------------
Patriots Football Club, Inc., 397 Mass. 525 (1986), the Massachusetts Supreme
---------------------------
Judicial Court held that dissenting stockholders are not limited to the statutory remedy of judicial appraisal where violations of fiduciary duty exist.

                           THE FORBEARANCE AGREEMENT

GENERAL

  In connection with the execution and delivery of the Merger Agreement, SVB, Cayenne and certain of Cayenne's subsidiaries entered into the Forbearance Agreement.

  The following is a summary of the material terms of the Forbearance Agreement. This summary is not a complete description of the terms and conditions of the Forbearance Agreement and is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed as Exhibit 10.31 to Cayenne's Current Report on Form 8-K dated August 28, 1998. See "Available Information" and "Incorporation of Certain Documents by Reference."

FORBEARANCE, AMENDED REVOLVING LOAN FACILITY AND OVERADVANCE FACILITY

  Pursuant to the Forbearance Agreement, SVB has agreed, on the basis of credit enhancement provided by Sterling Software and subject to specified conditions, to (i) forbear from exercising its rights and remedies in respect of defaults by Cayenne under the SVB Credit Facility, (ii) continue to make advances to Cayenne under the revolving credit facility included in the SVB Credit Facility, as amended by the Forbearance Agreement to provide for borrowings thereunder in an amount not to exceed the lesser of (x) the "borrowing base," determined on a semi-monthly basis, and (y) $2,000,000 (as so amended, the "Amended Revolving Loan Facility"), (iii) remit to Cayenne amounts collected under a "lockbox arrangement" for working capital purposes so long as Cayenne is in borrowing base compliance, and (iv) make advances to Cayenne in a maximum amount of up to $3,000,000 under a new subfacility (i.e., the Overadvance Facility) to fund Cayenne's working capital requirements. In connection therewith, Cayenne paid to SVB a forbearance fee of $12,500 and Sterling Software executed and delivered to SVB the Sterling Software Guaranty described below under "-- Sterling Software Guaranty." Except as specifically provided in the Forbearance Agreement, the SVB Credit Facility remains in full force and effect and all of Cayenne's obligations thereunder (including obligations under both the Amended Revolving Loan Facility and the Overadvance Facility) are secured by liens on or security interests in all or substantially all of the assets of Cayenne and certain of its subsidiaries.

  As of August 31, 1998, Cayenne had outstanding $1,994,111 of borrowings under the Amended Revolving Loan Facility, which amount exceeded by $259,119 the projected maximum amount permitted to be outstanding thereunder by virtue of Cayenne's projected month-end borrowing base of $1,734,992. Accordingly, pursuant to the Forbearance Agreement, SVB liquidated certain certificates of deposit that had previously been held on account at SVB by Cayenne, and paid the proceeds thereof, in the amount of approximately $659,792, to Cayenne. Of such amount, $259,119 was applied to reduce the borrowings under the Amended Revolving Loan Facility to $1,734,992 (thereby bringing such borrowings into compliance with Cayenne's month-end borrowing base), $33,353 was applied to the payment of certain fees and expenses, and the remaining $367,320 was available as of September 1, 1998 to fund Cayenne's working capital requirements in the ordinary course of business.

  Because Cayenne's borrowings under the Amended Revolving Loan Facility are not permitted to exceed the lesser of (i) Cayenne's borrowing base indicated in its immediately preceding semi-monthly borrowing base report to SVB and (ii) $2,000,000, Cayenne will not be entitled to make additional borrowings under the Amended Revolving Loan Facility, if at all, unless Cayenne's borrowing base as of August 31, 1998 and semi-monthly thereafter until the Termination Date (as hereinafter defined) exceeds the then-outstanding amount of such borrowings. Moreover, Cayenne is prohibited under the Merger Agreement from making any payment in respect of principal amounts outstanding under the Amended Revolving Loan Facility except to the extent such payments are required to be made pursuant to the provisions of the Forbearance Agreement. Under the Forbearance Agreement, if, as of end of any semi-monthly reporting period, outstanding borrowings under the Amended

Revolving Loan Facility exceed Cayenne's then-current borrowing base, (i) Cayenne will be required to pay the amount of such excess to SVB upon demand or
(ii) SVB will, if sufficient availability exists under the Overadvance Facility, make an Advance under the Overadvance Facility and apply the proceeds thereof to such payment. Any failure of the foregoing actions to result in the full payment of such excess will constitute an Event of Default under the Forbearance Agreement.

  Subject to Sterling Software's prior consent as described in "The Merger Agreement -- Interim Credit Arrangements," Cayenne may from time to time request Advances from SVB under the Overadvance Facility in a maximum amount of up to $3,000,000. (Although Sterling Software has reserved the right under the Merger Agreement to consent, in its sole and absolute discretion, to Advances in excess of $3,000,000, SVB has no obligation under the terms of the SVB Credit Agreement as presently in effect to make any such excess Advances.) Among other terms and conditions, the Forbearance Agreement provides that (i) no Advance shall be made unless, at the time such Advance is requested, outstanding borrowings under the Amended Revolving Loan Facility are equal to or greater than the maximum permitted amount of such borrowings, (ii) the proceeds of all Advances shall be used by Cayenne for its working capital requirements or to make payments of principal outstanding or interest payments due under the Amended Revolving Loan Facility that are required under the Forbearance Agreement, (iii) all Advances will bear interest at a rate per annum equal to a specified "prime" rate plus 1%, and (iv) all Advances, together with any accrued and unpaid interest thereon, shall be paid in full on or before the Termination Date or upon the occurrence of an Event of Default (as hereinafter defined). As described in "The Merger Agreement -- Interim Credit Arrangements," Cayenne is prohibited from repaying any Advances prior to the earlier of the Effective Time and the termination of the Merger Agreement.

TERMINATION

  The Forbearance Agreement provides that all amounts outstanding under the SVB Credit Facility, including all borrowings under the Amended Revolving Loan Facility and the Overadvance Facility, together with any accrued and unpaid interest thereon, will be due and payable (if not sooner accelerated upon the occurrence of an Event of Default under the Forbearance Agreement) on the earlier of (i) consummation of the Merger and (ii) October 30, 1998, unless as of such date Cayenne has both mailed this Proxy Statement and obtained clearance for the Merger under the HSR Act, in which case such amounts will be due and payable on November 30, 1998 (the applicable date being referred to herein as the "Termination Date"). Upon consummation of the Merger, the obligation to pay such amounts will become the obligation of Merger Sub.

EVENTS OF DEFAULT

  Under the Forbearance Agreement, the following events constitute an "Event of Default": (i) the failure of Cayenne to perform any term thereof as and when required; (ii) the failure of Cayenne to pay any amounts required to be paid to SVB thereunder as and when due (including without limitation the failure to reduce the amount of borrowings outstanding under the Amended Revolving Loan Facility as and when required under the Forbearance Agreement); (iii) the failure of Cayenne to pay all amounts due and payable under the Amended Revolving Loan Facility and the Overdraft Facility on the Termination Date; (iv) the commencement of any case under the United States Bankruptcy Code by or against Cayenne; (v) the termination of the Merger Agreement for any reason or withdrawal by the Cayenne Board of its recommendation of the Merger to Cayenne's stockholders; and (vi) termination by Sterling Software of the Sterling Software Guaranty.

STERLING SOFTWARE GUARANTY

  As a condition to its willingness to enter into the Forbearance Agreement and establish the Overadvance Facility, SVB required that Sterling Software execute and deliver to SVB a Limited Guaranty of Collection (together with an ancillary agreement between SVB and Sterling Software relating thereto, the "Sterling Software Guaranty") in favor of SVB. Pursuant to the Sterling Software Guaranty, Sterling Software has guaranteed the payment and performance of any amounts outstanding under and due to SVB pursuant to the Overadvance Facility. Pursuant to the Sterling Software Guaranty, SVB may in certain circumstances (including the occurrence of an Event of Default under the Forbearance Agreement) require Sterling Software to either (i) pay all amounts due and owing to SVB under the Overadvance Facility or (ii) purchase from SVB either (A) a non-recourse assignment of Cayenne's obligations under the Overadvance Facility or (B) an undivided last out participation interest in Cayenne's obligations under the Amended Revolving Loan Facility and the Overadvance Facility (in the proportion that Cayenne's obligations under the Overadvance Facility bear to Cayenne's obligations under the Amended Revolving Loan Facility and the Overadvance Facility taken as a whole), in each case on the terms and subject to the conditions set forth in the Sterling Software Guaranty. Subject to certain rights (including certain preferential rights) of SVB, upon making the payment contemplated by clause (i) of the preceding sentence, Sterling Software would be subrogated to SVB's rights against Cayenne in respect of the Overadvance Facility, and upon purchasing the assignment or participation interest contemplated by clause (ii) of the preceding sentence, Sterling Software would directly or indirectly succeed to all or a proportionate share, as the case may be, of SVB's rights against Cayenne under the Overadvance Facility or the Overadvance Facility and the Amended Revolving Credit Loan Facility, including all or a proportionate share, as the case may be, of SVB's liens on and security interests in Cayenne's assets. In addition, SVB has granted to Sterling Software an option to purchase from SVB all of Cayenne's obligations under the Amended Revolving Loan Facility and the Overadvance Facility. In the event of any such purchase, Sterling Software would succeed to all of SVB's rights against Cayenne under the Amended Revolving Loan Facility and the Overadvance Facility, including all of SVB's liens on and security interests in Cayenne's assets.


                           THE STOCK OPTION AGREEMENT

GENERAL

  As a condition to its willingness to enter into the Merger Agreement, Sterling Software required that Cayenne enter into the Stock Option Agreement.

  The following is a summary of the material terms of the Stock Option Agreement. This summary is not a complete description of the terms and conditions of the Stock Option Agreement and is qualified in its entirety by reference to the full text of the Stock Option Agreement, a copy of which is filed as Exhibit 10.29 to Cayenne's Current Report on Form 8-K dated August 28, 1998. See "Available Information" and "Incorporation of Certain Documents by Reference."

EXERCISE OF THE OPTION

  Pursuant to the Stock Option Agreement, Cayenne granted Sterling Software the Option to purchase up to 4,245,346 shares of Common Stock or such other number of shares of Common Stock as equals 19.9% of the issued and outstanding shares of Cayenne Common Stock at the time of exercise of the Option at a price per share of $0.375, subject to reduction as described in the next sentence. If, at the time of the consummation of the purchase and sale of shares of Cayenne Common Stock pursuant to exercise of the Option, there are outstanding any Advances to Cayenne, the amount of such exercise price will be reduced by an amount equal to the quotient obtained by dividing (i) the aggregate amount of such outstanding Advances by (ii) 21,333,398 (i.e., the number of shares of Cayenne Common Stock that are presently outstanding). The Option is exercisable, in whole or in part, at any time or from time to time during the period (the "Option Period") from and after the occurrence of any event as a result of which the Merger Agreement is subject to being terminated pursuant to certain provisions of the Merger Agreement (i.e., by either Cayenne or Sterling Software if the Special Meeting has been held and the Merger Agreement has not been adopted by the affirmative vote of holders of the requisite number of shares of Cayenne Capital Stock, or by Sterling Software if the Cayenne Board shall have withdrawn its approval of the Merger Agreement or its recommendation that the stockholders approve the Merger Agreement, or shall have approved, endorsed or recommended to the Cayenne stockholders an Acquisition Proposal), through the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement by mutual consent of Cayenne and Sterling

Software, or by either Cayenne or Sterling Software in the event that (A) the Effective Time shall not have occurred on or before December 31, 1998 (otherwise than as a result of material breach of the Merger Agreement by the party seeking to effect such termination), (B) an order, decree or ruling shall have been issued or other action taken by a court of competent jurisdiction which permanently restrains, enjoins or otherwise prohibits the Merger, or (C) if the other party shall have committed certain breaches of its representations, warranties or covenants contained in the Merger Agreement, and (iii) the date that is one year after the termination of the Merger Agreement by Sterling Software or Cayenne if the Special Meeting has been held and the Merger Agreement has not been approved by the affirmative vote of holders of the requisite number of shares of Cayenne Capital Stock, or by Sterling Software if the Cayenne Board withdraws its approval of the Merger Agreement or its recommendation that the stockholders approve the Merger Agreement, or shall have approved, endorsed or recommended to the Cayenne stockholders an Acquisition Proposal.

ADJUSTMENTS TO NUMBER AND TYPE OF SHARES

  The type and number of shares, securities or other property subject to the Option and the purchase price therefor will be adjusted for any change in the shares of Cayenne Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, extraordinary distribution or similar transaction, such that Sterling Software will receive upon exercise of the Option the number and class of shares, securities or other property that Sterling Software would have received in respect of shares of Cayenne Common Stock if the Option had been exercised immediately prior to the occurrence of such event (or the record date therefor). In the event that Cayenne enters into an agreement to consolidate with or merge into any person other than Sterling Software, to permit any person other than Sterling Software to merge into Cayenne, or to sell or otherwise transfer all or substantially all of its assets to any person other than Sterling Software, then such transaction will provide that the Option will, upon the consummation of such transaction, be converted into an option to acquire the number and class of shares or other securities or property Sterling Software would have received in respect of shares of Cayenne Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale or transfer (or the record date therefor).

REGISTRATION RIGHTS AND LISTING

  Sterling Software has certain rights to require registration by Cayenne of any shares of Cayenne Common Stock or other securities purchased pursuant to the Option under the securities laws if necessary for Sterling Software to be able to sell such shares and to require the listing of such shares on the Nasdaq National Market (or any other national securities quotation system or any national securities exchange on which shares of Cayenne Common Stock are then authorized to be quoted).

EFFECT OF STOCK OPTION AGREEMENT

  The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in Cayenne from considering or proposing such an acquisition.


                           THE STOCKHOLDER AGREEMENT

GENERAL

  As a condition to its willingness to enter into the Merger Agreement, Sterling Software required that the Preferred Stockholders enter into the Stockholder Agreement.

  The following is a summary of the material terms of the Stockholder Agreement. This summary is not a complete description of the terms and conditions of the Stockholder Agreement and is qualified in its entirety by reference to the full text of the Stockholder Agreement, a copy of which is filed as Exhibit 10.30 to Cayenne's Current Report on Form 8-K/A dated September 4, 1998. See "Available Information" and "Incorporation of Certain Documents by Reference."

VOTING AGREEMENTS

  The Stockholder Agreement provides that, during the period (the "Restricted Period") from and including August 27, 1998 through and including the earlier of
(i) the Effective Time and (ii) the date on which the Merger Agreement is terminated, at any meeting of the stockholders of Cayenne called to consider and vote upon the approval of the Merger Agreement, and in connection with any action to be taken in respect of the approval of the Merger Agreement by written consent, each Preferred Stockholder will vote all of such Preferred Stockholder's Subject Shares (as hereinafter defined) in favor of the approval of the Merger Agreement, and in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement. During the Restricted Period, at any meeting of the stockholders of Cayenne called to consider and vote upon any Adverse Proposal (as hereinafter defined) and in connection with any action to be taken in respect of any Adverse Proposal by written consent of stockholders of Cayenne, each stockholder will vote or cause to be voted all of such stockholder's Subject Shares against such Adverse Proposal. For purposes of the Stockholder Agreement, the term "Adverse Proposal" means any (x) Acquisition Proposal or (y) other action which is intended or could reasonably be expected to impede, interfere with, delay or materially and adversely affect the contemplated economic benefits to Sterling Software of the Merger or any of the other transactions contemplated by the Merger Agreement or the Stockholder Agreement.

  Under the Stockholder Agreement, each Preferred Stockholder has granted to Sterling Software an irrevocable proxy to vote or act by written consent with respect to such Preferred Stockholder's Subject Shares in accordance with the voting agreements described above.

  For purposes of the Stockholder Agreement, the term "Subject Shares" means the shares of Cayenne Capital Stock beneficially owned by each Preferred Stockholder, as of August 27, 1998, together with any other shares of Cayenne Capital Stock acquired by such Preferred Stockholder during the Restricted Period.

  At the Record Date, the Preferred Stockholders beneficially owned, in the aggregate, (i) 100% of the outstanding shares of Cayenne Preferred Stock and
(ii) less than one percent of the outstanding shares of Cayenne Common Stock, representing approximately 48.1% of the combined voting power of the then-outstanding shares of Cayenne Capital Stock.

OPTIONS

  Pursuant to the Stockholder Agreement, each Preferred Stockholder has granted to Sterling Software an irrevocable option (each, a "Stock Option" and, collectively, the "Stock Options") to purchase such Preferred Stockholder's Subject Shares in exchange for a cash payment per Subject Share equal to the product of (i) $20.00, in the case of shares of Cayenne Preferred Stock, and
(ii) $0.375, in the case of shares of Cayenne Common Stock, subject to reduction as described in the next sentence. If at the time of the consummation of the purchase and sale of shares of Cayenne Common Stock pursuant to exercise of any Stock Option, there are outstanding any Advances, the amount of such cash payment per share of Cayenne Common Stock will be reduced by an amount equal to the quotient obtained by dividing (i) the aggregate amount of such outstanding Advances by (ii) 21,333,398 (i.e., the number of shares of Cayenne Common Stock that are presently outstanding).

  The Stock Options may be exercised in whole or in part, at any time or from time to time during the Restricted Period. The purchase of any Subject Shares upon exercise of a Stock Option is subject to compliance with the HSR Act, to the extent that the HSR Act is applicable to such purchase.

RESTRICTIONS ON TRANSFER; CONVERSION

  Pursuant to Stockholder Agreements, each Preferred Stockholder has agreed to certain restrictions on the transfer of such Preferred Stockholder's Subject Shares. Each Preferred Stockholder has also agreed not to convert its shares of Cayenne Preferred Stock into Cayenne Common Stock during the Restricted Period.


                  BUSINESSES OF STERLING SOFTWARE AND CAYENNE

STERLING SOFTWARE

  Sterling Software was founded in 1981 and became a publicly owned corporation in 1983. Sterling Software is a recognized worldwide supplier of software products and services within three major markets: applications management, systems management and federal systems.

CAYENNE

  Cayenne was organized as a Massachusetts corporation in 1983. Cayenne develops, markets and supports a suite of workgroup-to-enterprise analysis and design solutions for software developers. Cayenne's products are designed around an open architecture that enables organizations to create applications that integrate diverse information sources into new high-performance computing environments, to modify applications as business requirements and technologies change, and to run those applications on a variety of platforms. See "Available Information" and "Incorporation of Certain Documents by Reference."


                 BENEFICIAL OWNERSHIP OF CAYENNE CAPITAL STOCK

  The following table sets forth information, as of September 4, 1998, regarding the beneficial ownership of Cayenne Common Stock (which includes shares held of record and shares which may be acquired within 60 days pursuant to the exercise of options, after giving effect to the acceleration of the exercisability of certain options upon the consummation of the Merger) and Cayenne Preferred Stock by each director of Cayenne, each of the Cayenne Executive Officers, the directors and Cayenne Executive Officers as a group and each person known by Cayenne to own 5% or more of the outstanding shares of Cayenne Common Stock or Cayenne Preferred Stock. The persons named in the table have sole voting and investment power with respect to all shares of Cayenne Capital Stock owned by them, except as otherwise noted.


                                                           SHARES OF CAYENNE      SHARES OF CAYENNE
                                                             COMMON STOCK          PREFERRED STOCK
                                                          OWNED BENEFICIALLY     OWNED BENEFICIALLY
                                                          ------------------     ------------------
                                                                      PERCENT              PERCENT
NAME                                                   NUMBER      OF CLASS(1)   NUMBER   OF CLASS(1)
----                                                  --------     -----------  --------  -----------
Associated Capital, L.P.(2)........................   2,512,900         11.8%          -           -
   477 Madison Avenue
   14th Floor
   New York, NY 10022

                                                           SHARES OF CAYENNE      SHARES OF CAYENNE
                                                             COMMON STOCK          PREFERRED STOCK
                                                          OWNED BENEFICIALLY     OWNED BENEFICIALLY
                                                          ------------------     ------------------
                                                                      PERCENT              PERCENT
NAME                                                   NUMBER      OF CLASS(1)   NUMBER   OF CLASS(1)
----                                                  --------     -----------  --------  -----------
Wellington Management
   Company, LLP(3)..................................  2,237,758         10.5%          -           -
   Boston, MA 02109
Vanguard Explorer Fund,
   Inc.(4).........................................   1,550,000          7.3%          -           -
   P.O. Box 2600
  Valley Forge, PA 19482
Massood Zarrabian(5)...............................     446,501          2.0%          -           -
   Cayenne Software, Inc.
   14 Crosby Drive
   Bedford, MA 01730
John J. Alexander(5)...............................     162,539           *            -           -
   Cayenne Software, Inc.
   14 Crosby Drive
   Bedford, MA 01730
William H.D. Goddard(5)............................     141,102           *            -           -
   Ramallah Capital
    Corporation
   5 Brown Street
   Providence, RI 02906
Frederick H. Phillips(5)...........................     118,551           *            -           -
   Cayenne Software, Inc.
   14 Crosby Drive
   Bedford, MA 07130
Luciano Balma(5)...................................      55,101           *            -           -
   Cayenne Software, Inc.
   14 Crosby Drive
   Bedford, MA 07130
Allyn C. Woodward, Jr.(5)..........................      49,591           *            -           -
   Adams, Harkness & Hill, Inc.
   60 State Street
   Boston, MA 02109
R. John Fletcher(5)................................      44,777           *            -           -
   Fletcher Spaght, Inc.
   222 Berkeley Street
   Boston, MA  02116
Roland D. Pampel(5)................................      25,601           *            -           -
   c/o Cayenne Software, Inc.
   14 Crosby Drive
   Bedford, MA 07130
Integral Capital Management III, L.P.(6)...........  11,433,332(7)      34.9%    100,000        58.8%
   2750 Sand Hill Road
   Menlo Park, CA 94026
Chatterjee Fund Management, L.P.,
   Chatterjee Advisors, LLC and
   Winston Partners III LDC(8).....................   8,053,332(7)      27.4%     70,000        41.2%
   888 Seventh Avenue
   New York, NY 10106
All officers and Directors as a group (8 persons)..     997,487          4.7%          -           -

-------------------
* Less than 1.0%

(1) The number of shares of Cayenne Common Stock outstanding as of September 4, 1998 was 21,333,398, and the number of shares of Cayenne Preferred Stock outstanding as of September 4, 1998 was 170,000.

(2) Based upon a Schedule 13D dated May 29, 1997 and other information provided by Associated Capital, L.P. for it and A. Cap, Inc., Jay Zises, Selig Zises and Nancy J. Frankel-Zises. Represents shares of Cayenne Common Stock beneficially owned by various entities and persons.

(3) Based upon a Schedule 13G dated January 13, 1998 provided by Wellington Management Company, LLP ("WMC") in its capacity as an investment advisor registered under Section 203 of the Investment Advisors Act of 1990. In its capacity as investment advisor, WMC may be deemed to have beneficial ownership of the shares of Cayenne Common Stock that are owned of record by its clients. These clients have the right to receive, or the power to direct the receipt of dividends from, or the proceeds from the sale of such shares. No such client is known by WMC to have such right or power with respect to more than 5% of the Cayenne Common Stock other than Vanguard Explorer Fund, Inc., whose holdings are listed in this table.

(4) Based upon a Schedule 13G dated February 9, 1998 provided by Vanguard Explorer Fund, Inc. Vanguard is an investment company registered under
    Section 8 of the Investment Company Act of 1940.  See Note 3.

(5) Includes shares of Cayenne Common Stock issuable upon exercise of options to purchase shares of Cayenne Common Stock exercisable within 60 days of September 4, 1998, for Messrs. Alexander, Balma, Fletcher, Goddard, Pampel, Phillips, Woodward and Zarrabian, the number of shares subject to such options being 27,600, 55,101, 39,600, 28,955, 19,601, 112,001, 37,200 and
    432,501, respectively.

(6) Integral Capital Management III, L.P. ("Integral") is the general partner of Integral Capital Partners III, L.P., a Delaware limited partnership ("ICP3") and the investment general partner of Integral Capital Partners International III, L.P., a Cayman Islands limited partnership ("ICPI3," and, together with ICP3, the "Integral Partnerships"). Based on representations made by the Integral Partnerships in the Stockholder Agreement, the Integral Partnerships are the holders of 100,000 shares of Cayenne Preferred Stock and options or warrants to purchase 233,332 shares of Cayenne Common Stock. According to a Schedule 13D filed with the Commission by Integral and the Integral Partnerships, dated August 28, 1997, Integral may be deemed to have shared voting and dispositive power with respect to all the shares owned by the Integral Partnerships, ICP3 may be deemed to have shared voting and dispositive power with respect to all the shares held by ICP3, and ICPI3 may be deemed to have shared voting and dispositive power with respect to all the shares owned by ICPI3. Pamela Hagenah, John A. Powell and Roger McNamee are the general partners of ICPI3 and have shared, but not individual, dispositive power.

(7) Includes a number of shares of Cayenne Common Stock equal to the product of
    (i) the number of shares of Cayenne Preferred Stock beneficially owned and
    (ii) 115.86 (i.e., the number of shares of Cayenne Common Stock into which one share of Cayenne Preferred Stock was convertible as of September 16,
    1998).

(8) Chatterjee Fund Management, L.P. ("Chatterjee Fund") is the general partner of Winston Partners, L.P. ("WPLP"). Chatterjee Advisors, LLC ("Chatterjee Advisors") is the manager of Winston Partners II LLC ("WPIILLC").
    Chatterjee Fund, Chatterjee Advisors and Winston Partners II LDC ("WPIILDC" and, together with WPLP and WPIILLC, the "Winston Entities") are affiliated entities. Based on representations made by the Winston Entities in the Stockholder Agreement, the Winston Entities are the holders of 70,000 shares of Cayenne Preferred Stock, 50,000 shares of Cayenne Common Stock and options or warrants to purchase 163,332 shares of Cayenne Common Stock. Chatterjee Fund and WPLP may be deemed to have shared voting and dispositive power with respect to all the shares owned by WPLP, and Chatterjee Advisors and WPIILLC may be deemed to have shared voting and dispositive power with respect to all the shares owned by WPIILLC. Purnendu Chatterjee may be deemed to be the person ultimately in control of each of the Winston Entities and may be deemed to have ownership of and dispositive power over the shares set forth above.


                              INDEPENDENT AUDITORS

  PricewaterhouseCoopers LLP is the independent auditor for Cayenne. Cayenne has been advised that a representative of PricewaterhouseCoopers LLP will be present at the Special Meeting. This representative will have the opportunity to make a statement if he or she wishes and will be available to respond to appropriate questions presented at the Special Meeting.


                             STOCKHOLDER PROPOSALS

  Stockholders of Cayenne may submit proposals on matters appropriate for stockholder action at meetings of Cayenne's stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act ("Rule 14a-8"). For such proposals to be included in Cayenne's proxy materials relating to its 1999 Annual Meeting of Stockholders (the "1999 Annual Meeting"), all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than December 31, 1998. Stockholder proposals may also be submitted to Cayenne for inclusion in Cayenne's proxy materials relating to the 1999 Annual Meeting in accordance with the Cayenne Bylaws, which require such proposals to be received at Cayenne's principal executive offices no later than March 1, 1999. If the Merger is consummated, it is anticipated that the 1999 Annual Meeting will not be held.

                                                                      APPENDIX A


         ============================================================


                         AGREEMENT AND PLAN OF MERGER


                                     among

                            STERLING SOFTWARE, INC.

                      STERLING SOFTWARE (SOUTHERN), INC.

                                      and

                            CAYENNE SOFTWARE, INC.


                          dated as of August 27, 1998

         ============================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
AGREEMENT AND PLAN OF MERGER....................................................................................A-1

ARTICLE I - THE MERGER..........................................................................................A-1
         Section 1.1       The Merger...........................................................................A-1
         Section 1.2       Closing..............................................................................A-2
         Section 1.3       Effective Time.......................................................................A-2
         Section 1.4       Effects of the Merger................................................................A-2
         Section 1.5       Certificate of Incorporation; Bylaws.................................................A-2
         Section 1.6       Directors; Officers..................................................................A-2

ARTICLE II - EFFECT OF THE MERGER ON THE CAPITAL
STOCK OF THE CONSTITUENT CORPORATIONS...........................................................................A-3
         Section 2.1       Effect on Capital Stock..............................................................A-3
         Section 2.2       Stock Options and Warrants...........................................................A-4

ARTICLE III - PAYMENT FOR SHARES................................................................................A-5
         Section 3.1       Payment for Shares...................................................................A-5

ARTICLE IV - REPRESENTATIONS AND WARRANTIES.....................................................................A-7
         Section 4.1       Representations and Warranties of Company............................................A-7
         Section 4.2       Representations and Warranties of Parent and Merger Sub.............................A-21

ARTICLE V - CONDUCT OF BUSINESS OF COMPANY.....................................................................A-22
         Section 5.1       Conduct of Business of Company......................................................A-22

ARTICLE VI - ADDITIONAL COVENANTS..............................................................................A-24
         Section 6.1       Preparation of the Proxy Statement..................................................A-24
         Section 6.2       Stockholders Meeting................................................................A-24
         Section 6.3       Access to Information; Confidentiality..............................................A-25
         Section 6.4       Reasonable Best Efforts.............................................................A-25
         Section 6.5       Public Announcements................................................................A-25
         Section 6.6       No Solicitation; Acquisition Proposals..............................................A-26
         Section 6.7       Consents, Approvals and Filings.....................................................A-27
         Section 6.8       Board Action Relating to Stock Option Plans.........................................A-28
         Section 6.9       Employee Benefit Matters............................................................A-28
         Section 6.10      Indemnification; Directors' and Officers' Insurance.................................A-28
         Section 6.11      Credit Arrangements.................................................................A-29

ARTICLE VII - CONDITIONS PRECEDENT.............................................................................A-31
         Section 7.1       Conditions to Each Party's Obligation to Effect the Merger..........................A-31
         Section 7.2       Conditions to Obligations of Parent and Merger Sub..................................A-31
         Section 7.3       Conditions to Obligation of Company.................................................A-32

                                      (i)

                                                                                                               Page
                                                                                                               ----
ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER...............................................................A-33
         Section 8.1       Termination.........................................................................A-35
         Section 8.2       Effect of Termination...............................................................A-35
         Section 8.3       Amendment...........................................................................A-35
         Section 8.4       Extension; Waiver...................................................................A-35
         Section 8.5       Procedure for Termination, Amendment, Extension or Waiver...........................A-35

ARTICLE IX - GENERAL PROVISIONS................................................................................A-35
         Section 9.1       Nonsurvival of Representations and Warranties.......................................A-35
         Section 9.2       Fees and Expenses...................................................................A-36
         Section 9.3       Definitions.........................................................................A-36
         Section 9.4       Notices.............................................................................A-39
         Section 9.5       Interpretation......................................................................A-39
         Section 9.6       Entire Agreement; Third-Party Beneficiaries.........................................A-39
         Section 9.7       Governing Law.......................................................................A-39
         Section 9.8       Assignment..........................................................................A-39
         Section 9.9       Enforcement.........................................................................A-40
         Section 9.10      Severability........................................................................A-40
         Section 9.11      Counterparts........................................................................A-40

                                     (ii)

                         AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of August 27, 1998 (this "Agreement"), is made and entered into among Sterling Software, Inc., a Delaware corporation ("Parent"), Sterling Software (Southern), Inc., a Georgia corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Cayenne Software, Inc., a Massachusetts corporation ("Company").

                                   RECITALS:

     A. The Executive Committee of the Board of Directors of Parent and the respective Boards of Directors of Merger Sub and Company have determined that it would be advisable and in the best interests of their respective stockholders for Parent to acquire Company, by means of a merger of Company with and into Merger Sub (the "Merger"), on the terms and subject to the conditions set forth in this Agreement.

     B. Concurrently with the execution and delivery of this Agreement and as a condition to Parent's and Merger Sub's willingness to enter into this Agreement, (i) Parent and Company have entered into a Stock Option Agreement, dated as of the date hereof (the "Stock Option Agreement"), pursuant to which Company has granted to Parent an option to purchase certain shares of capital stock of Company under certain circumstances and (ii) Parent has entered into a Stockholder Agreement, dated as of the date hereof (the "Stockholder Agreement"), with each of the Preferred Stockholders (as hereinafter defined), pursuant to which each Preferred Stockholder has (x) agreed, among other things, to vote all shares of capital stock of Company owned by such Preferred Stockholder in favor of the approval of this Agreement and (y) granted to Parent an option to purchase all shares of capital stock of Company owned by such Preferred Stockholder.

     C. Parent, Merger Sub and Company desire to make certain representations, warranties and covenants in connection with the Merger and to prescribe various conditions to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

      Section 1.1   The Merger.  On the terms and subject to the conditions set
                    ----------
forth in this Agreement, and in accordance with the Massachusetts Business Corporation Law (the "MBCL") and the Georgia Business Corporation Code (the "GBCC"), the Merger shall be effected and Company shall be merged with and into Merger Sub at the Effective Time (as hereinafter defined). At the Effective Time, the separate existence of Company shall cease and Merger Sub shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation").

      Section 1.2   Closing.  Unless this Agreement shall have been terminated
                    -------
and the transactions herein contemplated shall have been abandoned pursuant to
Article VIII, and subject to the satisfaction or waiver of all of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place as soon as practicable, but in no event later than 10:00 a.m. on the second business day (the "Closing Date") following satisfaction or waiver of all of the conditions set forth in Article VII, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Jones, Day, Reavis & Pogue, 2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas, unless another date, time or place is agreed to in writing by the parties hereto.

      Section 1.3   Effective Time.  On the Closing Date (or on such other date
                    --------------
as Parent and Company may agree), the parties hereto shall file with the Secretary of State of The Commonwealth of Massachusetts (the "Massachusetts State Secretary") articles of merger (the "Massachusetts Articles of Merger") and any other appropriate documents, executed in accordance with the relevant provisions of the MBCL, shall file with the Secretary of State of the State of Georgia (the "Georgia State Secretary") a certificate of merger (the "Georgia Certificate of Merger") and any other appropriate documents, executed in accordance with the relevant provisions of the GBCC, and shall make all other filings or recordings required under the MBCL and GBCC in connection with the Merger. The Merger shall become effective upon the later of the filing of the Massachusetts Articles of Merger and the filing of the Georgia Certificate of Merger, or at such later time as may be specified in the Massachusetts Articles of Merger or the Georgia Certificate of Merger (the "Effective Time").

      Section 1.4   Effects of the Merger.  The Merger shall have the effects
                    ---------------------
set forth in the applicable provisions of the MBCL and the GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of Company and Merger Sub shall vest in the Surviving Corporation, and all liabilities of Company and Merger Sub shall become the liabilities of the Surviving Corporation.

      Section 1.5   Certificate of Incorporation; Bylaws  At the Effective Time,
                    ------------------------------------
(a) the certificate of incorporation of Merger Sub as in effect at the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law and (b) the bylaws of Merger Sub as in effect at the Effective Time shall, from and after the Effective Time, be the bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law.

      Section 1.6   Directors; Officers.  From and after the Effective Time, (a)
                    -------------------
the directors of Merger Sub shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and (b) the officers of Merger Sub shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE II

                      EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS

      Section 2.1   Effect on Capital Stock.  At the Effective Time, by virtue
                    -----------------------
of the Merger and without any action on the part of any holder of shares of Company's common stock, par value $0.01 per share (the "Common Shares"), or shares of Company's Series D Convertible Preferred Stock, par value $1.00 per share (the "Preferred Shares" and, together with the Common Shares, the "Shares"), or any other capital stock of Company or any shares of capital stock of Merger Sub:

          (a) Common Stock of Merger Sub.  Each share of common stock, par value
              --------------------------
$0.10 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected in any way by the effectiveness of the Merger.

          (b) Cancellation of Treasury Shares and Parent-Owned Shares.  Each
              -------------------------------------------------------
Share issued and outstanding immediately prior to the Effective Time that is owned by Company or any Subsidiary (as hereinafter defined) of Company or by Parent, Merger Sub or any other Subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Shares.  Each Share issued and outstanding
              --------------------
immediately prior to the Effective Time (other than Shares to be canceled and retired in accordance with Section 2.1(b) and any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive the applicable amount of cash specified in this Section 2.1(c) (the "Merger Consideration"), which (i) in the case of each Common Share, is $0.375, and (ii) in the case of each Preferred Share, is $20.00, upon surrender of the certificate formerly representing such Share in accordance with this Agreement; provided, however, that in the event that there shall be outstanding at the Effective Time any Advances (as hereinafter defined), the Merger Consideration shall be reduced, in the case of each Common Share, by an amount (rounded to the nearest one-tenth of a cent) equal to the quotient obtained by dividing (1) the aggregate amount of such outstanding Advances by (2) 21,333,398.

          (d) Dissenting Shares.  Notwithstanding anything in this Agreement to
              -----------------
the contrary, any Shares issued and outstanding immediately prior to the Effective Time held by a holder who has the right to demand, and who properly demands, payment for such Shares ("Dissenting Shares") in accordance with Sections 85 through 98 of the MBCL (together with any successor provisions, the "Appraisal Provisions") shall not be converted into a right to receive the applicable Merger Consideration, unless such holder fails to perfect or otherwise loses such holder's right to payment in accordance with the Appraisal Provisions. If, after the Effective Time, such holder fails to perfect or loses any such right, each such Share of such holder shall be treated as a Share that had been converted as of the Effective Time into the right to receive the applicable Merger Consideration in accordance with Section 2.1(c). At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in the Appraisal Provisions and as provided in the immediately preceding sentence. Company shall give prompt notice to Parent of any demands received by Company for payment in accordance with the Appraisal Provisions, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

      Section 2.2   Stock Options and Warrants.
                    --------------------------

          (a) At the Effective Time, each then-outstanding option to purchase Common Shares (collectively, the "Options") granted under the Bachman Information Systems, Inc. Amended and Restated 1986 Incentive and Nonqualified Stock Option Plan, the Cayenne Software, Inc. Amended 1996 Incentive and Nonqualified Stock Option Plan, the Cayenne Software, Inc. 1998 Nonqualified Stock Option Plan, the Cadre Technologies, Inc. 1988 Incentive and Non-Statutory Stock Option Plan, the Cadre Technologies, Inc. 1989 Non-Statutory Stock Option Plan and the Stock Option Agreements, dated December 29, 1997, between Company and each of Massood Zarrabian and Frederick Phillips (collectively, the "Stock Option Plans"), whether or not then exercisable or fully vested, shall be assumed by Parent and shall constitute an option (a "Substitute Option") to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Option, including without limitation term, vesting, exercisability, status as an "incentive stock option" under
Section 422 of the Code (if applicable) or as an employee stock purchase plan option under Section 423 of the Code (if applicable), and termination provisions, the number of shares of common stock, par value $0.10 per share ("Parent Common Stock"), of Parent, rounded down to the nearest whole share (it being understood that the portion, if any, of an Option that would otherwise have resulted in a Substitute Option being exercisable to purchase a fractional share of Parent Common Stock shall be extinguished as a result of such rounding), determined by multiplying the number of Common Shares subject to such Option immediately prior to the Effective Time by the Conversion Factor, at an exercise price per share of Parent Common Stock (increased to the nearest whole cent) equal to the exercise price per share of Common Shares subject to such Option divided by the Conversion Factor; provided, however, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code or as an employee stock purchase plan option under Section 423 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code.

          (b) Company shall use its best efforts to obtain all necessary waivers, consents or releases from holders of Options granted under the Stock Option Plans and take any such other action as may be reasonably necessary to give effect to the transactions contemplated by Section 2.2(a).

          (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in Section 2.2(a). At such time (if any) as such action may be required under the Securities Act (as hereinafter defined), Parent will cause the shares of

Parent Common Stock subject to all then-outstanding Substitute Options to be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form and Parent shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as such Substitute Options remain outstanding. In addition, at such time (if any) as such action may be required under the rules and policies of the NYSE (as hereinafter defined) or any other exchange upon which shares of Parent Common Stock may be listed, Parent shall use all reasonable efforts to cause the shares of Parent Common Stock subject to all then-outstanding Substitute Options to be listed on the NYSE or such other exchange, as the case may be.

          (d) At the Effective Time, each then-outstanding warrant to purchase Common Shares (collectively, the "Warrants") issued under or evidenced by the Warrant Agreement, dated December 20, 1996, between Company and Silicon Valley Bank, the Convertible Preferred Stock Purchase Agreement, dated January 2, 1997, between Company and Southbrook International Investments, Ltd. ("Southbrook"), the Convertible Preferred Stock Purchase Agreement, dated July 18, 1997, between Company and Southbrook, the Convertible Preferred Stock Purchase Agreement, dated August 28, 1997, between Company, the Preferred Stockholders and certain other persons named therein, the Warrant Certificate, dated November 1995, executed by Cadre Technologies, Inc. ("Cadre Technologies") in favor of First Portland Corporation (dba First Portland Leasing Corp.), the Share Purchase Agreement, dated April 13, 1995, between Cadre Technologies and Stichting Administratiekantoor Cadmount, and the Warrant Certificate, dated January 1997, executed by Company in favor of Rene de Vleeschauver (collectively, the "Warrant Documents") shall be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (e) Company shall use its best efforts to obtain all necessary waivers, consents or releases from holders of Warrants issued under or evidenced by the Warrant Documents and take such other action as may be reasonably necessary to give effect to the transactions contemplated by Section 2.2(d).

                                  ARTICLE III

                              PAYMENT FOR SHARES

      Section 3.1   Payment for Shares.
                    ------------------

          (a) Payment Fund.  Concurrently with the Effective Time, Parent shall
              ------------
deposit, or shall cause to be deposited, with or for the account of a bank or trust company designated by Parent, which shall be reasonably satisfactory to Company (the "Paying Agent"), for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger Consideration payable upon the conversion of Shares pursuant to Section 2.1(c) (the "Payment Fund").

          (b) Letters of Transmittal; Surrender of Certificates.  As soon as
              -------------------------------------------------
reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record (other than Company or any of its Subsidiaries or Parent, Merger Sub or any other Subsidiary of Parent) of a certificate or certificates that, immediately prior to the Effective Time, evidenced outstanding Shares (the "Certificates"),
(i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of (i) the number of Shares theretofore represented by such Certificate and (ii) the applicable Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on any cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of Parent and the Surviving Corporation that such taxes have been paid or are not applicable.

          (c) Cancellation and Retirement of Shares; No Further Rights.  As of
              --------------------------------------------------------
the Effective Time, all Shares (other than Shares to be canceled in accordance with Section 2.1(b)) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such Shares shall cease to have any rights with respect thereto or arising therefrom (including without limitation the right to vote), except the right to receive the applicable Merger Consideration, without interest, upon surrender of such Certificate in accordance with Section 3.1(b), and until so surrendered, each such Certificate shall represent for all purposes only the right to receive the applicable Merger Consideration, without interest. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this
Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates.

          (d) Investment of Payment Fund.  The Paying Agent shall invest the
              --------------------------
Payment Fund, as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or (iv) certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million. Any net earnings with respect to the Payment Fund shall be the property of and paid over to Parent as and when requested by Parent.

          (e) Termination of Payment Fund.  Any portion of the Payment Fund
              ---------------------------
which remains undistributed to the holders of Certificates for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates that have not theretofore complied with this Article III shall thereafter look only to Parent, and only as general creditors thereof, for payment of their claim for any Merger Consideration.

          (f) No Liability.  None of Parent, Merger Sub, the Surviving
              ------------
Corporation or the Paying Agent shall be liable to any person in respect of any payments or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (g) Withholding Rights.  Parent shall be entitled to deduct and
              ------------------
withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Options or Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

      Section 4.1   Representations and Warranties of Company.  Company
                    -----------------------------------------
represents and warrants to Parent and Merger Sub as follows:

          (a) Organization, Standing and Corporate Power.  Each of Company and
              ------------------------------------------
each Subsidiary of Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Company and each Subsidiary of Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined) on Company. Company has delivered to Parent true, complete and correct copies of the articles of organization and by-laws or comparable governing documents of Company and each Subsidiary of Company, in each case as amended to the date of this Agreement. A true, correct and complete list of all Subsidiaries of Company, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of each such Subsidiary's capital stock owned by Company or another Subsidiary, is set forth in Section 4.1(a) of the Disclosure Schedule (as hereinafter defined).

          (b) Authority; Noncontravention.  Company has the requisite corporate
              ---------------------------
power and authority to enter into this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject, in the case of the Merger, to the approval of this Agreement by its stockholders as contemplated by Section 6.2. Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by Company and, assuming that this Agreement or the Stock Option Agreement, as applicable, constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. Except as specified in Section 4.1(b) of the Disclosure Schedule, the execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby or thereby and compliance with the provisions hereof or thereof will not, (i) conflict with any of the provisions of the articles of organization or by-laws of Company or the comparable governing documents of any Subsidiary of Company, in each case as amended to the date of this Agreement, (ii) subject to the governmental filings and other matters referred to in Section 4.1(c), conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or a loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or any of their respective assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in Section 4.1(c), contravene any domestic or foreign law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (c) Consents and Approvals.  No consent, approval or authorization of,
              ----------------------
or declaration or filing with, or notice to, any domestic or foreign governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by Company or the consummation by Company of the transactions contemplated hereby or thereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger, (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) the Proxy Statement (as hereinafter defined), and (B) such reports under the Exchange Act (as hereinafter defined) as may be required in connection with this Agreement or the Stock Option Agreement and the transactions contemplated hereby or thereby, (iii) the filing of the Massachusetts Articles of Merger with the Massachusetts State Secretary and the filing of the Georgia Certificate of Merger with the Georgia State Secretary, and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (iv) such other consents, approvals, authorizations, filings or notices as are specified in Section 4.1(c) of the Disclosure Schedule, and (v) any other consents, approvals, authorizations, filings or notices the failure to make or obtain which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (d) Capital Structure.  The authorized capital stock of Company
              -----------------
consists solely of 52,400,000 Common Shares and 1,600,000 shares of preferred stock, par value $1.00 per share, of Company. As of the date hereof: (i) 21,333,398 Common Shares were issued and outstanding; (ii) 170,000 Preferred Shares were issued and outstanding; (iii) 2,578,762 Common Shares were reserved for issuance pursuant to outstanding Options granted under the Stock Option Plans; (iv) 5,200,000 Common Shares were reserved for issuance upon conversion of Preferred Shares; (v) 1,407,973 Common Shares were reserved for issuance pursuant to outstanding Warrants issued under or evidenced by the Warrant Documents; and (vi) no Common Shares were held by Company in its treasury. Except as set forth in the immediately preceding sentence, as of the date hereof, no shares of capital stock or other equity securities of Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as specified above or in Section 4.1(d) of the Disclosure Schedule, and except for the Stock Option Agreement, neither Company nor any Subsidiary of Company has or is subject to or bound by or, at or after the Effective Time will have or be subject to or bound by, any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which (i) obligates Company or any Subsidiary of Company to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any shares of the capital stock of Company or any Subsidiary of Company, (ii) restricts the transfer of any shares of capital stock of Company or any of its Subsidiaries, or (iii) relates to the voting of any shares of capital stock of Company or any of its Subsidiaries. No bonds, debentures, notes or other indebtedness of Company or any Subsidiary of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Company or any Subsidiary of Company may vote are issued or outstanding. Except as specified in Section 4.1(d) of the Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary of Company have been duly authorized, validly issued, fully paid and nonassessable and are owned by Company, by one or more Subsidiaries of Company, by Company and one or more such Subsidiaries, or by persons who are designees of Company or a Subsidiary of Company in the case of foreign qualifying shares held by such persons in accordance with the laws of the jurisdiction of organization of certain foreign Subsidiaries of Company, free and clear of Liens (as hereinafter defined). Company has taken all necessary corporate action to authorize, reserve for issuance and permit the issuance of, and at all times from the date hereof until the Stock Option Agreement terminates will keep reserved for issuance upon exercise of the option granted to Parent pursuant to the Stock Option Agreement, all Common Shares or other securities which may be issuable pursuant to the Stock Option Agreement. All Common Shares or other securities which may be issuable pursuant to the Stock Option Agreement, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens. All Common Shares held pursuant to the Escrow Agreement, dated as of July 18, 1996, by and among Bachman Information Systems, Inc., James
P. Lally, as agent for the former stockholders of Cadre Technologies, and State Street Bank and Trust Company, as escrow agent, have been distributed in accordance with the terms thereof.

          (e) SEC Documents.  Company has filed all reports, schedules, forms,
              -------------
statements and other documents required to be filed with the SEC pursuant to the Securities Act or the Exchange Act since December 31, 1994 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of (i) the SEC Documents as of such dates or (ii) any press release or other public statement issued or made by Company (with any statement pertaining to the Company made by an executive officer of Company being deemed for purposes of this Section 4.1(e) to have been made by Company) since December 31, 1994, as of their respective dates of issuance, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

          (f) Absence of Certain Changes or Events; No Undisclosed Material
              -------------------------------------------------------------
Liabilities.
-----------

               (i) Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or specified in Section 4.1(f) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, Company and its Subsidiaries have conducted their businesses only in the ordinary course, and there has not been: (A) any Material Adverse Change; (B) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of Company's capital stock, or any redemption or other acquisition by Company of any shares of its capital stock; (C) any increase in the rate or terms of compensation payable or to become payable by Company or its Subsidiaries to their directors, officers or key employees, except increases occurring in the ordinary course of business consistent with past practice; (D) any entry into, or increase in the rate or terms of, any bonus, insurance, severance, pension or other employee or retiree benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees, except increases occurring in the ordinary course of business consistent with past practices or as required by applicable law; (E) any entry into any agreement, commitment or transaction by Company or any of its Subsidiaries which is material to Company and its Subsidiaries taken as a whole, except for agreements, commitments or transactions entered into in the ordinary course of business consistent with past practice; (F) any change by Company in accounting methods, principles or practices, except as required or permitted by generally accepted accounting principles; (G) any write-off or write-down of, or any determination to write-off or write-down, any asset of Company or any of its Subsidiaries or any portion thereof which write-off, write-down or determination exceeds $50,000 individually or $250,000 in the aggregate; (H) any announcement or implementation of any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of Company or its Subsidiaries; or (I) any announcement of or entry into any agreement, commitment or transaction by Company or any of its Subsidiaries to do any of the things described in the preceding clauses (A) through (H) otherwise than as expressly provided for herein.

               (ii) Except as disclosed in the Filed SEC Documents or specified in Section 4.1(f) of the Disclosure Schedule and liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent financial statements included in the Filed SEC Documents, there are no liabilities of Company or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise, having or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (g)  Certain Information.  The Proxy Statement will, at the time it is
               -------------------
filed with the SEC, at any time that it is amended or supplemented, at the time it is mailed to the stockholders of Company and at the time of the Stockholders Meeting referred to in Section 6.2, (i) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by Company with respect to statements made therein based on information supplied by Parent or Merger Sub specifically for inclusion therein.

          (h)  Real Property; Other Assets.
               ---------------------------

               (i) Section 4.1(h)(i) of the Disclosure Schedule sets forth all of the real property owned in fee by Company and its Subsidiaries (the "Owned Real Property").

               (ii) Company or one of its Subsidiaries has good and marketable title to each parcel of Owned Real Property and to each other asset reflected in the latest balance sheet of Company included in the Filed SEC Documents (other than any such other asset disposed of or consumed in the ordinary course of business or as specified in Section 4.1(h)(ii) of the Disclosure Schedule) free and clear of all Liens except (A) those reflected or reserved against in the latest balance sheet of Company included in the Filed SEC Documents, (B) taxes and general and special assessments not in default and payable without penalty and interest, and (C) other Liens that individually or in the aggregate would not have a Material Adverse Effect on Company.

               (ii) Company has heretofore made available to Parent true, correct and complete copies of all leases, subleases and other agreements (the "Real Property Leases") under which Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property or facility (the "Leased Real Property"), including all modifications, amendments and supplements thereto. Except in each case where the failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company: (A) Company or one of its Subsidiaries has a valid and subsisting leasehold interest in each parcel of Leased Real Property free and clear of all Liens and each Real Property Lease is in full force and effect,
(B) all rent and other sums and charges payable by Company or its Subsidiaries as tenants thereunder are current in all material respects, (C) no termination event or condition or uncured default of a material nature on the part of Company or any such Subsidiary or, to Company's knowledge, the landlord, exists under any Real Property Lease, and (D) Company or one of its Subsidiaries is the sole undisputed lessee of each Leased Real Property, is in actual possession thereof and is entitled to quiet enjoyment thereof in accordance with the terms of the applicable Real Property Lease.

          (i)  Software.
               --------

               (i) Section 4.1(i)(i) of the Disclosure Schedule sets forth under the caption "Owned Software" a true, correct and complete list of all computer programs (source code or object code) owned by Company or any Subsidiary of Company, including without limitation any computer programs in the development or testing phase (collectively, the "Owned Software"), and Section 4.1(i)(i) of the Disclosure Schedule sets forth under the caption "Licensed Software" a true, correct and complete list of all computer programs (source code or object code) licensed to Company or any Subsidiary of Company by another person (other than any off-the-shelf computer program that is so licensed under a shrink wrap license) (collectively, the "Licensed Software" and, together with the Owned Software, the "Software").

               (ii) Except as specified in Section 4.1(i)(ii) of the Disclosure Schedule, Company, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use or otherwise exploit, all versions and releases of the Owned Software and all copyrights thereof, free and clear of all Liens. Company, directly or through its Subsidiaries, is in actual possession of the source code and object code for each computer program included in the Owned Software, and Company, directly or through its Subsidiaries, is in possession of all other documentation (including without limitation all related engineering specifications, program flow charts, installation and user manuals) and know-how required for the effective use of the Software as currently used in Company's business or as offered or represented to Company's customers or potential customers. Company, directly or through its Subsidiaries, is in actual possession of the object code and user manuals for each computer program included in the Licensed Software. The Software constitutes all of the computer programs necessary to conduct Company's business as now conducted, and includes all of the computer programs used in the development, marketing, licensing, sale or support of the products and the services presently offered by Company.
Except as specified in Section 4.1(i)(ii) of the Disclosure Schedule, no person other than Company and its Subsidiaries has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof.

               (iii) Section 4.1(i)(iii) of the Disclosure Schedule sets forth a true, correct and complete list, by computer program, of (A) all persons other than Company and its Subsidiaries that have been provided with the source code or have a right to be provided with the source code (including any such right that may arise after the occurrence of any specified event or circumstance, either with or without the giving of notice or passage of time or both) for any of the Owned Software, and (B) all source code escrow agreements relating to any of the Owned Software (setting forth as to any such escrow agreement the source code subject thereto and the names of the escrow agent and all other persons who are actual or potential beneficiaries of such escrow agreement), and identifies with specificity all agreements and arrangements pursuant to which the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby would entitle any third party or parties to receive possession of the source code for any of the Owned Software or any related technical documentation. Except as specified in Section 4.1(i)(iii) of the Disclosure Schedule, no person (other than Company and its Subsidiaries and any person that is a party to a contract referred to in clause (v) of the first sentence of Section 4.1(l) that restricts such person from disclosing any information concerning such source code) is in possession of, or has or has had access to, any source code for any computer program included in the Owned Software.

               (iv) There are no defects in any computer program included in the Software that would adversely affect the functioning thereof in accordance with any published specifications therefor or which would cause the Owned Software or, to Company's knowledge, the Licensed Software, to fail to be Year 2000 compliant in all material respects. Without limiting the generality of the foregoing, all of the Owned Software and, to Company's knowledge, all of the Licensed Software has the following properties and capabilities: (A) the capability to correctly recognize and accurately process dates expressed as a four-digit number (or the binary equivalent or other machine readable iteration thereof) (collectively, the "Four-Digit Dates"); (B) the capability to accurately execute calculations using Four-Digit Dates; (C) the functionality (both on-line and batch), including entry, inquiry, maintenance and update, to support processing involving Four-Digit Dates; (D) the capability to generate interfaces and reports that support processing involving Four-Digit Dates; (E) the capability to generate and successfully transition, without human intervention, into the year 2000 using the correct system date and to thereafter continue processing with Four-Digit Dates; and (F) the capability to provide correct results in forward and backward data calculations spanning century boundaries, including the conversion of pre-2000 dates currently stored as two-digit dates; provided, however, that no representation or warranty is made as to the effect that defects in computer programs, hardware or systems provided by third parties (or the inability of any such programs, hardware or systems, other than those contemplated by the documentation for the Software to be used in conjunction with the Software, to properly exchange date data with the Software) may, when used in conjunction with the Software, have on the foregoing capabilities. Each computer program included in the Software is in machine readable form and contains all current revisions. Section 4.1(i)(iv) of the Disclosure Schedule sets forth a true, correct and complete list of any current developments or maintenance efforts with respect to the Owned Software, including without limitation the development of new computer programs, enhancements or revisions to existing computer programs included in the Owned Software.

               (v) Except as specified in Section 4.1(i)(v) of the Disclosure Schedule, none of the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Company, any Subsidiary of Company or any of their respective successors or assigns of any version or release of any computer program included in the Software obligates or will obligate Company, any Subsidiary of Company or any of their respective successors or assigns to pay any royalty, fee or other compensation to any other person.

               (vi) Neither Company nor any of its Subsidiaries markets, or has marketed, and none of them has supported or is obligated to support, any Licensed Software.

               (vii) Except as specified in Section 4.1(i)(vii) of the Disclosure Schedule, no agreement, license or other arrangement pertaining to any of the Software (including without limitation any development, distribution, marketing, user or maintenance agreement, license or arrangement) to which Company or any Subsidiary of Company is a party will terminate or become terminable by any party thereto as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (j)  Intellectual Property.
               ---------------------

               (i) Section 4.1(j)(i) of the Disclosure Schedule sets forth a true, correct and complete list (including, to the extent applicable, registration, application or file numbers) of all patents, trademarks, trade names, service marks, domain names and registered copyrights used by Company or any Subsidiary of Company in connection with the conduct of Company's business, and all registrations of or applications for registration of any of the foregoing, including any additions thereto or extensions, continuations, renewals or divisions thereof (setting forth the registration, issue or serial number and a description of the same) (collectively, together with all trade dress, trade secrets, processes, formulae, designs, know-how and other intellectual property rights that are so used, the "Intellectual Property"). Parent has heretofore been furnished with true, correct and complete copies of each U.S. registration or application for U.S. registration covering any of the Intellectual Property which is registered with, or in respect of which any application for registration has been filed with, any U.S. Governmental Entity.

               (ii) The Intellectual Property includes all of the intellectual property rights owned or licensed by Company and its Subsidiaries that are reasonably necessary to conduct Company's business as it is now conducted, and includes all of the intellectual property rights owned or licensed by Company and its Subsidiaries that are used in the development, marketing, licensing or support of the Software. Except as specified in Section 4.1(j)(ii) of the Disclosure Schedule, (A) Company, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use, the Intellectual Property free and clear of all Liens and (B) no person or entity other than Company and its Subsidiaries has any right or interest of any kind or nature in or with respect to the Intellectual Property or any portion thereof or any rights to use, market or exploit the Intellectual Property or any portion thereof.

          (k)  No Infringement.  Except as specified in Section 4.1(k) of the
               ---------------
Disclosure Schedule, neither the existence nor the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Company, any Subsidiary of Company or any of their respective successors or assigns of any Software or Intellectual Property, as such Software or Intellectual Property, as the case may be, is or was, or is currently contemplated to be, sold, licensed, leased, transferred, used or otherwise exploited by such persons, does, did or will (i) infringe on any patent, trademark, copyright or other right of any other person, (ii) constitute a misuse or misappropriation of any trade secret, know-how, process, proprietary information or other right of any other person, or (iii) entitle any other person to any interest therein, or right to compensation from Company, any Subsidiary of Company or any of their respective successors or assigns, by reason thereof. Except as specified in
Section 4.1(k) of the Disclosure Schedule, neither Company nor any of its Subsidiaries has received any complaint, assertion, threat or allegation or otherwise has notice of any lawsuit, claim, demand, proceeding or investigation involving matters of the type contemplated by the immediately preceding sentence or is aware of any facts or circumstances that could reasonably be expected to give rise to any such lawsuit, claim, demand, proceeding or investigation. Except as specified in Section 4.1(k) of the Disclosure Schedule, there are no restrictions on the ability of Company, any Subsidiary of Company or any of their respective successors or assigns to sell, license, lease, transfer, use, reproduce, distribute, modify or otherwise exploit any Software or Intellectual Property.

          (l)  Material Contracts.  There have been made available to Parent and
               ------------------
its representatives true, correct and complete copies of all of the following contracts to which Company or any of its Subsidiaries is a party or by which any of them is bound (collectively, the "Material Contracts"): (i) contracts with any current officer or director of Company or any of its Subsidiaries; (ii) contracts pursuant to which Company or any of its Subsidiaries licenses other persons to use the Software and pursuant to which other persons license Company or any of its Subsidiaries to use the Licensed Software; (iii) contracts (A) for the sale of any of the assets of Company or any of its Subsidiaries, other than contracts entered into in the ordinary course of business or (B) for the grant to any person of any preferential rights to purchase any of its assets; (iv) contracts which restrict Company or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or which restrict any other person from competing with Company or any of its Subsidiaries in any line of business or in any geographical area; (v) contracts which restrict Company or any of its Subsidiaries from disclosing any information concerning or obtained from any other person or which restrict any other person from disclosing any information concerning or obtained from Company or any of its Subsidiaries; (vi) indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes and other contracts relating to the borrowing of money; and (vii) all other agreements, contracts or instruments entered into outside of the ordinary course of business or which are material to Company. Except as specified in Section 4.1(l) of the Disclosure Schedule, all of the Material Contracts are in full force and effect and are the legal, valid and binding obligation of Company and/or its Subsidiaries, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as specified in Section 4.1(l) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is in breach or default in any material respect under any Material Contract nor, to the knowledge of Company, is any other party to any Material Contract in breach or default thereunder in any material respect.

          (m)  Litigation, etc.  As of the date hereof, except as specified in
               ---------------
Section 4.1(m) of the Disclosure Schedule, (i) there is no suit, claim, action, proceeding (at law or in equity) or investigation pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries before any court or other Governmental Entity, and (ii) neither Company nor any of its Subsidiaries is subject to any outstanding order, writ, judgement, injunction, decree or arbitration order or award that, in any such case described in clauses
(i) and (ii), has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. As of the date hereof, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Company, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

          (n)  Compliance with Applicable Laws.  All federal, state, local and
               -------------------------------
foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for each of Company and its Subsidiaries to own, lease or operate its properties and assets and to carry on its business as now conducted have been obtained or made, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Except as disclosed in the Filed SEC Documents or in
Section 4.1(n) of the Disclosure Schedule, Company and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for non-compliance which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (o)  Environmental Laws.  Except as specified in Section 4.1(o) of the
               ------------------
Disclosure Schedule and as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company: (A) neither Company nor any of its Subsidiaries has violated or is in violation of any Environmental Law; (B) none of the Owned Real Property or Leased Real Property (including without limitation soils and surface and ground waters) are contaminated with any Hazardous Substance in quantities which require investigation or remediation under Environmental Laws; (C) neither Company nor any of its Subsidiaries is liable for any off-site contamination; (D) neither Company nor any of its Subsidiaries has any liability or remediation obligation under any Environmental Law; (E) no assets of Company or any of its Subsidiaries are subject to pending or threatened Liens under any Environmental Law; (F) Company and its Subsidiaries have all Permits required under any Environmental Law ("Environmental Permits"); and (G) Company and its Subsidiaries are in compliance with their respective Environmental Permits.

          (p)  Taxes.  Except as specified in Section 4.1(p) of the Disclosure
               -----
Schedule:

               (i) Except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, each of Company and each Subsidiary of Company (and any affiliated or unitary group of which any such person was a member) has (A) timely filed all federal, state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed by or for it in respect of any Taxes (as hereinafter defined) and has caused such Returns as so filed to be true, correct and complete, (B) established reserves that are reflected in Company's most recent financial statements included in the Filed SEC Documents and that as so reflected are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Company and its Subsidiaries through the date hereof, and (C) timely withheld and paid over to the proper taxing authorities all Taxes and other amounts required to be so withheld and paid over. Each of Company and each Subsidiary of Company (and any affiliated or unitary group of which any such person was a member) has timely paid all Taxes that are shown as being due on the Returns referred to in the immediately preceding sentence.

               (ii) (A) There has been no taxable period since 1991 for which a Return of Company or any of its Subsidiaries has been examined by the Internal Revenue Service (the "IRS"), (B) all examinations described in clause (A) have been completed without the assertion of material deficiencies, and (C) except for alleged deficiencies which have been finally and irrevocably resolved, Company has not received formal or informal notification that any deficiency for any Taxes, the amount of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, has been or will be proposed, asserted or assessed against Company or any of its Subsidiaries by any federal, state, local or foreign taxing authority or court with respect to any period.

               (iii) Neither Company nor any of its Subsidiaries has (A) executed or entered into with the IRS or any other taxing authority any agreement or other document that continues in force and effect beyond the Effective Time and that extends or has the effect of extending the period for assessments or collection of any federal, state, local or foreign Taxes, (B) executed or entered into with the IRS or any other taxing authority any closing agreement or other similar agreement (nor has Company or any of its Subsidiaries received any ruling, technical advice memorandum or similar determination) affecting the determination of Taxes required to be shown on any Return not yet filed, or (C) requested any extension of time to be granted to file after the Effective Time any Return required by applicable law to be filed by it.

               (iv) Neither Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or any of its Subsidiaries. None of the assets of Company or any of its Subsidiaries is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as formerly in effect.

               (v) Neither Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement or similar agreement or arrangement.

               (vi) Company has not agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

               (vii) Neither Company nor any of its Subsidiaries is, or has been, a United States Real Property Holding Corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

               (viii) Except for the group of which Company is presently a member, Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation, and each of Company's Subsidiaries has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, except where Company was the common parent of such affiliated group.

               (ix) Neither Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          For purposes of this Agreement, "Taxes" shall mean all federal, state, local, foreign income, property, sales, excise, employment, payroll, franchise, withholding and other taxes, tariffs, charges, fees, levies, imposts, duties, licenses or other assessments of every kind and description, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

          (q)  Benefit Plans.  Section 4.1(q) of the Disclosure Schedule sets
               -------------
forth a true, correct and complete list of all the employee benefit plans (as that phrase is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to (or to which Company has any obligation to contribute) for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries ("Company ERISA Plans") and any other benefit or compensation plan, program or arrangement maintained or contributed to (or to which Company has any obligation to contribute) for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries (Company ERISA Plans and such other plans being referred to as "Company Plans"). Company has furnished or made available to Parent and its representatives a true, correct and complete copy of every document pursuant to which each Company Plan is established or operated (including any summary plan descriptions), a written description of any Company Plan for which there is no written document, and the three most recent annual reports, financial statements and actuarial valuations with respect to each Company Plan. Except as specified in Section 4.1(q) of the Disclosure Schedule:

               (i) none of the Company ERISA Plans is a "multiemployer plan" within the meaning of ERISA;

               (ii) none of the Company Plans promises or provides retiree health benefits or retiree life insurance benefits to any person;

               (iii) none of the Company Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement;

               (iv) neither Company nor any of its Subsidiaries has an obligation to adopt, or is considering the adoption of, any new benefit or compensation plan, program or arrangement or, except as required by law, the amendment of an existing Company Plan;

               (v)    each Company ERISA Plan intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company ERISA Plan;

               (vi) each Company Plan has been operated in accordance with its terms and the requirements of all applicable law, and no prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Company ERISA Plan;

               (vii) neither Company nor any of its Subsidiaries or members of their "controlled group" has incurred any direct or indirect liability under ERISA or the Code in connection with the termination of, withdrawal from or failure to fund, any Company ERISA Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability;

               (viii) the aggregate accumulated benefit obligations of each Company ERISA Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Company ERISA Plan and based on the discount rate and other actuarial assumptions used in such valuation) do not exceed the fair market value of the assets of such Company ERISA Plan (as of the date of such valuation);

               (ix) Company is not aware of any claims relating to the Company Plans, other than routine claims for benefits; and

               (x) None of the Company Plans provides for benefits or other participation therein, and Company has received no claims or demands for participation in or benefits under any Company Plan, by any individual classified or treated by the Company as an independent contractor;

provided, however, that the failure of the representations set forth in clauses
(v), (vi), (vii), (ix) and (x) to be true and correct shall not be deemed to be a breach of any such representation unless such failures could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (r)  Absence of Changes in Benefit Plans.  Except as disclosed in the
               -----------------------------------
Filed SEC Documents or in Section 4.1(r) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, neither Company nor any of its Subsidiaries has adopted or agreed to adopt any collective bargaining agreement or any Company Plan.

          (s)  Labor Matters.
               -------------

               (i) Except as specified in Section 4.1(s)(i) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to any employment, labor or collective bargaining agreement, and there are no employment, labor or collective bargaining agreements which pertain to employees of Company or any of its Subsidiaries. Company has heretofore made available to Parent true, complete and correct copies of the agreements set forth in Section 4.1(s)(i) of the Disclosure Schedule, together with all amendments, modifications, supplements or side letters affecting the duties, rights and obligations of any party thereunder.

               (ii) No employees of Company or any of its Subsidiaries are represented by any labor organization and, to the knowledge of Company, no labor organization or group of employees of Company or any of its Subsidiaries has made a pending demand for recognition or certification. There are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and, to the knowledge of Company, there are no organizing activities involving Company or any of its Subsidiaries pending with any labor organization or group of employees of Company or any of its Subsidiaries.

               (iii) Except as specified in Section 4.1(s)(iii) of the Disclosure Schedule, there are no (A) unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of Company or any of its Subsidiaries, or (B) complaints, charges or claims against Company or any of its Subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by Company or any of its Subsidiaries.

          (t)  Brokers.  No broker, investment banker, financial advisor or
               -------
other person, other than Adams, Harkness & Hill, the fees and expenses of which will be paid by Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Company.

          (u)  Written Opinion of Financial Advisor.  Company has received the
               ------------------------------------
written opinion of Adams, Harkness & Hill, dated August 26, 1998 (a true, correct and complete copy of which has been delivered to Parent by Company), to the effect that, based upon and subject to the matters set forth therein and as of the date thereof, the Merger Consideration is fair to the holders of Shares from a financial point of view, and such opinion has not been withdrawn or modified.

          (v)  Voting Requirements.  The affirmative votes of each of (i) the
               -------------------
holders of two-thirds of the outstanding Shares entitled to vote at the Stockholders Meeting with respect to the approval of this Agreement, taken as a whole, (ii) the affirmative vote of the holders of two-thirds of the outstanding Common Shares entitled to vote at the Stockholders Meeting with respect to the approval of this Agreement, taken separately, and (iii) the affirmative vote of the holders of two-thirds of the outstanding Preferred Shares entitled to vote at the Stockholders

Meeting with respect to the approval of this Agreement, taken separately, are the only votes of the holders of any class or series of Company's capital stock or other securities required in connection with the consummation by Company of the Merger and the other transactions contemplated hereby to be consummated by Company. The restrictions contained in Chapters 110C, 110D, 110E and 110F of the Massachusetts General Laws are not applicable to the transactions contemplated hereby, including the transactions contemplated by the Stock Option Agreement and the Stockholder Agreement.

      Section 4.2   Representations and Warranties of Parent and Merger Sub.
                    -------------------------------------------------------
Parent and Merger Sub represent and warrant to Company as follows:

          (a)  Organization, Standing and Corporate Power.  Each of Parent and
               ------------------------------------------
Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

          (b)  Authority; Noncontravention.  Parent and Merger Sub have the
               ---------------------------
requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the Executive Committee of the Board of Directors of Parent and the Board of Directors of Merger Sub and have been duly approved by Parent as sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding obligation of Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principals of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the certificate of incorporation or bylaws of Parent or Merger Sub, in each case as amended to the date of this Agreement, (ii) subject to the governmental filings and other matters referred to in Section 4.2(c), conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in Section 4.2(c), contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (c)  Consents and Approvals.  No consent, approval or authorization
               ----------------------
of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub, as the case may be, of any of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Massachusetts Articles of Merger with the Massachusetts State Secretary and the filing of the Georgia Certificate of Merger with the Georgia State Secretary and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, and (iv) any other consents, approvals, authorizations, filings or notices the failure to make or obtain which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (d)  Certain Information.  None of the information supplied or to be
               -------------------
supplied by Parent or Merger Sub specifically for inclusion in the Proxy Statement will, at the time it is so supplied, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (e)  Financing.  Parent and Merger Sub collectively have cash on hand
               ---------
or financing commitments from financially responsible third parties, or a combination thereof, in an aggregate amount sufficient to enable Parent and Merger Sub to (i) pay in full the Merger Consideration and all fees and expenses payable by Parent and Merger Sub in connection with this Agreement and the transactions contemplated thereby and (ii) satisfy and discharge such of Company's existing indebtedness as, pursuant to its terms, will become due and payable prior to its stated maturity as a result of the consummation of the transactions contemplated hereby.


                                   ARTICLE V

                         CONDUCT OF BUSINESS OF COMPANY

      Section 5.1   Conduct of Business of Company.  Except as expressly
                    ------------------------------
provided for herein, during the period from the date of this Agreement to the Effective Time, Company shall, and shall cause each of its Subsidiaries to, act and carry on its business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organizations, keep available the services of its current key officers and employees and preserve the goodwill of those engaged in material business relationships with Company, and to that end, without limiting the generality of the foregoing, Company shall not, and shall not permit any of its Subsidiaries to, without the prior consent of
Parent:

               (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its outstanding capital stock (other than, with respect to a Subsidiary of Company, to its corporate parent), (B) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (C) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares, except, in the case of this clause (C), for the acquisition of Shares from holders of Options in full or partial payment of the exercise price payable by such holder upon exercise of Options;

               (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than upon the exercise of Options outstanding on the date of this Agreement;

               (iii) amend its articles of organization, by-laws or other comparable charter or organizational documents;

               (iv) directly or indirectly acquire, make any investment in, or make any capital contributions to, any person other than in the ordinary course of business consistent with past practice;

               (v) directly or indirectly sell, pledge or otherwise dispose of or encumber any of its properties or assets that are material to its business, except for sales, pledges or other dispositions or encumbrances in the ordinary course of business consistent with past practice;

               (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to Company or any direct or indirect wholly owned Subsidiary of Company or (B) make any loans or advances to any other person, other than to Company or to any direct or indirect wholly owned Subsidiary of Company and other than routine advances to employees consistent with past practice, except, in the case of clause (A), for borrowings under the Existing Credit Agreement (as hereinafter defined) in the ordinary course of business consistent with past practice or pursuant to Advances provided for in
Section 6.11;

               (vii) grant or agree to grant to any officer, employee or consultant any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing Company Plans, except as may be required under existing agreements or by law;

               (viii) accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

               (ix) enter into or amend any employment, consulting, severance or similar agreement with any individual, except with respect to new hires of non-officer employees in the ordinary course of business consistent with past practice;

               (x) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any agreement relating to an Acquisition Proposal (as hereinafter defined);

               (xi) make any tax election or settle or compromise any income tax liability of Company or of any of its Subsidiaries involving on an individual basis more than $50,000;

               (xii) make any change in any method of accounting or accounting practice or policy, except as required by any changes in generally accepted accounting principles;

               (xiii) enter into any agreement, understanding or commitment that restrains, limits or impedes Company's ability to compete with or conduct any business or line of business;

               (xiv) except as specified in Section 5.1 of the Disclosure Schedule, plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of Company or its Subsidiaries;

               (xv) accelerate the collection of any account receivable or delay the payment of any account payable, or otherwise reduce the assets or increase the liabilities of Company or any of its Subsidiaries otherwise than in the ordinary course of business consistent with past practice, in any such case with the purpose or effect of using the resulting increase in the cash flow of Company or any of its Subsidiaries to reduce the total indebtedness of Company and its Subsidiaries for money borrowed; or

               (xvi) authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this
Section 5.1.

                                  ARTICLE VI

                             ADDITIONAL COVENANTS

      Section 6.1   Preparation of the Proxy Statement.  As soon as practicable
                    ----------------------------------
following the date hereof, Company and Parent shall jointly prepare a proxy statement (the "Proxy Statement"), in accordance with the Exchange Act and the rules and regulations under the Exchange Act, with respect to the transactions contemplated hereby. Company, Parent and Merger Sub shall cooperate with each other in the preparation of the Proxy Statement. Company and Parent shall use all reasonable efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the stockholders of Company at the earliest practicable date.

      Section 6.2   Stockholders Meeting.  Company shall take all action
                    --------------------
necessary, in accordance with the MBCL, the Exchange Act and other applicable law and its articles of organization and by-laws, to convene and hold a special meeting of the stockholders of Company (the "Stockholders Meeting") as promptly as practicable after the date hereof for the purpose of considering and voting upon this Agreement and to solicit proxies pursuant to the Proxy Statement in connection therewith. Subject to the provisions of Section 6.6(b), the Board of Directors of Company shall recommend that the holders of Shares vote in favor of the approval of this Agreement at the Stockholders Meeting and shall cause such recommendation to be included in the Proxy Statement. At the Stockholders Meeting, Parent and Merger Sub shall vote any Shares beneficially owned by them (which may be voted by them pursuant to applicable law) in favor of the approval of this Agreement.

      Section 6.3   Access to Information; Confidentiality.  Each of Parent and
                    --------------------------------------
Company shall, and shall cause each of its Subsidiaries to, afford to the other and its officers, employees, counsel, financial advisors and other representatives access during the period prior to the Effective Time to all its properties, books, contracts, commitments, Returns, personnel and records and, during such period, each of Parent and Company shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to the other such information concerning its business, properties, financial condition, operations and personnel as the other may from time to time request. Any such investigation by Parent or Company shall not affect the representations or warranties contained in this Agreement. Except as required by law, Parent and Company will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any non-public information obtained from the other in confidence to the extent required by, and in accordance with the provisions of, the letter agreement, dated June 9, 1998, between Parent and Company with respect to confidentiality and other matters.

      Section 6.4   Reasonable Best Efforts.  On the terms and subject to the
                    -----------------------
conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article VII.

      Section 6.5   Public Announcements.  Parent and Merger Sub, on the one
                    --------------------
hand, and Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, SEC filing (including without limitation the Proxy Statement) or other public statements with respect to the transactions contemplated hereby, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, by court process or by obligations pursuant to any listing agreement with any national securities exchange.

      Section 6.6   No Solicitation; Acquisition Proposals.
                    --------------------------------------

          (a) During the period from and including the date of this Agreement to and including the Effective Time, Company shall not, and shall not authorize or permit any of its Subsidiaries, or any of its or their affiliates, officers, directors, employees, agents or representatives (including without limitation any investment banker, financial advisor, attorney or accountant retained by Company or any of its Subsidiaries), to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries, any expression of interest or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal; provided, however, that nothing in this Agreement shall prohibit the Board of Directors of Company, prior to the time at which this Agreement shall have been approved by Company's stockholders, from furnishing information to, or entering into, maintaining or continuing discussions or negotiations with, any person that makes an unsolicited, bona fide written Acquisition Proposal after the date hereof if, and to the extent that, the Board of Directors of Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that (i) such Acquisition Proposal would be more favorable to Company's stockholders than the Merger, and
(ii) the failure to take such action would result in a breach by the Board of Directors of Company of its fiduciary duties to Company's stockholders under applicable law, and, prior to furnishing any non-public information to such person, Company receives from such person an executed confidentiality agreement with provisions no less favorable to Company than the letter agreement relating to the furnishing of confidential information of Company to Parent referred to in the last sentence of Section 6.3. Company shall promptly (and, in any event within 24 hours) notify Parent after receipt of any Acquisition Proposal or any request for information relating to Company or any of its Subsidiaries or for access to the properties, books or records of Company or any of its Subsidiaries by any person who has informed Company that such person is considering making, or has made, an Acquisition Proposal (which notice shall identify the person making, or considering making, such Acquisition Proposal and shall set forth the material terms of any Acquisition Proposal received), and Company shall keep Parent informed in reasonable detail of the terms, status and other pertinent details of any such Acquisition Proposal.

          (b) During the period from and including the date of this Agreement to and including the Effective Time, neither the Board of Directors of Company nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval of this Agreement or the transactions contemplated hereby or the recommendation referred to in the penultimate sentence of Section 6.2; provided, however, that nothing contained in this Agreement will prohibit the Board of Directors of Company from withdrawing or modifying the recommendation referred to in the penultimate sentence of Section 6.2 following the receipt by Company after the date hereof, under circumstances not involving any breach of the provisions of
Section 6.6(a), of an unsolicited Acquisition Proposal if, and to the extent that, the Board of Directors of Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that (i) the transactions contemplated by such Acquisition Proposal would be more favorable to Company's stockholders than the transactions contemplated hereby, and (ii) the failure to take such action would result in a breach by the Board of Directors of Company of its fiduciary duties to Company's stockholders under applicable law; and provided further that nothing contained in this Agreement will prohibit the Board of Directors of Company from, to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

          (c) Nothing in this Section 6.6, and no action taken by the Board of Directors of the Company pursuant to this Section 6.6, will (i) have any effect on Company's obligations under the first sentence of Section 6.2, which obligations shall be absolute and unconditional, (ii) permit Company to terminate this Agreement except in accordance with the provisions of Section 8.1, (iii) permit Company to enter into any agreement providing for any transaction contemplated by an Acquisition Proposal for as long as this Agreement remains in effect, or (iv) affect in any manner any other obligation of Company under this Agreement.

          (d) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer, proposal or other indication of interest regarding any of the following (other than the transactions contemplated by this Agreement or the Stock Option Agreement with Parent or Merger Sub) involving Company: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 20% percent or more of the outstanding shares of capital stock of Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      Section 6.7   Consents, Approvals and Filings.  Upon the terms and subject
                    -------------------------------
to the conditions hereof, each of the parties hereto shall (a) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act and the Exchange Act, with respect to the Merger and the other transactions contemplated hereby and (b) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby, including without limitation using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with Company and its Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated hereby and to fulfill the conditions to the Merger; provided, however, that in no event shall Parent or any of its Subsidiaries be required to agree or commit to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets (tangible or intangible) or any business interest of it or any of its Subsidiaries (including without limitation the Surviving Corporation after consummation of the Merger) in connection with or as a condition to receiving the consent or approval of any Governmental Entity (including without limitation under the HSR Act). In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

      Section 6.8   Board Action Relating to Stock Option Plans.  As soon as
                    -------------------------------------------
practicable following the date of this Agreement, the Board of Directors of Company (or, if appropriate, any committee administering a Stock Option Plan) shall adopt such resolutions and take such actions as may be required to cause each outstanding Option to be automatically converted, at the Effective Time, into a Substitute Option in accordance with Section 2.2 and shall make such other changes to the Stock Option Plans as it deems appropriate to give effect to the Merger (subject to the approval of Parent, which shall not be unreasonably withheld).

      Section 6.9   Employee Benefit Matters.
                    ------------------------

          (a) From and after the Effective Time, Parent shall, and shall cause its Subsidiaries (including the Surviving Corporation) to, honor and provide for payment of all accrued obligations and benefits under all Company Plans and employment or severance agreements between Company and persons who are or had been employees of Company or any of its Subsidiaries at or prior to the Effective Time ("Covered Employees"), all in accordance with their respective terms.

          (b) From and after the Effective Time, Parent shall, and shall cause its Subsidiaries (including the Surviving Corporation) to, provide Covered Employees who remain in the employ of Parent or any such Subsidiary employee benefits that are reasonably comparable to the employee benefits provided to similarly situated employees of Parent or any such Subsidiary who are not Covered Employees. To the extent that Covered Employees are included in any benefit plan of Parent or its Subsidiaries, Parent agrees that the Covered Employees shall receive credit under such plan (other than any such plan providing for sabbaticals) for service prior to the Effective Time with Company and its Subsidiaries to the same extent such service was counted under similar Company Plans for purposes of eligibility, vesting, eligibility for retirement (but not for benefit accrual) and, with respect to vacation, disability and severance, benefit accrual. To the extent that Covered Employees are included in any medical, dental or health plan other than the plan or plans they participated in at the Effective Time, Parent agrees that any such plans shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Company Plan at the Effective Time, and shall provide credit for any deductibles and co-payments applied or made with respect to each Covered Employee in the calendar year of the change.

          (c) Notwithstanding anything in this Agreement to the contrary, from and after the Effective Time, the Surviving Corporation will have sole discretion over the hiring, promotion, retention, firing and other terms and conditions of the employment of employees of the Surviving Corporation. Except as otherwise provided in this Section 6.9, nothing herein shall prevent Parent or the Surviving Corporation from amending or terminating any Company Plan in accordance with its terms.

      Section 6.10  Indemnification; Directors' and Officers' Insurance.
                    ---------------------------------------------------

          (a) For a period of five years after the Effective Time, the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of Merger Sub as in effect on the date of this Agreement (true, correct and complete copies of which have been provided to Company) shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Company in respect of actions or omissions occurring at or prior to the Effective Time (including without limitation the transactions contemplated by this Agreement), unless such modification is required by law.

          (b) For a period commencing at the Effective Time and expiring not later than the fifth anniversary of the Effective Time, Parent shall cause to be maintained in effect policies of directors' and officers' liability insurance, for the benefit of those persons who are covered by Company's directors' and officers' liability insurance policies at the Effective Time, providing coverage with respect to matters occurring prior to the Effective Time that is at least equal to the coverage provided under Company's current directors' and officers' liability insurance policies, to the extent that such liability insurance can be maintained at an annual cost to Parent not greater than 150 percent of the premium for the current Company directors' and officers' liability insurance; provided that if such insurance cannot be so maintained at such cost, Parent shall maintain as much of such insurance as can be so maintained at a cost equal to 150 percent of the current annual premiums of Company for such insurance.

      Section 6.11  Credit Arrangements.
                    -------------------

          (a) During the period from and after the date hereof to the earlier of the Effective Time and the termination of this Agreement pursuant to Section 8.1, Company shall not (i) modify, amend or supplement, or waive any rights under or in relation to, or enter into any agreement or arrangement inconsistent with, the Forbearance Agreement, the Overadvance Note or the Loan Documents (or request any of the foregoing from Silicon Valley Bank), (ii) make any payments on account of any outstanding borrowings or other obligations under the Loan Documents, except (A) mandatory payments of accrued interest on outstanding principal balances under the Loan Documents as contemplated by Section 5(b) and
Section 7 of the Forbearance Agreement and (B) mandatory payments in respect of Overadvances as contemplated by Section 6 of the Forbearance Agreement, or (iii) effect any advance under the Overadvance Facility (each, an "Advance"), except with Parent's prior written consent obtained in accordance with the provisions of Section 6.11(b).

          (b) Company may request that Parent consent to one or more Advances to be used by Company solely to finance its working capital requirements in the ordinary course of business consistent with past practice. Each request for Parent's consent to an Advance under this Section 6.11(b) shall set forth the proposed amount thereof, the intended use of the proceeds thereof and confirmation that the conditions set forth in Section 6.11(c) are then satisfied (it being understood that Company shall request an Advance only to the extent that Company's other uncommitted sources of working capital are at the time inadequate to satisfy Company's working capital requirements). Subject to Company's compliance with this Section 6.11(b) and the satisfaction of the conditions set forth in Section 6.11(c), Parent shall consent to an Advance so long as the making of such Advance would not result in all Advances in the aggregate exceeding $3,000,000; provided, however, that Parent, in its sole and absolute discretion, may consent to one or more Advances that would result in all Advances in the aggregate exceeding $3,000,000 or at a time when all Advances in the aggregate already exceed $3,000,000.

          (c) The obligation of Parent to consent to any Advance shall be subject to the satisfaction on the date that any Advance is to be made (an "Advance Date") of the following conditions:

              (i) The Forbearance Agreement, the Overadvance Note and the Loan Documents shall be in full force and effect without modification, amendment or supplement, and neither Company nor Silicon Valley Bank shall have (A) waived any rights thereunder without Parent's prior written consent or (B) taken or omitted to take (or expressed any intention to take or omit to take) any action in contravention thereof.

               (ii) Company shall not have taken or omitted to take (or expressed any intention to take or omit to take) any action in contravention of the provisions of this Section 6.11 or the Cash Management Plan set forth in Annex 6.11 to this Agreement.

               (iii) All conditions to the obligations of Parent and Merger Sub to effect the Merger set forth in Section 7.1(b) and Sections 7.2(a), 7.2(b), 7.2(c) and 7.2(d) shall have been satisfied (with the references in Sections 7.2(a) and 7.2(b) to the "Closing Date" being deemed for purposes of this Section 6.11(b)(ii) to be references to the applicable Advance Date).

               (iv) From the date hereof to the applicable Advance Date, neither Company nor any of its Subsidiaries or any of its or their affiliates, officers, directors, employees, agents or representatives (including without limitation any investment banker, financial advisor, attorney or accountant retained by Company or any of its Subsidiaries) shall have (A) initiated, solicited or encouraged (including by way of providing information or assistance), or taken any other action to facilitate, any inquiries, any expression of interest or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or (B) entered into, maintained or continued discussions or negotiated with any person in furtherance of such inquiries or to obtain an Acquisition Proposal or agreed to or endorsed any Acquisition Proposal.

               (v) The making of an Advance to Company shall not cause a default or event of default to occur under the Forbearance Agreement, the Overadvance Note, the Loan Documents or any other obligations of Company or any of its Subsidiaries for borrowed money or evidenced by indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes or other contracts relating to the borrowing of money.

               (vi) If a default or event of default has occurred and is continuing under any indenture, credit agreement, security agreement, mortgage, guaranty, promissory note or other contract relating to the borrowing of money (including the Forbearance Agreement, the Overadvance Note and the Loan Documents) to which the Company is a party, Company shall have obtained a written waiver of such default or event of default or a forbearance agreement, in each case in form and substance reasonably satisfactory to Parent.

          (d) Neither Parent nor Merger Sub nor any of their respective affiliates, directors, officers, employees or agents shall have any liability to Company or any other person in connection with any action taken or omitted to be taken under this Section 6.11 or in connection with any Advance or request for an Advance; provided, however, without limiting the generality or effect of Sections 8.1(c) and 8.2, that nothing contained in this Section 6.11(d) shall relieve Parent of liability for any willful or intentional breach by Parent of this Section 6.11.


                                  ARTICLE VII

                             CONDITIONS PRECEDENT

      Section 7.1   Conditions to Each Party's Obligation to Effect the Merger.
                    ----------------------------------------------------------
The respective obligation of each party to effect the Merger is subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval.  This Agreement shall have been approved by
              --------------------
the affirmative vote of the holders of the requisite number of shares of capital stock of Company in the manner required pursuant to Company's articles of organization and by-laws, the MBCL and other applicable law.

          (b) No Injunctions or Restraints.  No temporary restraining order,
              ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall have complied with its obligations under Section 6.7.

          (c) HSR Act.  All necessary waiting periods under the HSR Act
              -------
applicable to the Merger shall have expired or been earlier terminated.

      Section 7.2   Conditions to Obligations of Parent and Merger Sub.  The
                    --------------------------------------------------
obligation of each of Parent and Merger Sub to effect the Merger is further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Company contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section 7.2 not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Company, with the same effect as though such representations and warranties were made as of the Closing Date, and Parent and Merger Sub shall have received a certificate signed on behalf of Company by an authorized officer of Company to such effect.

          (b) Performance of Obligations of Company.  Company shall have
              -------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate signed on behalf of Company by an authorized officer of Company to such effect.

          (c) No Material Adverse Change.  Since the date of this Agreement,
              --------------------------
Company and its Subsidiaries, taken as a whole, shall not have experienced any Material Adverse Change.

          (d) Certain Litigation.  There shall not be pending or threatened any
              ------------------
suit, action or proceeding seeking to restrain or prohibit the Merger or seeking to obtain from Parent or Company or any of their respective affiliates in connection with the Merger any material damages, or seeking any other relief that, following the Merger, would materially limit or restrict the ability of Parent and its Subsidiaries to own and conduct both the assets and businesses owned and conducted by Parent and its Subsidiaries prior to the Merger and the assets and businesses owned and conducted by Company and its Subsidiaries prior to the Merger.

          (e) Consents.  All consents, authorizations, orders and approvals of
              --------
(or filings or registrations with) any Governmental Entity or any other person required to be obtained or made prior to the Effective Time in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for the filing of the articles of merger pursuant to
Section 1.3 and except where the failure to have obtained or made such consents, authorizations, orders, approvals, filings or registrations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or the Surviving Corporation.

          (f) Insurance.  Parent and Company shall have received written
              ---------
confirmation reasonably satisfactory to Parent from the insurers identified on Annex 7.2 to this Agreement as to the matters set forth on such Annex.

          (g) Termination or Modification of Certain Agreements.  Each of the
              -------------------------------------------------
Agreement, dated December 1, 1996, between Company and SciTools Inc. (formerly known as Scientific Toolworks, Inc.) relating to ADA Professional Developers Tool, as amended, the Agreement, dated August 12, 1997, between Company and Proforma Corporation relating to Provision Workbench/BPR Modelers, as amended, and the Agreement, dated January 1, 1998, between Company and Mesa Systems Guild, Inc. relating to Mesa/Teamwork Model Bridge, as amended, shall have been terminated or modified on terms reasonably satisfactory to Parent.

          (h) Certain Actions by Secured Lender.  Silicon Valley Bank shall not
              ---------------------------------
have exercised any rights or remedies or taken any other action under or in respect of the Loan Documents or the Overadvance Note (as such terms are hereinafter defined) and shall not have failed to make any Advance requested by Company and consented to by Parent pursuant to Section 6.11.

      Section 7.3   Conditions to Obligation of Company.  The obligation of the
                    -----------------------------------
Company to effect the Merger is further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of each of Parent and Merger Sub contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section 7.3 not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on the economic benefits to be realized by the holders of Shares as a result of the consummation of the Merger, with the same effect as though such representations and warranties were made as of the Closing Date, and Company shall have received a certificate signed on behalf of Parent and Merger Sub by an authorized officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Merger Sub.  Each of
              ---------------------------------------------------
Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized officer of Parent to such effect.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

      Section 8.1   Termination.
                    -----------

          (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Company, in any one of the following circumstances:

              (i) By mutual written consent duly authorized by the Boards of Directors of Parent and Company.

              (ii) By Parent or Company, if the Effective Time shall not have occurred on or before December 31, 1998, otherwise than as a result of any material breach of any provision of this Agreement by the party seeking to effect such termination.

              (iii) By Parent or Company, if any federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that neither party may terminate this Agreement pursuant to this Section 8.1(a)(iii) if it has not complied with its obligations under Section 6.7.

              (iv) By Parent or Company, if the Stockholders Meeting shall have been held and this Agreement shall not have been approved by the affirmative vote of the holders of the requisite number of shares of capital stock of Company, provided that Company may not terminate this Agreement pursuant to this
Section 8.1(a)(iv) unless it shall have paid to Parent the Fee provided for in
Section 8.1(b).

               (v) By Parent, if (A) the Board of Directors of Company or any committee thereof shall have (1) withdrawn or modified, in a manner adverse to Parent or Merger Sub, its approval of this Agreement or the transactions contemplated hereby or the recommendation referred to in the penultimate sentence of Section 6.2, (2) approved, endorsed or recommended to its stockholders an Acquisition Proposal, or (3) resolved to do any of the foregoing or (B) if the Stockholders Meeting shall not have been held by October 31, 1998 as a result of a breach by Company of its obligations under Section 6.2.

              (vi) By Parent or Company, if (A) the other party shall have failed to comply in any material respect with any of the material covenants and agreements contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, and such failure continues for 20 business days after the actual receipt by such party of a written notice from the other party setting forth in detail the nature of such failure, or (B) the representations and warranties of the other party contained in this Agreement, which representations and warranties shall be deemed for purposes of this
Section 8.1(a)(vi) not to include any qualification or limitation with respect to materiality (whether by reference to a "Material Adverse Effect" or otherwise), shall have been untrue in any respect on the date when made (or in the case of any representations and warranties that are made as of a different date, as of such different date) and the matters in respect of which such representations and warranties shall have been untrue, in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on such other party.

          (b)     If this Agreement is terminated pursuant to:

                  (i)   Section 8.1(a)(iv); or

                  (ii)  Section 8.1(a)(v);

then, in such event, Company shall pay to Parent prior to such termination, in the case of termination by Company pursuant to Section 8.1(a)(iv), or promptly (and in any event within three business days) after such termination, in the case of termination by Parent pursuant to Section 8.1(a)(iv) or Section 8.1(a)(v), a fee in the amount of $570,000 (the "Fee"), which amount shall be payable in immediately available funds.

          (c) If this Agreement is terminated by Company pursuant to Section 8.1(a)(vi), then, in such event, (i) Parent shall pay to or for the account of Company promptly (and in any event within three business days) after such termination, an amount in immediately available funds equal to $570,000 (the "Liquidated Damages Amount") to be applied as follows: (i) first, to any accrued and unpaid interest on any then-outstanding Advances, (ii) next, to the principal amount of any then-outstanding Advances, and (iii) finally, to the extent not applied pursuant to clauses (i) and/or (ii), to an account specified by Company for such purpose. Notwithstanding anything in this Agreement to the contrary, the payment of the Liquidated Damages Amount pursuant to the immediately preceding sentence shall be the sole and exclusive remedy of Company for any and all damages arising or resulting from or relating to any of the matters referred to in Section 8.1(a)(vi) and, upon compliance by Parent with its obligations (if any) under this Section 8.1(c), none of Parent, Merger Sub, any other Subsidiary of Parent or any of their respective officers, directors, employees, agents, representatives or stockholders shall have any liability or further obligation to Company or any of its officers, directors, employees, agents, representatives or stockholders, or to any other person in respect of any such matters.

      Section 8.2   Effect of Termination.  In the event of the termination and
                    ---------------------
abandonment of this Agreement pursuant to Section 8.1(a) hereof, this Agreement (except for the provisions of Section 4.1(t), the last sentence of Section 6.3, paragraphs (b) and (c) of Section 8.1, this Section 8.2 and Article IX) shall forthwith become void and cease to have any force or effect, without any liability on the part of any party hereto or any of its affiliates; provided, however, that nothing in this Section 8.2 shall relieve any party to this Agreement of liability for any willful or intentional breach of this Agreement.

      Section 8.3   Amendment.  Subject to any applicable provisions of the
                    ---------
MBCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of this Agreement at the Stockholders Meeting, no amendment shall be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be modified or amended except by written agreement executed and delivered by duly authorized officers of each of the respective parties.

      Section 8.4   Extension; Waiver.  At any time prior to the Effective Time,
                    -----------------
the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to Section 8.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      Section 8.5   Procedure for Termination, Amendment, Extension or Waiver.
                    ---------------------------------------------------------
A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of Parent, Merger Sub or Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      Section 9.1   Nonsurvival of Representations and Warranties.  None of the
                    ---------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      Section 9.2   Fees and Expenses.  Whether or not the Merger shall be
                    -----------------
consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, except that each of Company and Parent shall bear and pay one-half of the costs and expenses incurred in connection with the filing of the premerger notification and report forms under the HSR Act (including filing fees).

      Section 9.3   Definitions.  For purposes of this Agreement:
                    -----------

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "business day" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close;

          (c) "Common Merger Consideration" means the amount of cash the right to receive which a Common Share shall be converted into at the Effective Time pursuant to Section 2.1(c).

          (d) "Conversion Factor" means an amount equal to the quotient obtained by dividing the Common Merger Consideration by $21.50 (i.e., the closing price
                                                       ----
for shares of Parent Common Stock on August 26, 1998).

          (e) "Disclosure Schedule" means the disclosure schedule delivered by each party to the other simultaneously with the execution of this Agreement;

          (f) "Environmental Laws" means any federal, state or local law relating to: (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) otherwise relating to pollution of the environment or the protection of human health;

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated by the SEC pursuant thereto;

          (h) "Forbearance Agreement" means the Forbearance Agreement, dated as of August 27, 1998, among Silicon Valley Bank, Company, Cayenne Software Limited, Bachman GmbH and Cadre Technologies;

          (i) "Hazardous Substances" means: (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products including crude oil and any fractions thereof;
(iii) natural gas, synthetic gas and any mixtures thereof; (iv) radon; (v) any other contaminant; and (vi) any substance with respect to which any Governmental Entity requires environmental investigation, monitoring, reporting or remediation;

          (j) "knowledge" means the actual knowledge of any executive officer of Company or Parent, as the case may be;

          (k) "Liens" means, collectively, all pledges, claims, liens, charges, mortgages, conditional sale or title retention agreements, hypothecations, collateral assignments, security interests, easements and other encumbrances of any kind or nature whatsoever;

          (l) "Loan Documents" has the meaning ascribed thereto in the Forbearance Agreement, as such Loan Documents are modified by the Forbearance Agreement;

          (m) "Material Adverse Change" means any one or more changes, events or occurrences which have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company; provided, however, that, solely for purposes of this definition insofar as it relates to changes, events, or occurrences after the date hereof and, subject to the next following proviso, no effect that is directly attributable to (i) the performance by Company of its covenants hereunder, (ii) decreases in Company's consolidated revenues, or (iii) the inability of Company or any of its Subsidiaries to collect their respective accounts receivable after making collection efforts consistent with past practice shall be deemed to constitute a Material Adverse Effect on Company; provided, further, however, that the inability of Company to pay its debts when the same are due and payable (whether or not in the ordinary course of business or as a result of any action by any person (other than a breach by Parent of its obligations under Section 6.11) that affects the time at which such obligations are due and payable) shall in all events be deemed to constitute a Material Adverse Effect on Company for purposes of this definition;

          (n) a "Material Adverse Effect" with respect to any person means a material adverse effect on (i) the ability of such person to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the condition (financial or otherwise), assets, liabilities (actual or contingent), results of operations or business of such person and its Subsidiaries taken as a whole;

          (o) the "NYSE" means the New York Stock Exchange;

          (p) "Overadvance Facility" has the meaning ascribed thereto in the Forbearance Agreement;

          (q) "Overadvance Note" has the meaning ascribed thereto in the Forbearance Agreement;

          (r) a "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

          (s) "Preferred Merger Consideration" means the amount of cash the right to receive which a Preferred Share shall be converted into at the Effective Time pursuant to Section 2.1(c).

          (t) "Preferred Stockholders" means Integral Capital Partners III, L.P., Integral Capital Partners International III, L.P., Winston Partners L.P., Winston II LLC and Winston II LDC;

          (u) "Securities Act" means the Securities Act of 1933, as amended, including the rules and regulations promulgated by the SEC pursuant thereto;

          (v) a "Subsidiary" of any person means any other person of which (i) the first mentioned person or any Subsidiary thereof is a general partner, (ii) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other person is held by the first mentioned person and/or by any one or more of its Subsidiaries, or (iii) at least 50% of the equity interests of such other person is, directly or indirectly, owned or controlled by such first mentioned person and/or by any one or more of its Subsidiaries.

      Section 9.4   Notices.  All notices, requests, claims, demands and other
                    -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (i)   if to Parent or to Merger Sub, to

                      Sterling Software, Inc.
                      300 Crescent Court
                      Suite 1200
                      Dallas, Texas 75201
                      Attention:      Don J. McDermett, Jr., Esq.
                      Telecopy:       (214) 981-1265

                      with a copy (which shall not constitute notice) to:

                      Jones, Day, Reavis & Pogue
                      2300 Trammell Crow Center
                      2001 Ross Avenue
                      Dallas, Texas  75201
                      Attention: Mark E. Betzen, Esq.
                      Telecopy:  (214) 969-5100

                (ii)  if to Company, to

                      Cayenne Software, Inc.
                      14 Crosby Drive
                      Bedford, Massachusetts 07130
                      Attention: Frederick H. Phillips
                      Telecopy:  (781) 280-6018

                      with a copy (which shall not constitute notice) to:

                      Ropes & Gray
                      One International Place
                      Boston, Massachusetts  02110
                      Attention: Peter H. Dodson, Esq.
                      Telecopy:  (617) 951-7050

      Section 9.5   Interpretation.  When a reference is made in this Agreement
                    --------------
to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

      Section 9.6   Entire Agreement; Third-Party Beneficiaries.  This Agreement
                    -------------------------------------------
constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (except for the letter agreement referenced in the last sentence of Section 6.3 and the Stock Option Agreement). This Agreement is not intended to confer upon any person (including without limitation any employees or former employees of Company), other than the parties hereto, any rights or remedies.

      Section 9.7   Governing Law.  Except to the extent necessarily governed by
                    -------------
the GBCC, this Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      Section 9.8   Assignment.  Neither this Agreement nor any of the rights,
                    ----------
interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Parent and/or Merger Sub may assign this Agreement to any direct or indirect wholly owned Subsidiary of Parent without the prior consent of Company; provided that Parent and/or Merger Sub, as the case may be, shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      Section 9.9   Enforcement. Irreparable damage would occur in the event
                    -----------
that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any appropriate state court in The Commonwealth of Massachusetts or federal court in Suffolk County in The Commonwealth of Massachusetts, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) shall submit itself to the personal jurisdiction of any appropriate state court in The Commonwealth of Massachusetts or federal court in Suffolk County in The Commonwealth of Massachusetts in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than any appropriate state court in The Commonwealth of Massachusetts or federal court in Suffolk County in The Commonwealth of Massachusetts.

      Section 9.10  Severability.  Whenever possible, each provision or portion
                    ------------
of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

      Section 9.11  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                            [signature page follows]

     IN WITNESS WHEREOF, Parent, Merger Sub and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                              STERLING SOFTWARE, INC.


                              By:  /s/ Don J. McDermett, Jr.
                                   --------------------------------------------
                                   Don J. McDermett, Jr.
                                   Senior Vice President and General Counsel


                              STERLING SOFTWARE (SOUTHERN), INC.


                              By:  /s/ Don J. McDermett, Jr.
                                   --------------------------------------------
                                   Don J. McDermett, Jr.
                                   Vice President and Secretary


                              CAYENNE SOFTWARE, INC.


                              By:  /s/ John J. Alexander
                                   --------------------------------------------
                                   John J. Alexander
                                   President and Chief Executive Officer

                                                                      APPENDIX B
                                                                      ----------



August 26, 1998

Board of Directors
Cayenne Software, Inc.
14 Crosby Drive
Bedford, MA 01730

Members of the Board:

You have requested our opinion (the "Fairness Opinion"), as investment bankers, as to the fairness, from a financial point of view, to both Cayenne Software, Inc. (the "Company") and the shareholders of the Company of the consideration to be received by the Company's shareholders in connection with the proposed merger (the "Merger") of the Company with and into Sterling Software (Southern), Inc., a wholly owned subsidiary ("Merger Sub") of Sterling Software, Inc. ("Sterling"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, Merger Sub and Sterling. Adams, Harkness & Hill, Inc. ("AH&H"), as part of its investment banking activities, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

At the effective time of the Merger: (i) each share of the Company's Series D Convertible Preferred Stock, par value $1.00 per share (the "Preferred Shares") issued and outstanding immediately prior to the effective time of the Merger, other than any Preferred Shares owned by the Company or any subsidiary of the Company or by Sterling, Merger Sub or any other subsidiary of Sterling, or held by any shareholder who has the right to demand, and who properly demands, payment for such Preferred Shares under the Massachusetts General Corporation Law, will be converted into the right to receive $20.00 upon surrender of the certificate at or subsequent to the effective time of the Merger; and (ii) each share of the Company's common stock, par value $.01 per share (the "Common Shares"), issued and outstanding immediately prior to the effective time of the Merger, other than any Common Shares owned by the Company or any subsidiary of the Company or by Sterling, Merger Sub or any other subsidiary of Sterling, or held by any shareholder who has the right to demand, and who properly demands, payment for such Common Shares under the Massachusetts General Corporation Law, will be converted into the right to receive $0.375 upon surrender of the certificate at or subsequent to the effective time of the Merger, provided, however, that in the event that there shall be outstanding at the effective time of the Merger any cash advances made to the Company with Sterling's consent pursuant to the terms of the Merger Agreement, the amount of cash into which each Common Share will be converted will be reduced by an amount (rounded to the nearest one-tenth of a cent) equal to the quotient obtained by dividing (a) the aggregate amount of such outstanding cash advances by (b) 21,333,398. The Merger Agreement stipulates that the maximum amount of cash advances to which Sterling is obligated to consent is $3.0 million, which, if outstanding at the effective date of the Merger and, based on the current

                                                              Board of Directors
                                                          Cayenne Software, Inc.
                                                                 August 26, 1998
                                                                     Page 2 of 3


21,333,398 Common Shares outstanding, would result in each Common Share being converted to the right to receive $0.234.

In developing the Fairness Opinion, AH&H has among other activities: (i) reviewed the Company's Annual Reports, Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1997, and the Company's Reports on Form 10-Q and the related unaudited financial information for the six month period ending June 30, 1998; (ii) reviewed Sterling's Annual Reports, Reports on Form 10-K and related financial information for the three fiscal years ended September 30, 1997, and Sterling's Reports on Form 10-Q and the related unaudited financial information for the nine month period ended June 30, 1998; (iii) analyzed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company; (iv) reviewed certain information relating to prior periods concerning the business, earnings and assets of the Company furnished to AH&H by the Company; (v) conducted due diligence discussions with members of senior management of the Company and Sterling, and discussed with members of senior management of the Company and Sterling their views regarding future business, financial and operating benefits arising from the Merger; (vi) reviewed the historical market prices and trading activity for the Company's Common Stock and Sterling's Common Stock and compared them with that of certain publicly traded companies (the "Peer Group") deemed by AH&H to be relevant and comparable to the Company and Sterling, respectively; (vii) compared the results of operations of the Company and Sterling with that of the Peer Group; (viii) compared the financial terms of the Merger with the financial terms of certain other mergers and acquisitions deemed to be relevant and comparable to the Merger; (ix) participated in certain discussions among representatives of the Company and Sterling, and their financial and legal advisors; (x) reviewed the Merger Agreement in draft form, and the Option Agreement between Sterling and the Company in draft form; and (xi) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

Our Fairness Opinion as expressed herein is limited to the fairness, from a financial point of view, of the proposed consideration and does not address the Company's underlying business decision to engage in the Merger. Our Fairness Opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the Merger. In connection with our review and in arriving at our Fairness Opinion, we have not independently verified any information received from the Company, have relied on such information, and have assumed that all such information is complete and accurate in all material respects. With respect to any internal forecasts reviewed relating to the prospects of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance and cash requirements of the Company. Our Fairness Opinion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of the Company as known to us on the date hereof. We have not conducted, nor have we received copies of, any independent valuation or appraisal of any of the assets of the Company. In addition, we have assumed, with your consent, that the terms set forth

                                                              Board of Directors
                                                          Cayenne Software, Inc.
                                                                 August 26, 1998
                                                                     Page 3 of 3


in the executed Merger Agreement will not differ materially from the proposed terms provided to us in the August 24, 1998 draft Merger Agreement.

It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the transactions contemplated by the Merger Agreement.

Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the consideration is fair, from a financial point of view, to the Company and the Company's shareholders.

Sincerely,

ADAMS, HARKNESS & HILL, INC.

By: /s/ Timothy J. McMahon
   ------------------------
Timothy J. McMahon
Managing Director

                                                                      APPENDIX C
                                                                      ----------



                            APPRAISAL RIGHTS STATUTE


                             SECTIONS 85 THROUGH 98
                                   INCLUSIVE
                                     OF THE
                            BUSINESS CORPORATION LAW
                                     OF THE
                         COMMONWEALTH OF MASSACHUSETTS
                               __________________

SECTION 85.  Dissenting stockholder; right to demand payment for Stock;
exception

     A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his Stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of Stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

SECTION 86.  Sections applicable to appraisal; prerequisites

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SECTION 87. Statement of rights of objecting stockholders in notice of meeting; form

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his Stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their Stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

     "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SECTION 88.  Notice of effectiveness of action objected to

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his Stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SECTION 89.  Demand for payment; time for payment

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his Stock, the corporation upon which such demand is made shall pay to him the fair value of his Stock within thirty days after the expiration of the period during which such demand may be made.

SECTION 90.  Demand for determination of value; bill in equity; venue

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such Stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the Stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held Stock had or has its principal office in the commonwealth.

SECTION 91.  Parties to suit to determine value; service

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SECTION 92.  Decree determining value and ordering payment; valuation date

     After hearing the court shall enter a decree determining the fair value of the Stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such Stock if certificated or, if not certificated, upon receipt of an instruction transferring such Stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SECTION 93.  Reference to special master

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SECTION 94.  Notation on Stock certificates of pendency of bill

     On motion the court may order stockholder parties to the bill to submit their certificates of Stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any not certificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SECTION 95.  Costs; interest

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SECTION 96.  Dividends and voting rights after demand for payment

     Any stockholder who has demanded payment for his Stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such Stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the Stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

          (1) A bill shall not be filed within the time provided in section ninety;

          (2)  A bill, if filed, shall be dismissed as to such stockholder; or

          (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his Stock as provided in this chapter.

SECTION 97.  Status of shares paid for

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury Stock or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury Stock or securities.

SECTION 98.  Exclusive remedy; exception

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

          [FORM OF PROXY FOR USE BY HOLDERS OF CAYENNE CAPITAL STOCK]

                             CAYENNE SOFTWARE, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            CAYENNE SOFTWARE, INC.

 FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 23, 1998

The undersigned holder of shares of capital Stock of Cayenne Software, Inc. ("Cayenne") hereby appoints John J. Alexander and Frederick H. Phillips, and each of them, as proxies of the undersigned, with full power of substitution and resubstitution, to represent and vote as set forth herein all of the shares of capital stock of Cayenne held of record by the undersigned on September 16, 1998 at the Special Meeting of Stockholders of Cayenne to be held on Friday, October 23, 1998, at 9:00 a.m., local time, at the offices of Ropes & Gray, 36th Floor, One International Place, Boston, Massachusetts 02110, and at any and all postponements and adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE OTHER SIDE HEREOF.



                      (Continued, and to be dated and signed, on the other side)

[X] Please mark your
    vote as in this example.

      THE DIRECTORS OF CAYENNE SOFTWARE, INC. UNANIMOUSLY RECOMMEND
                    A VOTE FOR THE FOLLOWING PROPOSAL
--------------------------------------------------------------------------------

Approval of an Agreement and Plan of Merger, dated as of August 27, 1998 (the "Merger Agreement"), among Sterling Software, Inc., a Delaware corporation ("Sterling Software"), Sterling Software (Southern), Inc., a Georgia corporation and a wholly owned subsidiary of Sterling Software ("Merger Sub"), and Cayenne Software, Inc., a Massachusetts corporation ("Cayenne"), pursuant to which Cayenne will be merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation and remaining a wholly owned subsidiary of Sterling Software.

        FOR [ ]                    AGAINST [ ]                ABSTAIN [ ]
--------------------------------------------------------------------------------
                                       This proxy should be dated, signed by the stockholder as his or her name appears below, and returned promptly in the enclosed envelope. Joint owners should each sign personally, and trustees and others signing in a representative capacity should indicate the capacity in which they sign.


                                       Dated:
                                             ----------------------------------



                                       ----------------------------------------
                                                Signature of Stockholder


                                       ----------------------------------------
                                                Signature of Stockholder




      USING BLUE OR BLACK INK, PLEASE MARK, SIGN, AND PROMPTLY RETURN THIS PROXY CARD AND THE ACCOMPANYING INVESTOR LETTER IN THE ENVELOPE PROVIDED